Exhibit 10.1

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND ARE BEING FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN A CONFIDENTIAL TREATMENT REQUEST UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. THE SYMBOL “[***]” IN THIS EXHIBIT INDICATES THAT INFORMATION HAS BEEN OMITTED.

CREDIT AGREEMENT

among

SAExploration HOLDINGS, INC.,

as Parent,

SAExploration, Inc.,

SAExploration Seismic Services (US), LLC, and

NES, LLC,

as the Borrowers,

VARIOUS LENDERS,

and

CP ADMIN CO LLC,

as ADMINISTRATIVE AGENT

Dated as of November 28, 2012

CP ADMIN CO LLC,

as LEAD ARRANGER and BOOK RUNNER

i

CREDIT AGREEMENT, dated as of November 28, 2012 among SAExploration Holdings, Inc., a Delaware corporation (“Parent”), SAExploration, Inc., a Delaware corporation (“SAE”), SAExploration Seismic Services (US), LLC, a Delaware limited liability company (the “Delaware Subsidiary Borrower”) and NES, LLC, an Alaskan limited liability company (the “Alaskan Subsidiary Borrower” and, together with SAE and the Delaware Subsidiary Borrower, the “Co-Borrowers” or the “Borrowers”) the Lenders party hereto from time to time, CP Admin Co LLC, as Administrative Agent, and CP Admin Co LLC, as Lead Arranger. All capitalized terms used herein and defined in Section 1.01 are used herein as therein defined.

WITNESSETH:

WHEREAS, subject to and upon the terms and conditions set forth herein, the Lenders are willing to make available to the Borrowers the respective credit facilities provided for herein;

NOW, THEREFORE, IT IS AGREED:

SECTION 1.     Definitions and Accounting Terms.

1.01.     Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Acquired Entity or Business” shall mean either (x) the assets constituting a business, division or product line of any Person not already a Subsidiary of any of the Borrowers or (y) 100% of the Equity Interests of any such Person, which Person shall, as a result of the acquisition of such Equity Interests, become a Wholly-Owned Domestic Subsidiary of any of the Borrowers (or shall be merged with and into any of the Borrowers or another Wholly-Owned Domestic Subsidiary of such Borrower that is a Subsidiary Guarantor, with such Borrower or such Subsidiary Guarantor being the surviving or continuing Person).

“Additional Lender” shall have the meaning provided in Section 2.09.

“Additional Loans” shall have the meaning provided in Section 2.09.

“Additional Security Documents” shall have the meaning provided in Section 7.12.

“Adjusted Consolidated Net Income” shall mean, for any period, Consolidated Net Income for such period plus the sum of the amount of all net non-cash charges (including, without limitation, depreciation, amortization, deferred tax expense and non-cash interest expense) and net non-cash losses which were included in arriving at Consolidated Net Income for such period, less the amount of all net non-cash gains and non-cash credits which were included in arriving at Consolidated Net Income for such period.

“Adjusted Consolidated Working Capital” shall mean, at any time, Consolidated Current Assets (but excluding therefrom all cash and Cash Equivalents) less Consolidated Current Liabilities at such time.

“Administrative Agent” shall mean CP Admin Co LLC, in its capacity as Administrative Agent for the Lenders hereunder and under the other Credit Documents, and shall include any successor to the Administrative Agent appointed pursuant to Section 10.09.

“Administrative Borrower” shall mean SAE.

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power (i) to vote 5% or more of the securities having ordinary voting power for the election of directors (or equivalent governing body) of such Person or (ii) to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that none of the Administrative Agent, any Lender or any of their respective Affiliates shall be considered an Affiliate of Parent or any Subsidiary thereof.

“Aggregate Consideration” shall mean, with respect to any Permitted Acquisition, the sum (without duplication) of (i) the fair market value of the Parent Common Stock (based on the good faith determination of the senior management of Parent, which determination shall be reasonably acceptable to the Administrative Agent, or, if the Parent Common Stock is listed on a stock exchange, the average closing trading price of the Parent Common Stock for the 20 trading days immediately prior to the date of such Permitted Acquisition on such stock exchange) issued (or to be issued) as consideration in connection with such Permitted Acquisition (including, without limitation, Parent Common Stock which may be required to be issued as earn-out consideration upon the achievement of certain future performance goals of the respective Acquired Entity or Business), (ii) the aggregate amount of all cash paid (or to be paid) by Parent or any of its Subsidiaries in connection with such Permitted Acquisition (including, without limitation, payments of fees and costs and expenses in connection therewith) and all contingent cash purchase price, earn-out, non-compete and other similar obligations of Parent and its Subsidiaries incurred and reasonably expected to be incurred in connection therewith (as determined in good faith by Parent), (iii) the aggregate principal amount of all Indebtedness assumed, incurred, refinanced and/or issued in connection with such Permitted Acquisition to the extent permitted by Section 8.04, (iv) the aggregate liquidation preference of all Qualified Preferred Stock issued as consideration in connection with the proposed Permitted Acquisition and (v) the Fair Market Value of all other consideration payable in connection with such Permitted Acquisition.

“Agreement” shall mean this Credit Agreement, as modified, supplemented, amended, restated (including any amendment and restatement hereof), extended or renewed from time to time.

“Apache” shall mean Apache Alaska Corporation, a Delaware corporation.

2

“Applicable ECF Prepayment Percentage” shall mean, at any time, 50%; provided that, so long as no Default or Event of Default is then in existence, if the Total Leverage Ratio is less than 1.50:1.00 (as set forth in the officer’s certificate delivered pursuant to Section 7.01(f) for the fiscal quarter or fiscal year, as the case may be, of Parent then last ended for which financial statements are available), the Applicable ECF Prepayment Percentage shall instead be 25%; provided further that, so long as no Default or Event of Default is then in existence, if the Total Leverage Ratio is less than 1.25:1.00 (as set forth in the officer’s certificate delivered pursuant to Section 7.01(f) for the fiscal quarter or fiscal year, as the case may be, of Parent then last ended for which financial statements are available), the Applicable ECF Prepayment Percentage shall instead be 0%.

“Asset Sale” shall mean any sale, transfer or other disposition by Parent or any of its Subsidiaries to any Person (including by way of redemption by such Person) other than to Parent or a Wholly-Owned Subsidiary of Parent of any asset (including, without limitation, any capital stock or other securities of, or Equity Interests in, another Person), but (x) excluding sales of assets pursuant to Sections 8.02(ii), (vi), (vii) (viii), (ix), (x) and (xii) and (y) any other sale, transfer or disposition (for such purpose, treating any series of related sales, transfers or dispositions as a single such transaction) that generates Net Sale Proceeds of less than $1,000,000.

“Assignment and Assumption Agreement” shall mean an Assignment and Assumption Agreement substantially in the form of Exhibit L (appropriately completed).

“Authorized Officer” shall mean, with respect to (i) delivering Notices of Borrowing and similar notices, any person or persons that has or have been authorized by the board of directors of any of the Borrowers to deliver such notices pursuant to this Agreement and that has or have appropriate signature cards on file with the Administrative Agent, (ii) delivering financial information and officer’s certificates pursuant to this Agreement, the chief financial officer, the treasurer or the principal accounting officer of any of the Borrowers, and (iii) any other matter in connection with this Agreement or any other Credit Document, any officer (or a person or persons so designated by any two officers) of any of the Borrowers.

“Bankruptcy Code” shall have the meaning provided in Section 9.05.

“Borrowers” shall have the meaning provided in the first paragraph of this Agreement.

“Business Day” shall mean for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York, New York, a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

“Calculation Period” shall mean, with respect to any Permitted Acquisition or any other event expressly required to be calculated on a Pro Forma Basis pursuant to the terms of this Agreement, the Test Period most recently ended prior to the date of such Permitted Acquisition or other event for which financial statements have been delivered to the Lenders pursuant to Section 7.01(b) or (c), as applicable.

3

“Capital Expenditures” shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with GAAP and, without duplication, the amount of Capitalized Lease Obligations incurred by such Person.

“Cap Table” shall have the meaning provided in Section 5.14.

“Capitalized Lease Obligations” shall mean, with respect to any Person, all rental obligations of such Person which, under GAAP, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

“Cash Equivalents” shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s, (iii) Dollar denominated time deposits, certificates of deposit and bankers acceptances of any Lender or any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, a long-term unsecured debt rating of at least “A” or the equivalent thereof from S&P or “A2” or the equivalent thereof from Moody’s with maturities of not more than six months from the date of acquisition by such Person, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iii) above, (v) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s and in each case maturing not more than six months after the date of acquisition by such Person, (vi) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (v) above, and (vii) in the case of any Foreign Subsidiary only, direct obligations of the sovereign nation (or any agency thereof) in which such Foreign Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof).

“Cash Interest” shall have the meaning provided in Section 2.03(c).

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same has been amended and may hereafter be amended from time to time, 42 U.S.C. § 9601 et seq.

“Change in Law” shall have the meaning provided in Section 9.06.

4

“Change of Control” shall mean (i) Parent shall at any time cease to own directly 100% of the Equity Interests of SAE, (ii) SAE shall at any time cease to own directly 100% of the Equity Interests of the Delaware Subsidiary Borrower or the Alaskan Subsidiary Borrower, (iii) prior to the occurrence of a Qualified IPO, the Permitted Holders shall at any time and for any reason fail to own at least 51% of the economic interests and at least 66% of the voting interests in Parent’s capital stock (determined on a fully diluted basis), (iv) prior to the occurrence of a Qualified IPO, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than the Permitted Holders shall have obtained the power (whether or not exercised) to elect a majority of the Board of Directors of Parent, (v) after the occurrence of a Qualified IPO, the Permitted Holders shall at any time and for any reason fail to own at least 40% of the economic interests and at least 51% of the voting interests in Parent’s capital stock, (vi) after the occurrence of a Qualified IPO, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than the Permitted Holders is or shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of 25% or more on a fully diluted basis of the economic or voting interests in Parent’s capital stock, (vii) the Board of Directors of Parent shall cease to consist of a majority of Continuing Directors, (viii) Jeff Hastings shall cease to be a Senior Executive Officer of Parent and SAE or Brian Beatty shall cease to be a Senior Executive Officer of Parent and SAE (in each case (a) for any reason other than his death or disability, or (b) due to his death or disability, and a successor satisfactory to the Required Lenders does not assume his responsibilities and position within 30 days of such cessation) or (ix) a “change of control” or similar event shall occur as provided in any Qualified Preferred Stock (or the documentation governing the same).

“Claims” shall have the meaning provided in the definition of “Environmental Claims”.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

“Collateral” shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Pledge Agreement Collateral, all Security Agreement Collateral and all cash and Cash Equivalents delivered as collateral pursuant to Section 4.02 or Section 9.

“Collateral Agent” shall mean the Administrative Agent acting as collateral agent for the Secured Creditors pursuant to the Security Documents.

“Commitment” with respect to any Lender shall mean (i) such Lender’s Initial Commitment and (ii) such Lender’s portion of each Commitment Increase, if any, pursuant to Section 2.09.

“Commitment Increase” shall have the meaning provided in Section 2.09.

“Company” shall mean any corporation, limited liability company, partnership or other business entity (or the adjectival form thereof, where appropriate).

5

“Consolidated Cash Interest Expense” shall mean, with reference to any period, to the extent paid in cash during such period, (i) the total consolidated interest expense of Parent and its Subsidiaries (including, without limitation, all commissions, discounts and other commitment and banking fees and charges (e.g., fees with respect to letters of credit and Other Hedging Agreements) for such period, adjusted to exclude (to the extent same would otherwise be included in the calculation above in this clause (i)) the amortization of any deferred financing costs for such period, plus (ii) without duplication, (x) that portion of Capitalized Lease Obligations of Parent and its Subsidiaries on a consolidated basis representing the interest factor for such period and (y) the “deemed interest expense” (i.e., the interest expense which would have been applicable if the respective obligations were structured as on-balance sheet financing arrangements) with respect to all Indebtedness of Parent and its Subsidiaries of the type described in clause (viii) of the definition of Indebtedness contained herein (to the extent same does not arise from a financing arrangement constituting an operating lease) for such period. Notwithstanding anything to the contrary contained above, (x) interest expense of Parent in respect of the Shareholder Subordinated Notes shall be excluded in the determination of Consolidated Cash Interest Expense and (y) for purposes of determining the Debt Service, to the extent Consolidated Cash Interest Expense is to be determined for any Test Period which ends prior to the first anniversary of the Funding Date, Consolidated Cash Interest Expense for all portions of such period occurring prior to the Funding Date shall be calculated in accordance with the definition of Test Period contained herein.

“Consolidated Current Assets” shall mean, at any time, the consolidated current assets of Parent and its Subsidiaries at such time.

“Consolidated Current Liabilities” shall mean, at any time, the consolidated current liabilities of Parent and its Subsidiaries at such time, but excluding the current portion of any Indebtedness under this Agreement and the current portion of any other long-term Indebtedness which would otherwise be included therein.

“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period (without giving effect to (x) any extraordinary gains, (y) any non-cash income (other than equipment revenue), and (z) any gains or losses from sales of assets other than inventory sold in the ordinary course of business) adjusted by adding thereto (in each case to the extent deducted in determining Consolidated Net Income for such period), without duplication, the amount of (i) total interest expense (inclusive of amortization of deferred financing fees and other original issue discount and banking fees, charges and commissions (e.g., letter of credit fees and commitment fees)) of Parent and its Subsidiaries determined on a consolidated basis for such period, (ii) provision for taxes based on income and foreign withholding taxes for Parent and its Subsidiaries determined on a consolidated basis for such period, (iii) all depreciation and amortization expense of Parent and its Subsidiaries determined on a consolidated basis for such period, and (iv) in the case of any period including the fiscal quarter of Parent ended December 31, 2012, the amount of all fees and expenses incurred in connection with the Transaction during such fiscal quarter. For the avoidance of doubt, it is understood and agreed that, to the extent any amounts are excluded from Consolidated Net Income by virtue of the proviso to the definition thereof contained herein, any add backs to Consolidated Net Income in determining Consolidated EBITDA as provided above shall be limited (or denied) in a fashion consistent with the proviso to the definition of Consolidated Net Income contained herein. Notwithstanding anything to the contrary contained above, for purposes of determining Consolidated EBITDA for any Test Period which ends prior to the first anniversary of the Funding Date, Consolidated EBITDA for all portions of such period occurring prior to the Funding Date shall be calculated in accordance with the definition of Test Period contained herein.

6

“Consolidated Indebtedness” shall mean, at any time, the sum of (without duplication) (i) all Indebtedness of Parent and its Subsidiaries (on a consolidated basis) as would be required to be reflected as debt or Capitalized Lease Obligations on the liability side of a consolidated balance sheet of Parent and its Subsidiaries in accordance with GAAP, (ii) all Indebtedness of Parent and its Subsidiaries of the type described in clauses (ii), (vii) and (viii) of the definition of Indebtedness and (iii) all Contingent Obligations of Parent and its Subsidiaries in respect of Indebtedness of any third Person of the type referred to in preceding clauses (i) and (ii); provided that (x) the aggregate amount available to be drawn (i.e., unfunded amounts) under all letters of credit, bankers’ acceptances, bank guaranties, surety bonds and similar obligations issued for the account of Parent or any of its Subsidiaries (but excluding, for avoidance of doubt, all unpaid drawings or other matured monetary obligations owing in respect of such letters of credit, bankers’ acceptances, bank guaranties, surety bonds and similar obligations) shall not be included in any determination of “Consolidated Indebtedness” (y) the amount of Indebtedness in respect of Other Hedging Agreements shall be at any time the unrealized net loss position, if any, of Parent and/or its Subsidiaries thereunder on a marked-to-market basis determined no more than one month prior to such time and (z) Indebtedness of Parent in respect of the Shareholder Subordinated Notes shall be excluded in the calculation of Consolidated Indebtedness.

“Consolidated Net Income” shall mean, for any period, the net income (or loss) of Parent and its Subsidiaries determined on a consolidated basis for such period (taken as a single accounting period) in accordance with GAAP, provided that the following items shall be excluded in computing Consolidated Net Income (without duplication): (i) the net income (or loss) of any Person in which a Person or Persons other than Parent and its Wholly-Owned Subsidiaries has an Equity Interest or Equity Interests to the extent of such Equity Interests held by Persons other than Parent and its Wholly-Owned Subsidiaries in such Person, (ii) except for determinations expressly required to be made on a Pro Forma Basis, the net income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or all or substantially all of the property or assets of such Person are acquired by a Subsidiary and (iii) the net income of any Subsidiary to the extent that the declaration or payment of cash dividends or similar cash distributions by such Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary.

“Consolidated Net Indebtedness” shall mean, at any time, Consolidated Indebtedness minus the aggregate amount of cash and Cash Equivalents held by Parent and its Subsidiaries, other than cash and Cash Equivalents pledged in favor of a party other than the Administrative Agent and the Secured Creditors.

7

“Contingent Obligation” shall mean, as to any Person, any obligation of such Person as a result of such Person being a general partner of any other Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Continuing Directors” shall mean the directors of Parent on the Effective Date and each other director if such director’s nomination for election to the Board of Directors of Parent is recommended by a majority of the then Continuing Directors.

“Credit Documents” shall mean this Agreement, the Subsidiaries Guaranty, the Pledge Agreement, the Security Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note and each other Security Document and all other agreements, documents, certificates and instruments executed and delivered to the Administrative Agent, the Collateral Agent or any Lender in their capacity as such by any Credit Party in connection therewith, including, without limitation, all letters for the payment of fees, guaranties and collateral documents.

“Credit Event” shall mean the making of the Loans comprising the Borrowing on the Funding Date.

“Credit Party” shall mean Parent, the Borrowers and each Subsidiary Guarantor.

“Debt Service Coverage Ratio” shall mean, for any period, the ratio of (a)  Consolidated EBITDA for such period to (b) Debt Service.

“Debt Service” shall mean, the sum of, without duplication, (i) Consolidated Cash Interest Expense for such period, plus (ii) the scheduled principal amount of all amortization payments on all Indebtedness of Parent and its Subsidiaries for such period (including the principal component of all Capitalized Lease Obligations but excluding payments pursuant to the Refinancing) as determined on the first day of such period (or, with respect to a given issue of Indebtedness incurred thereafter, on the date of the incurrence thereof), Notwithstanding anything to the contrary contained above, for purposes of determining the Debt Service Coverage Ratio, to the extent Debt Service is to be determined for any Test Period which ends prior to the first anniversary of the Funding Date, Debt Service for all portions of such period occurring prior to the Funding Date shall be calculated in accordance with the definition of Test Period contained herein.

8

“Default” shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

“Dividend” shall mean, with respect to any Person, that such Person has declared or paid a dividend, distribution or returned any equity capital to its stockholders, partners or members or authorized or made any other distribution, payment or delivery of property (other than common Equity Interests of such Person) or cash to its stockholders, partners or members in their capacity as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock or any other Equity Interests outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock or other Equity Interests), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock or any other Equity Interests of such Person outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock or other Equity Interests). Without limiting the foregoing, “Dividends” with respect to any Person shall also include all payments made or required to be made by such Person (i) with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes or (ii) with respect to any agreement which allows cash compensation to be made in exchange for a right to otherwise receive Equity Interests of such Person.

“Documents” shall mean, collectively, (i) the Credit Documents, (ii) the Refinancing Documents and (iii) the Intercompany Secured Notes.

“Dollars” and the sign “$” shall each mean freely transferable lawful money of the United States.

“Domestic Subsidiary” of any Person shall mean any Subsidiary of such Person incorporated or organized in the United States or any State or territory thereof or the District of Columbia.

“Effective Date” shall have the meaning provided in Section 11.10.

“Eligible Transferee” shall mean and include a commercial bank, an insurance company, a finance company, a financial institution, any fund that invests in loans or any other “accredited investor” (as defined in Regulation D of the Securities Act), but in any event excluding Parent and its Subsidiaries.

“Environmental Claims” shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, “Claims”), including, without limitation, (a) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

9

“Environmental Law” shall mean any Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. § 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. § 1801 et seq.; the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

“Equity Interests” of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interest in (however designated) equity of such Person, including any common stock, preferred stock, any limited or general partnership interest and any limited liability company membership interest.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) which together with Parent or a Subsidiary of Parent would be deemed to be a “single employer” (i) within the meaning of Section 414(b), (c), (m) or (o) of the Code or (ii) as a result of Parent or a Subsidiary of Parent being or having been a general partner of such person.

“Event of Default” shall have the meaning provided in Section 9.

“Excess Cash Flow” shall mean, for any period, the remainder of (a) the sum of, without duplication, (i) Adjusted Consolidated Net Income for such period and (ii) the decrease, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period, minus (b) the sum of, without duplication, (i) the aggregate amount of all Capital Expenditures made by Parent and its Subsidiaries during such period (other than Capital Expenditures to the extent financed with equity proceeds, Equity Interests, asset sale proceeds, insurance proceeds or Indebtedness), (ii) the aggregate amount of permanent principal payments of Indebtedness for borrowed money of Parent and its Subsidiaries and the permanent repayment of the principal component of Capitalized Lease Obligations of Parent and its Subsidiaries during such period (other than (1) repayments made pursuant to the Refinancing, (2) repayments made with the proceeds of asset sales, sales or issuances of Equity Interests, insurance or Indebtedness and (3) payments of Loans and/or other Obligations, provided that repayments of Loans shall be deducted in determining Excess Cash Flow to the extent such repayments were (x) required as a result of a Scheduled Repayment pursuant to Section 4.02(a) or (y) made as a voluntary prepayment pursuant to Section 4.01 with internally generated funds), (iii) the increase, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period and (iv) the aggregate amount of all cash payments made in respect of all Permitted Acquisitions consummated by Parent and its Subsidiaries during such period (other than any such payments to the extent financed with equity proceeds, asset sale proceeds, insurance proceeds or Indebtedness).

10

“Excess Cash Payment Date” shall mean the date occurring 90 days after the last day of each fiscal year of Parent (commencing with the fiscal year of Parent ended 2013).

“Excess Cash Payment Period” shall mean, with respect to the repayment required on each Excess Cash Payment Date, the immediately preceding fiscal year of Parent.

“Exchangeable Share Conversion” shall mean the exercise of the rights of certain former shareholders of SAE Canada to exchange their shares into common stock of the Parent.

“Existing Indebtedness” shall have the meaning provided in Section 5.07(c).

“Existing Shareholders Notes” shall mean (i) that certain note issued by SAE to Encompass LLP on January 1, 2009, (ii) that certain note issued by SAE to CLCH, LLC on January 1, 2009 and (iii) that certain note issued by SAE to Margaret Seigfried, in an aggregate amount not to exceed $2,402,000 as of September 30, 2012.

“Fair Market Value” shall mean, with respect to any asset (including any Equity Interests of any Person), the price at which a willing buyer, not an Affiliate of the seller, and a willing seller who does not have to sell, would agree to purchase and sell such asset, as determined in good faith by the board of directors or other governing body or, pursuant to a specific delegation of authority by such board of directors or governing body, a designated senior executive officer, of Parent, or the Subsidiary of Parent selling such asset.

“Fees” shall mean all amounts payable pursuant to or referred to in Section 3.01.

“Fee Letter” shall have the meaning provided in Section 5.18.

“Foreign Pension Plan” shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States by Parent or any one or more of its Subsidiaries primarily for the benefit of employees of Parent or such Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

“Foreign Security Documents” shall mean (i) that certain security agreement between SAE and the Agent, dated as of November 14, 2012, the Spanish text of which is substantially equivalent to the English text of Exhibit I-2 hereto, with respect to assets of SAE in Colombia and governed under the laws of Colombia, (ii) that certain security agreement between the Peruvian branch of SAE and the Agent, the Spanish text of which shall be substantially equivalent to the English text of Exhibit I-3 hereto, with respect to assets of SAE in Peru and governed under the laws of Peru and (iii) all other documents and filings delivered in connection therewith.

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“Foreign Subsidiary” of any Person shall mean any Subsidiary of such Person that is not a Domestic Subsidiary.

“Funding Date” shall mean the date occurring on or after the Effective Date on which the Borrowing occurs.

“Funding Termination Date” shall mean December 7, 2012.

“GAAP” shall mean generally accepted accounting principles in the United States as in effect from time to time; provided that determinations in accordance with GAAP for purposes of Sections 4.02, 7.15 and 8, including defined terms as used therein, and for all purposes of determining the Total Leverage Ratio and the Net Leverage Ratio, are subject (to the extent provided therein) to Section 11.07(a).

“Governmental Authority” shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guaranteed Creditors” shall mean and include each of the Administrative Agent, the Collateral Agent, the Lenders and each party (other than any Credit Party) party to an Other Hedging Agreement to the extent such party constitutes a Secured Creditor under the Security Documents.

“Guaranteed Obligations” shall mean (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the principal and interest on each Note issued by, and all Loans made to, the Borrowers under this Agreement, together with all the other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), indebtedness and liabilities (including, without limitation, indemnities, fees and interest (including any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for herein, whether or not such interest is an allowed claim in any such proceeding) thereon) of the Borrowers to the Lenders, the Administrative Agent and the Collateral Agent now existing or hereafter incurred under, arising out of or in connection with this Agreement and each other Credit Document to which the Borrowers are parties and the due performance and compliance by the Borrowers with all the terms, conditions and agreements contained in the Credit Agreement and in each such other Credit Document and (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness (including any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for herein, whether or not such interest is an allowed claim in any such proceeding) of the Borrowers owing under any Other Hedging Agreement entered into by the Borrowers with any Lender or any affiliate thereof (even if such Lender subsequently ceases to be a Lender under this Agreement for any reason) so long as such Lender or affiliate participates in such Other Hedging Agreement and their subsequent assigns, if any, whether now in existence or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained therein.

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“Guarantor” shall mean each of Parent or any Subsidiary Guarantor.

“Guaranty” shall mean each of the Parent Guaranty or any Subsidiaries Guaranty.

“Hazardous Materials” shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous waste,” “hazardous materials,” “extremely hazardous substances,” “restricted hazardous waste,” “toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants,” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, the exposure to, or Release of which is prohibited, limited or regulated by any Governmental Authority.

“Indebtedness” shall mean, as to any Person, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn or paid under all letters of credit, bankers’ acceptances, bank guaranties, surety and appeal bonds and similar obligations issued for the account of such Person and all unpaid drawings and unreimbursed payments in respect of such letters of credit, bankers’ acceptances, bank guaranties, surety and appeal bonds and similar obligations, (iii) all indebtedness of the types described in clause (i), (ii), (iv), (v), (vi), (vii) or (viii) of this definition secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person (provided that, if the Person has not assumed or otherwise become liable in respect of such indebtedness, such indebtedness shall be deemed to be in an amount equal to the Fair Market Value of the property to which such Lien relates), (iv) all Capitalized Lease Obligations of such Person, (v) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person, (vii) all obligations under any Other Hedging Agreement or under any similar type of agreement and (viii) all Off-Balance Sheet Liabilities of such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is directly liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding the foregoing, Indebtedness shall not include trade payables, accrued expenses and deferred tax and other credits incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person.

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“Indebtedness Agreements to be Repaid” shall mean (i) the loan agreement between the Colombian branch of SAE, as borrower, and HSBC Colombia, S.A., as lender, dated as of June 28, 2012, (ii) the loan agreement between the Colombian branch of SAE, as borrower, and Banco de Bogotá, as lender, dated as of February 14, 2012, (iii) the loan agreement between the Colombian branch of SAE, as borrower, and Banco de Bogotá, as lender, dated as of February 21, 2012, (iv) the loan agreement between the Colombian branch of SAE, as borrower, and Banco de Bogotá, as lender, dated as of June 4, 2012, (v) the loan agreement between the Colombian branch of SAE, as borrower, and Banco de Occidente, as lender, dated as of October 13, 2012, (vi) the loan agreement between the Colombian branch of SAE, as borrower, and Helm Bank S.A., as lender, dated as of July 29, 2011, (vii) the loan agreement between the Colombian branch of SAE, as borrower, and Helm Bank S.A., as lender, dated as of November 21, 2011, (vii) the loan agreement between the Colombian branch of SAE, as borrower, and Helm Bank S.A., as lender, dated as of January 18, 2012, (ix) the loan agreement between the Colombian branch of SAE, as borrower, and Helm Bank S.A., as lender, dated as of July 29, 2011, (x) the loan agreement between the Colombian branch of SAE, as borrower, and Bancolombia S.A., as lender, dated as of July 29, 2011, (xi) the loan agreement between SAE, as borrower, and Wells Fargo Bank, National Association, as lender, dated as of September 10, 2012, (xii) the purchase agreement, dated as of July 3, 2012, between the Alaskan Subsidiary Borrower, SAE and the Purchasers referred to therein and (xiii) the purchase agreement, dated as of July 6, 2012, between SAExploration (Canada) Ltd., SAE, the Alaskan Subsidiary Borrower and the Purchasers referred to therein.

“Indemnified Person” shall have the meaning provided in Section 11.01(a).

“Initial Commitment” with respect to any Lender shall mean such Lender’s “Commitment” as shall be evidenced in the Register maintained by the Administrative Agent pursuant to Section 11.15, which in the aggregate, shall be equal to the amount set forth on Schedule I-A hereto.

“Intercompany Canadian Note” shall mean the promissory note, duly executed and delivered in such form as shall be satisfactory to the Administrative Agent in its sole discretion, evidencing the Intercompany Secured Loans made by SAE to SAE Canada, together with the security agreement dated as of the Funding Date between SAE Canada and SAE and the limited recourse pledge between 1623753 Alberta Ltd. (Alberta) and SAE.

“Intercompany Debt” shall mean any Indebtedness, payables or other obligations, whether now existing or hereafter incurred, owed by Parent or any Subsidiary of Parent to Parent or any other Subsidiary of Parent, including but not limited to the Intercompany Loans and the Intercompany Notes.

“Intercompany Global Note” shall mean the promissory note dated as of the Funding Date evidencing Intercompany Loans, duly executed and delivered substantially in the form of Exhibit M (or such other form as shall be satisfactory to the Administrative Agent in its sole discretion), with blanks completed in conformity herewith, together with any joinder thereto satisfactory to the Administrative Agent executed and delivered after the Funding Date.

“Intercompany Loans” shall have the meaning provided in Section 8.05(viii).

“Intercompany Note” shall mean (i) the Intercompany Secured Notes and (ii) the Intercompany Global Note.

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“Intercompany Secured Loans” shall have the meaning provided in Section 8.05(viii). For the avoidance of doubt, the Intercompany Canadian Note shall evidence an “Intercompany Secured Loan.”

“Intercompany Secured Note” shall mean a promissory note evidencing an Intercompany Secured Loan.

“Intercompany Secured Obligor Subsidiary” shall mean any Foreign Subsidiary which has issued an Intercompany Secured Note to a Credit Party, which Credit Party has pledged its interests in such Intercompany Secured Note to the Administrative Agent and the Lenders, in each case in such form as shall be satisfactory to the Administrative Agent in its sole discretion.

“Interest Rate” shall have the meaning provided in Section 2.03(b).

“Interim Interest Rate” shall have the meaning provided in Section 2.03(a).

“Investment Warrants” shall mean the warrants issued to each of the Lenders in the amount set forth on Schedule I-B attached hereto, which shall collectively represent a right to purchase one percent (1%) of the capital stock of the Parent on a fully-diluted basis (after giving effect to the Exchangeable Share Conversion), pursuant to the terms and subject to the conditions set forth in this Agreement and the Warrant Agreements.

“Investments” shall have the meaning provided in Section 8.05.

“Kuukpik Joint Venture” shall mean the proposed joint venture, partnership or other similar arrangement between SAE and Kuukpik Corporation; provided that (i) a Credit Party shall own, directly or indirectly, at least 49% of the Equity Interests thereof and (ii) such newly formed entity shall be entitled to no more than 10% of the revenue stream from contracts of the Credit Parties that are to be performed on the North Slope of Alaska. For the avoidance of doubt, the Equity Interests of SAE in the Kuukpik Joint Venture shall be an “Excluded Joint Venture Interest” as set forth in Section 3.2(c) of the Pledge Agreement.

“Lead Arranger” shall mean CP Admin Co LLC, in its capacity as Lead Arranger and Book Runner, and any successor thereto.

“Leaseholds” of any Person shall mean all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

“Lender” shall mean each financial institution party hereto, as well as any Person that becomes a “Lender” or “Additional Lender” hereunder pursuant to Sections 2.07, 2.09 or 11.04(b), in each case as evidenced in the Register maintained by the Administrative Agent pursuant to Section 11.15.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

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“Loan” shall have the meaning provided in Section 2.01.

“Lockbox Accounts” shall have the meaning provided in Section 8.18.

“Margin Stock” shall have the meaning provided in Regulation U.

“Material Adverse Effect” shall mean (i) a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Parent and its Subsidiaries taken as a whole or (ii) a material adverse effect (x) on the rights or remedies of the Lenders, the Administrative Agent or the Collateral Agent hereunder or under any other Credit Document, (y) on the ability of any Credit Party to perform its obligations to the Lenders, the Administrative Agent or the Collateral Agent hereunder or under any other Credit Document or (z) on the ability of an Intercompany Secured Obligor Subsidiary to perform its obligations to a Credit Party under any Intercompany Secured Note.

“Material Contract” shall mean that certain Seismic Acquisition Contract, dated as of July 13, 2011, by and between Apache and the Alaskan Subsidiary Borrower.

“Material Contract Collateral” means all equipment described in Schedule X hereto, and all present and future additions, parts, accessories, attachments, substitutions, repairs, improvements and replacements of or to such equipment.

“Material Contract Termination Event” shall mean the occurrence of any of the following events: (i) the cancellation or termination of any of the Credit Parties’ rights under or in respect of the Material Contract, (ii) Parent or any of its Subsidiaries shall agree to any waiver, amendment, termination or cancellation of the Material Contract, in each case in a manner materially adverse to Parent and its Subsidiaries, without the consent of the Administrative Agent, (iii) the failure of Parent or any of its Subsidiaries to properly perform, in all material respects, its obligations under the Material Contract (except to the extent, if any, that such performance is inconsistent with its obligation under the Credit Documents) and (iv) the failure of Parent or any of its Subsidiaries to exercise its rights, under and in respect of the Material Contract consistently with its obligations under the Credit Documents.

“Material Foreign Subsidiary” means each Foreign Subsidiary (i) which, as of the most recent fiscal quarter of the Parent, for the period of four consecutive fiscal quarters then ended, contributed greater than $5,000,000 of revenue for such period or (ii) which held more than $1,000,000 of Consolidated Current Assets as of such date.

“Maturity Date” shall mean November 28, 2016.

“Maximum Rate” shall have the meaning provided in Section 11.20.

“Moody’s” shall mean Moody’s Investors Service, Inc.

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“Mortgage” shall mean a mortgage, leasehold mortgage, deed of trust, leasehold deed of trust, deed to secure debt, leasehold deed to secure debt or similar security instrument.

“Mortgage Policy” shall mean a Lender’s title insurance policy (Form 1992).

“Mortgaged Property” shall mean any Real Property owned or leased by Parent or any of its Subsidiaries which is encumbered (or required to be encumbered) by a Mortgage pursuant to the terms hereof.

“NAIC” shall mean the National Association of Insurance Commissioners.

“Net Cash Proceeds” shall mean for any event requiring a repayment of Loans pursuant to Section 4.02, as the case may be, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such event, net of reasonable transaction costs (including, as applicable, any underwriting, brokerage or other customary commissions and reasonable legal, advisory and other fees and expenses associated therewith) received from any such event.

“Net Leverage Ratio” shall mean, on any date of determination, the ratio of (x) Consolidated Net Indebtedness on such date to (y) Consolidated EBITDA for the Test Period most recently ended on or prior to such date; provided that (i) for purposes of any calculation of the Net Leverage Ratio pursuant to this Agreement, Consolidated EBITDA shall be determined on a Pro Forma Basis in accordance with clause (iii) of the definition of “Pro Forma Basis” contained herein and (ii) for purposes of any calculation of the Net Leverage Ratio pursuant to Section 7.15(a) only, Consolidated Indebtedness shall be determined on a Pro Forma Basis in accordance with the requirements of the definition of “Pro Forma Basis” contained herein

“Net Sale Proceeds” shall mean for any sale or other disposition of assets, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such sale or other disposition of assets, net of (i) reasonable transaction costs (including, without limitation, any underwriting, brokerage or other customary selling commissions, reasonable legal, advisory and other fees and expenses (including title and recording expenses), associated therewith and sales, VAT and transfer taxes arising therefrom), (ii) payments of unassumed liabilities relating to the assets sold or otherwise disposed of at the time of, or within 30 days after, the date of such sale or other disposition, (iii) the amount of such gross cash proceeds required to be used to permanently repay any Indebtedness (other than Indebtedness of the Lenders pursuant to this Agreement) which is secured by the respective assets which were sold or otherwise disposed of, and (iv) the estimated net marginal increase in income taxes which will be payable by Parent’s consolidated group or any Subsidiary of Parent with respect to the fiscal year of Parent in which the sale or other disposition occurs as a result of such sale or other disposition; provided, however, that such gross proceeds shall not include any portion of such gross cash proceeds which Parent determines in good faith should be reserved for post-closing adjustments (to the extent Parent delivers to the Lenders a certificate signed by an Authorized Officer as to such determination), it being understood and agreed that on the day that all such post-closing adjustments have been determined (which shall not be later than six months following the date of the respective asset sale), the amount (if any) by which the reserved amount in respect of such sale or disposition exceeds the actual post-closing adjustments payable by Parent or any of its Subsidiaries shall constitute Net Sale Proceeds on such date received by Parent and/or any of its Subsidiaries from such sale or other disposition.

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“Non-Wholly Owned Subsidiary” shall mean, as to any Person, each Subsidiary of such Person which is not a Wholly-Owned Subsidiary of such Person.

“Notice Office” shall mean the office of the Administrative Agent located at 1251 Avenue of the Americas, 28th Floor, New York, NY 10020, Attention: Jonathan Tunis, or such other office or person as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

“Obligations” shall mean all amounts owing to the Administrative Agent, the Collateral Agent, or any Lender pursuant to the terms of this Agreement or any other Credit Document (including, in each case, (i) PIK Interest and (ii) all interest which accrues after the commencement of any case or proceeding in bankruptcy after the insolvency of, or for the reorganization of Parent or any of its Subsidiaries, whether or not allowed in such case or proceeding).

“Off-Balance Sheet Liabilities” of any Person shall mean (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability of such Person under any sale and leaseback transactions that do not create a liability on the balance sheet of such Person, (iii) any obligation under a Synthetic Lease or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person.

“Organization Charts” shall have the meaning provided in Section 5.15.

“Other Hedging Agreements” shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar arrangements, or arrangements designed to protect against fluctuations in currency values or commodity prices.

“Parent” shall have the meaning provided in the first paragraph of this Agreement.

“Parent Guaranty” shall mean the guaranty provided by Parent pursuant to Section 12.

“Parent Common Stock” shall have the meaning provided in Section 6.13(a).

“Payment Office” shall mean the office of the Administrative Agent located at 1251 Avenue of the Americas, 28th Floor, New York, NY 10020 or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

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“Permitted Acquisition” shall mean the acquisition by any of the Borrowers or a Wholly-Owned Domestic Subsidiary of such Borrower which is a Subsidiary Guarantor of an Acquired Entity or Business (including by way of merger of such Acquired Entity or Business with and into such Borrower (so long as such Borrower is the surviving corporation) or a Wholly-Owned Domestic Subsidiary of any of the Borrowers which is a Subsidiary Guarantor (so long as the Subsidiary Guarantor is the surviving corporation)), provided that (in each case) (A) the consideration paid or to be paid by such Borrower or such Wholly-Owned Domestic Subsidiary consists solely of cash, Parent Common Stock, Qualified Preferred Stock, the issuance or incurrence of Indebtedness otherwise permitted by Section 8.04 and the assumption/acquisition of any Indebtedness (calculated at face value) which is permitted to remain outstanding in accordance with the requirements of Section 8.04, (B) in the case of the acquisition of 100% of the Equity Interests of any Acquired Entity or Business (including by way of merger), such Acquired Entity or Business shall own no Equity Interests of any other Person unless either (x) such Acquired Entity or Business owns 100% of the Equity Interests of such other Person or (y) if such Acquired Entity or Business owns Equity Interests in any other Person which is a Non-Wholly Owned Subsidiary of such Acquired Entity or Business, (1) such Acquired Entity or Business shall not have been created or established in contemplation of, or for purposes of, the respective Permitted Acquisition, (2) any such Non-Wholly Owned Subsidiary of the Acquired Entity or Business shall have been a Non-Wholly Owned Subsidiary of such Acquired Entity or Business prior to the date of the respective Permitted Acquisition and shall not have been created or established in contemplation thereof and (3) such Acquired Entity or Business and/or its Wholly-Owned Subsidiaries own at least 90% of the total value of all the assets owned by such Acquired Entity or Business and its subsidiaries (for purposes of such determination, excluding the value of the Equity Interests of Non-Wholly Owned Subsidiaries held by such Acquired Entity or Business and its Wholly-Owned Subsidiaries), (C) all of the business, division or product line acquired pursuant to the respective Permitted Acquisition, or the business of the Person acquired pursuant to the respective Permitted Acquisition and its Subsidiaries taken as a whole, is in the United States, (D) the Acquired Entity or Business acquired pursuant to the respective Permitted Acquisition is in a business permitted by Section 8.15 and (E) all requirements of Sections 7.15, 8.02 and 8.16 applicable to Permitted Acquisitions are satisfied. Notwithstanding anything to the contrary contained in the immediately preceding sentence, an acquisition which does not otherwise meet the requirements set forth above in the definition of “Permitted Acquisition” shall constitute a Permitted Acquisition if, and to the extent, the Required Lenders agree in writing, prior to the consummation thereof, that such acquisition shall constitute a Permitted Acquisition for purposes of this Agreement; provided further that the Kuukpik Joint Venture shall be deemed to be a “Permitted Acquisition hereunder.

“Permitted Acquisition Basket Amount” shall mean $5,000,000.

“Permitted Encumbrance” shall mean, with respect to any Mortgaged Property, such exceptions to title as are set forth in the Mortgage Policy delivered with respect thereto, all of which exceptions must be acceptable to the Administrative Agent in its reasonable discretion.

“Permitted Holders” shall mean, either through direct or indirect ownership, Jeff Hastings, Brian A. Beatty and Sheri L. Beatty.

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“Permitted Liens” shall have the meaning provided in Section 8.01.

“Person” shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any Governmental Authority.

“PIK Interest” shall have the meaning provided in Section 2.03(c).

“PIK Notice” shall have the meaning provided in Section 2.03(d).

“Plan” shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) Parent or a Subsidiary of Parent or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which Parent, a Subsidiary of Parent or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

“Pledge Agreement” shall have the meaning provided in Section 5.11.

“Pledge Agreement Collateral” shall mean all “Collateral” as defined in the Pledge Agreement.

“Pledgee” shall have the meaning provided in the Pledge Agreement.

“Post-Closing Cap Table” shall have the meaning provided in Section 5.14.

“Post-Closing Organization Chart” shall have the meaning provided in Section 5.15.

“Preferred Equity”, as applied to the Equity Interests of any Person, means Equity Interests of such Person (other than common Equity Interests of such Person) of any class or classes (however designed) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Equity Interests of any other class of such Person, and shall include any Qualified Preferred Stock.

“Pre-Closing Cap Table” shall have the meaning provided in Section 5.14.

“Pre-Closing Organization Chart” shall have the meaning provided in Section 5.15.

“Pro Forma Basis” shall mean, in connection with any calculation of compliance with any financial covenant or financial term, the calculation thereof after giving effect on a pro forma basis to (x) the incurrence of any Indebtedness (other than revolving Indebtedness, except to the extent same is incurred to refinance other outstanding Indebtedness or to finance a Permitted Acquisition) after the first day of the relevant Calculation Period or Test Period, as the case may be, as if such Indebtedness had been incurred (and the proceeds thereof applied) on the first day of such Test Period or Calculation Period, as the case may be, (y) the permanent repayment of any Indebtedness (other than revolving Indebtedness, except to the extent accompanied by a corresponding permanent commitment reduction) after the first day of the relevant Test Period or Calculation Period, as the case may be, as if such Indebtedness had been retired or repaid on the first day of such Test Period or Calculation Period, as the case may be, and (z) any Permitted Acquisition then being consummated as well as any other Permitted Acquisition if consummated after the first day of the relevant Test Period or Calculation Period, as the case may be, and on or prior to the date of the respective Permitted Acquisition then being effected, with the following rules to apply in connection therewith:

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(i)     all Indebtedness (x) (other than revolving Indebtedness, except to the extent same is incurred to refinance other outstanding Indebtedness or to finance Permitted Acquisitions) incurred or issued after the first day of the relevant Test Period or Calculation Period (whether incurred to finance a Permitted Acquisition, to refinance Indebtedness or otherwise) shall be deemed to have been incurred or issued (and the proceeds thereof applied) on the first day of such Test Period or Calculation Period, as the case may be, and remain outstanding through the date of determination (and thereafter, in the case of projections pursuant to Section 7.15(a)) and (y) (other than revolving Indebtedness, except to the extent accompanied by a corresponding permanent commitment reduction) permanently retired or redeemed after the first day of the relevant Test Period or Calculation Period, as the case may be, shall be deemed to have been retired or redeemed on the first day of such Test Period or Calculation Period, as the case may be, and remain retired through the date of determination (and thereafter, in the case of projections pursuant to Section 7.15(a));

(ii)     all Indebtedness assumed to be outstanding pursuant to preceding clause (i) shall be deemed to have borne interest at (x) the rate applicable thereto, in the case of fixed rate indebtedness, or (y) the rates which would have been applicable thereto during the respective period when same was deemed outstanding, in the case of floating rate Indebtedness (although interest expense with respect to any Indebtedness for periods while same was actually outstanding during the respective period shall be calculated using the actual rates applicable thereto while same was actually outstanding); provided that all Indebtedness (whether actually outstanding or deemed outstanding) bearing interest at a floating rate of interest shall be tested on the basis of the rates applicable at the time the determination is made pursuant to said provisions; and

(iii)     in making any determination of Consolidated EBITDA on a Pro Forma Basis, pro forma effect shall be given to any Permitted Acquisition if effected during the respective Calculation Period or Test Period (or thereafter, for purposes of determinations pursuant to Sections 7.15(a) only) as if same had occurred on the first day of the respective Calculation Period or Test Period, as the case may be, taking into account, in the case of any Permitted Acquisition, factually supportable and identifiable cost savings and expenses which would otherwise be accounted for as an adjustment pursuant to Article 11 of Regulation S-X under the Securities Act, as if such cost savings or expenses were realized on the first day of the respective period but without taking into account any pro forma cost savings and expenses.

“Projections” shall mean the projections that were prepared by or on behalf of the Borrowers in connection with the Transaction and delivered to the Administrative Agent and the Lenders on November 12, 2012.

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“Qualified IPO” shall mean a bona fide underwritten sale to the public of common stock of Parent pursuant to a registration statement (other than on Form S-8 or any other form relating to securities issuable under any benefit plan of Parent or any of its Subsidiaries, as the case may be) that is declared effective by the SEC and (x) such offering results in Net Cash Proceeds received by Parent of at least $25,000,000 and (y) after giving effect to such offering, the shareholders’ equity in Parent (as calculated in accordance with GAAP) shall be at least $80,000,000.

“Qualified Preferred Stock” shall mean any Preferred Equity of Parent so long as the terms of any such Preferred Equity (v) do not contain any mandatory put, redemption, repayment, sinking fund or other similar provision prior to March 31, 2017, (w) do not require the cash payment of dividends or distributions that would otherwise be prohibited by the terms of this Agreement or any other agreement or contract of Parent or any of its Subsidiaries, (x) do not contain any covenants (other than periodic reporting requirements), (y) do not grant the holders thereof any voting rights except for (I) voting rights required to be granted to such holders under applicable law and (II) limited customary voting rights on fundamental matters such as mergers, consolidations, sales of all or substantially all of the assets of Parent, or liquidations involving Parent, and (z) are otherwise reasonably satisfactory to the Administrative Agent.

“Quarterly Payment Date” shall mean the last Business Day of each March, June, September and December occurring after the Funding Date.

“Real Property” of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

“Recovery Event” shall mean the receipt by Parent or any of its Subsidiaries of any cash insurance proceeds or condemnation awards payable (i) by reason of theft, loss, physical destruction, damage, taking or any other similar event with respect to any property or assets of Parent or any of its Subsidiaries and (ii) under any policy of insurance required to be maintained under Section 7.03.

“Refinanced Loans” shall have the meaning provided in Section 11.12(d).

“Refinancing” shall mean the refinancing transactions described in Sections 5.07(a), (b) and (c).

“Refinancing Documents” shall mean all pay-off letters, guaranty releases, Lien releases (including, without limitation, UCC termination statements) and other documents and agreements entered into in connection with the Refinancing.

“Register” shall have the meaning provided in Section 11.15.

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

“Regulation T” shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

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“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Release” shall mean actively or passively disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring, seeping, migrating or the like, into or upon any land or water or air, or otherwise entering into the environment.

“Replaced Lender” shall have the meaning provided in Section 2.07.

“Replacement Loans” shall have the meaning provided in Section 11.12(d).

“Replacement Lender” shall have the meaning provided in Section 2.07.

“Reportable Event” shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

“Required Lenders” shall mean, at any time, Lenders the sum of whose outstanding Loans at such time represents at least 66 2/3% of the sum of all outstanding Loans; provided, however, that at any time there are two or more Lenders, “Required Lenders” must include at least two Lenders.

“Returns” shall have the meaning provided in Section 6.09.

“S&P” shall mean Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc.

“SAE” shall have the meaning provided in the first paragraph of this Agreement.

“SAE Canada” shall mean SAExploration (Canada) Ltd., a company organized under the laws of the Province of Alberta in Canada.

“SEC” shall have the meaning provided in Section 7.01(h).

“Section 4.04(b)(ii) Certificate” shall have the meaning provided in Section 4.04(b)(ii).

“Secured Creditors” shall have the meaning assigned that term in the respective Security Documents.

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“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” shall have the meaning provided in Section 5.12.

“Security Agreement Collateral” shall mean all “Collateral” as defined in the Security Agreement.

“Security Document” shall mean and include each of the Security Agreement, the Pledge Agreement, the Foreign Security Agreements, and, after the execution and delivery thereof, each Mortgage and Additional Security Document.

“Senior Executive Officer” shall mean any of the positions of Chairman, President or Chief Executive Officer.

“Shareholder Subordinated Note” shall mean an unsecured junior subordinated note issued by Parent and not guaranteed by any Subsidiary of Parent in form and substance acceptable to the Administrative Agent, as the same may be modified, amended or supplemented from time to time pursuant to the terms hereof and thereof.

“Shareholders’ Agreements” shall have the meaning provided in Section 5.05.

“Subsidiaries Guaranty” shall have the meaning provided in Section 5.10.

“Subsidiary” shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of Parent.

“Subsidiary Guarantor” shall mean, to the extent required by Section 8.16, each Domestic Subsidiary of Parent (other than the Borrowers) and, to the extent required by Section 7.16, each Foreign Subsidiary of Parent (in each case, whether existing on the Funding Date or established, created or acquired after the Funding Date), unless and until such time as the respective Subsidiary is released from all of its obligations under the Subsidiaries Guaranty in accordance with the terms and provisions thereof.

“Synthetic Lease” shall mean a lease transaction under which the parties intend that (i) the lease will be treated as an “operating lease” by the lessee and (ii) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property.

“Taxes” shall have the meaning provided in Section 4.04(a).

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“Test Period” shall mean each period of four consecutive fiscal quarters of Parent then last ended, in each case taken as one accounting period; provided that in the case of any Test Period which includes any fiscal quarter ended on or prior to December 31, 2013, the rules set forth in the two immediately succeeding sentences shall apply; provided further, that in the case of determinations of the Total Leverage Ratio or Net Leverage Ratio pursuant to this Agreement, such further adjustments (if any) as described in the proviso or provisos to the definition of “Total Leverage Ratio” or “Net Leverage Ratio”, as the case may be, contained herein shall be made to the extent applicable. If the respective Test Period (I) includes the fiscal quarter of Parent ended March 31, 2012, Consolidated EBITDA for such fiscal quarter shall be deemed to be $10,902,507, (II) includes the fiscal quarter of Parent ended June 30, 2012, Consolidated EBITDA for such fiscal quarter shall be deemed to be $9,085,596, (III) includes the fiscal quarter of Parent ended September 30, 2012, Consolidated EBITDA for such fiscal quarter shall be deemed to be $6,939,969, and (IV) includes the fiscal quarter of Parent ended December 31, 2012, (x) Consolidated EBITDA shall be deemed to be the actual Consolidated EBITDA for the period from and including the Funding Date to and including the last day of such fiscal quarter. If the respective Test Period is prior to December 31, 2013, Debt Service shall be calculated as Debt Service for the period from the Funding Date through the last day of the Test Period multiplied by a fraction, the numerator of which is 365 and the denominator of which is the number of days from the Funding Date through the last day of the Test Period.

“Total Leverage Ratio” shall mean, on any date of determination, the ratio of (x) Consolidated Indebtedness on such date to (y) Consolidated EBITDA for the Test Period most recently ended on or prior to such date; provided that (i) for purposes of any calculation of the Total Leverage Ratio pursuant to this Agreement, Consolidated EBITDA shall be determined on a Pro Forma Basis in accordance with clause (iii) of the definition of “Pro Forma Basis” contained herein and (ii) for purposes of any calculation of the Total Leverage Ratio pursuant to Section 7.15(a) only, Consolidated Indebtedness shall be determined on a Pro Forma Basis in accordance with the requirements of the definition of “Pro Forma Basis” contained herein.

“Transaction” shall mean, collectively, (i) the consummation of the Refinancing, (ii) the execution, delivery and performance by each Credit Party of the Credit Documents to which it is a party, the incurrence of Loans on the Funding Date and the use of proceeds thereof and (iii) the payment of all fees and expenses in connection with the foregoing.

“Treasury Rate” means, with respect to any prepayment pursuant to Section 3.02, the yield to maturity at a time of computation of United States Treasury securities with a constant maturity (as determined by the Administrative Agent in good faith based on publicly available market data) most nearly equal to the period from the applicable prepayment date to the Maturity Date, provided, however, that if the period from the applicable prepayment date to the Maturity Date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

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“Unfunded Current Liability” of any Plan shall mean the amount, if any, by which the value of the accumulated plan benefits under the Plan determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the Fair Market Value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).

“United States” and “U.S.” shall each mean the United States of America.

“Warrant Agreements” shall means those certain warrants, dated as of the date hereof, pursuant to which each Lender purchased its pro rata share of the Investment Warrants.

“Wholly-Owned Domestic Subsidiary” shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Domestic Subsidiary.

“Wholly-Owned Foreign Subsidiary” shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Foreign Subsidiary.

“Wholly-Owned Subsidiary” shall mean, as to any Person, (i) any corporation 100% of whose capital stock is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time (other than, in the case of a Foreign Subsidiary of any Borrower with respect to the preceding clauses (i) and (ii), director’s qualifying shares and/or other nominal amount of shares required to be held by Persons other than the Borrowers and their Subsidiaries under applicable law).

SECTION 2.     Amount and Terms of Credit.

2.01.       The Commitments; Funding. (a) Subject to and upon the terms and conditions set forth herein, each Lender with a Commitment severally agrees to make a term loan (each, a “Loan” and, collectively, the “Loans”) to the Borrowers, which Loans (i) shall be incurred pursuant to a single drawing on the Funding Date (the “Borrowing”), (ii) shall be denominated in Dollars, and (iii) shall be made by each such Lender in an aggregate principal amount which does not exceed the Commitment of such Lender on the Funding Date. Once repaid, Loans incurred hereunder may not be reborrowed. All references herein to a “Loan” or “Loans”, to “principal” or the “principal amount” of any Loan or Loans and other terms of like import shall mean Loans incurred by the Borrowers, plus PIK Interest that is added to outstanding principal of Loans pursuant to Section 2.03, minus repayments and prepayments of Loans pursuant to this Agreement.

(b)           Each Lender will make available the Loans to be made by it hereunder on the Funding Date by wire transfer in immediately available funds to the Administrative Agent. The Administrative Agent will make such Loans available to the Borrowers by promptly crediting the amounts that it receives, in like funds by the close of business on such proposed date by effecting a wire transfer of such amounts to an account designated by the Borrowers to the Administrative Agent. No Lender shall be responsible for any default by any other Lender in its obligations hereunder, and each Lender shall be obligated to make its Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder. The Initial Commitment of each Lender shall terminate in its entirety on the Funding Date (after giving effect to the incurrence of Loans on such date).

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2.02.       Notes. (a) The Borrowers’ obligation to pay the principal of, and interest on, the Loans made by each Lender shall be evidenced in the Register maintained by the Administrative Agent pursuant to Section 11.15 and shall, if requested by such Lender, also be evidenced by a promissory note duly executed and delivered by the Borrowers substantially in the form of Exhibit B, with blanks appropriately completed in conformity herewith (each a “Note” and, collectively, the “Notes”).

(b)           Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and prior to any transfer of any of its Notes will endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in such notation shall not affect the Borrowers’ obligations in respect of such Loans.

(c)           Notwithstanding anything to the contrary contained above in this Section 2.02 or elsewhere in this Agreement, Notes shall only be delivered to Lenders which at any time specifically request the delivery of such Notes. No failure of any Lender to request or obtain a Note evidencing its Loans to the Borrowers shall affect or in any manner impair the obligations of the Borrowers to pay the Loans (and all related Obligations) incurred by the Borrowers which would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or guaranties therefor provided pursuant to the various Credit Documents. Any Lender which does not have a Note evidencing its outstanding Loans shall in no event be required to make the notations otherwise described in preceding clause (b). At any time when any Lender requests the delivery of a Note to evidence any of its Loans, the Borrowers shall promptly execute and deliver to the respective Lender the requested Note in the appropriate amount or amounts to evidence such Loans.

2.03.       Interest.

(a)           The Borrowers agree to pay interest in respect of the unpaid principal amount of all Commitments from the Effective Date to the Funding Date at a rate per annum equal to 13.5% (the “Interim Interest Rate”). All amounts of the Interim Interest Rate shall be paid in cash on each Quarterly Payment Date and, if the Funding has not yet occurred, the Funding Termination Date.

(b)           The Borrowers agree to pay interest in respect of the unpaid principal amount of each Loan from the Funding Date until the maturity thereof (whether by acceleration or otherwise) at a rate per annum equal to 13.5% (the “Interest Rate”).

(c)           The Borrowers may elect to pay up to 250 basis points of the Interest Rate (the “PIK Interest”) by capitalizing such amount of interest and adding such amount of interest to the outstanding principal amount of the Loans on the applicable Quarterly Payment Date. The PIK Interest shall be deemed paid, and the principal amount of the Loans as so increased shall be deemed “Loans” hereunder and under the other Credit Documents for all purposes and shall thereafter accrue interest in accordance with the terms of this Agreement. Any amount of the Interest Rate otherwise due on a Quarterly Payment Date which is not paid as PIK Interest in accordance with this Section 2.03 shall be paid in cash (“Cash Interest”) on the relevant Quarterly Payment Date.

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(d)           In the event that the Borrowers shall determine to pay PIK Interest for any Quarterly Payment Date, then the Borrowers shall deliver a notice (a “PIK Notice”) to the Administrative Agent at least 10 Business Days prior to the relevant Quarterly Payment Date, which notice shall state the total amount of interest to be paid on such Quarterly Payment Date, the amount of such interest that will be paid as Cash Interest and the amount that will be paid as PIK Interest. For the avoidance of doubt, interest on the Loans in respect of any Quarterly Payment Date for which a PIK Notice is not delivered in accordance with the first sentence of this clause (c) must be paid entirely in cash. Notwithstanding anything to the contrary, interest to be paid on the first Quarterly Payment Date after the Funding Date, accrued interest to be paid at stated maturity and accrued interest to be paid in connection with any prepayment of Loans pursuant to Sections 4.01 or 4.02 shall be made solely in cash.

(e)           Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan shall, in each case, bear interest at a rate per annum equal to the rate which is 2% in excess of the Interest Rate, and all other overdue amounts payable hereunder and under any other Credit Document shall bear interest at a rate per annum equal to the rate which is 2% in excess of the Interest Rate. Interest that accrues under this Section 2.03(e) shall be payable in cash on demand.

(f)            Accrued (and theretofore unpaid) interest shall be (x) payable as Cash Interest and, if applicable, as PIK Interest, in each case quarterly in arrears on each Quarterly Payment Date in accordance with this Section 2.03, (y) payable in cash on the date of any repayment or prepayment in full of all Loans, and (z) payable in cash at maturity (whether by acceleration or otherwise) and, after such maturity, payable in cash on demand.

2.04.       Increased Costs, Illegality, etc. (a) In the event that any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Loan because of (x) any change since the Effective Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, but not limited to: (A) a change in the basis of taxation of payment to any Lender of the principal of or interest on the Loans or the Notes or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or net profits of such Lender pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein) or (B) a change in official reserve requirements, and/or (y) other circumstances arising since the Effective Date affecting such Lender, then, and in any such event, such Lender shall promptly give notice (by telephone promptly confirmed in writing) to the Borrowers to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter, the Borrowers agree to pay to such Lender, upon such Lender’s written request therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrowers by such Lender shall, absent manifest error, be final and conclusive and binding on all the parties hereto).

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(b)           If any Lender determines that after the Effective Date the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by the NAIC or any Governmental Authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender’s Commitments hereunder or its obligations hereunder, then the Borrowers agree to pay to such Lender, upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Lender’s determination of compensation owing under this Section 2.04(b) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 2.04(b), will give prompt written notice thereof to the Borrowers, which notice shall show in reasonable detail the basis for calculation of such additional amounts, although the failure to give any such notice shall not release or diminish the Borrowers’ obligations to pay additional amounts pursuant to this Section 2.04(b) upon the subsequent receipt of such notice.

2.05.       Compensation. The Borrowers agree to compensate each Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Loans but excluding loss of anticipated profits) which such Lender may sustain: (i) if any prepayment or repayment (including any prepayment or repayment made pursuant to Section 4.01, Section 4.02 or as a result of an acceleration of the Loans pursuant to Section 9) of any of its Loans is not made on any date specified in a notice of prepayment given by the Borrowers; or (ii) as a consequence of any other default by the Borrowers to repay Loans when required by the terms of this Agreement or any Note held by such Lender.

2.06.       Change of Lending Office. Each Lender agrees that on the occurrence of any event giving rise to the operation of Section 2.04(a), Section 2.04(b) or Section 4.04 with respect to such Lender, it will, if requested by the Borrowers, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 2.06 shall affect or postpone any of the obligations of the Borrowers or the right of any Lender provided in Sections 2.04 and 4.04.

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2.07.       Replacement of Lenders. Upon the occurrence of the following: (x) any event giving rise to the operation of Section 2.04(a), Section 2.04(b) or Section 4.04 with respect to any Lender which results in such Lender charging to the Borrowers increased costs in excess of those being generally charged by the other Lenders or (y) a refusal by a Lender to consent to a proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by the Required Lenders as (and to the extent) provided in Section 11.12(b), in each case the Borrowers shall have the right, in accordance with Section 11.04(b), if no Default or Event of Default then exists or would exist after giving effect to such replacement, to replace such Lender (the “Replaced Lender”) with one or more other Eligible Transferees (collectively, the “Replacement Lender”) and each of which shall be reasonably acceptable to the Administrative Agent; provided that:

(a)           at the time of any replacement pursuant to this Section 2.07, the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 11.04(b) (and with all fees payable pursuant to said Section 11.04(b) to be paid by the Replacement Lender and/or the Replaced Lender (as may be agreed to at such time by and among the Borrowers, the Replacement Lender and the Replaced Lender)) pursuant to which the Replacement Lender shall acquire all of the outstanding Loans of the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the respective Replaced Lender and (B) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender pursuant to Section 3.01; and

(b)           all obligations of the Borrowers then owing to the Replaced Lender (other than those specifically described in clause (a) above in respect of which the assignment purchase price has been, or is concurrently being, paid, but including all amounts, if any, owing under Section 2.05) shall be paid in full to such Replaced Lender concurrently with such replacement.

Upon receipt by the Replaced Lender of all amounts required to be paid to it pursuant to this Section 2.07, the Administrative Agent shall be entitled (but not obligated) and authorized to execute an Assignment and Assumption Agreement on behalf of such Replaced Lender, and any such Assignment and Assumption Agreement so executed by the Administrative Agent and the Replacement Lender shall be effective for purposes of this Section 2.07 and Section 11.04. Upon the execution of the respective Assignment and Assumption Agreement, the payment of amounts referred to in clauses (a) and (b) above, recordation of the assignment on the Register by the Administrative Agent pursuant to Section 11.15 and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Borrowers, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 2.04, 2.05, 4.04, 10.06, 11.01 and 11.06), which shall survive as to such Replaced Lender.

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2.08.       Allocation of Purchase Price. It is hereby agreed that, for purposes of Treasury Regulations § 1.1273-2(h), (i) the Lenders that will receive the Investment Warrants (as defined herein) will be treated as acquiring “units” with an aggregate "issue price" of $80,000,000; (ii) the "units" will consist of the following two elements: (1) the Investment Warrants, which have an aggregate a fair market value of $1,050,000 and (2) the aggregate amount of the Loans of all Lenders which have a fair market value of $80,000,000; and (iii) the aggregate "issue price" of such Loans is $78,950,000 (the issue price of the units ($80,000,000) minus the fair market value of the Investment Warrants ($1,050,000)). Each of the Credit Parties and the Lenders agrees to use the foregoing issue price and fair market values for U.S. federal income tax purposes with respect to the transactions contemplated hereby (unless otherwise required by a final determination by the IRS or a court of competent jurisdiction) and for all other financial accounting purposes.

2.09.       Incremental Loans. The Borrowers may at any time after the Funding Date, by written notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders) at least 30 days prior to the requested funding date of such Commitment Increase, request no more than two increases in the amount of the Commitments, each such increase, a “Commitment Increase,” and such increase shall thereupon become effective upon the effectiveness of the Incremental Amendment referred to below; provided that (i) both at the time of such request and upon the effectiveness of the Incremental Amendment referred to below, no Default or Event of Default shall exist, (ii) both at the time of any such request and upon the effectiveness of the Incremental Amendment referred to below, all representations and warranties contained in this Agreement and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on such date (it being understood and agreed that (x) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date and (y) any representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such date), (iii) as of the date of incurrence of Additional Loans (a) if such date is prior to March 31, 2013, the Total Leverage Ratio as of the most recently fiscal quarter of the Parent would be less than 2.50:1.00 on a Pro Forma Basis and, as applicable, calculated in accordance with the definition of Test Period contained herein, after giving effect to the incurrence of the Additional Loans and (b) if such date is after March 31, 2013, the Parent and its Subsidiaries would be in compliance with the financial covenants contained in Sections 8.07 through 8.11, inclusive, as of the most recently ended Calculation Period on a Pro Forma Basis, after giving effect to the incurrence of the Additional Loans and (iv) unless otherwise agreed to by the Required Lenders, the amount of each Commitment Increase shall be in integral multiples of $10,000,000 and the amount of all such Commitment Increases shall not be more than $20,000,000. Loans made pursuant to the Commitment Increase (the “Additional Loans”) shall have the same terms and conditions as those applicable to the Loans and shall constitute “Loans” hereunder. The notice from the Borrower pursuant to this Section 2.09 shall set forth the requested amount of the Commitment Increase and the funding date of such Commitment Increase. Each of the existing Lenders shall have a right of first refusal to provide its pro rata share of the requested Commitment Increase (but no existing Lender will have any obligation to make any portion of the Commitment Increase); provided that if any existing Lender shall choose to not participate in the Commitment Increase, the other existing Lenders shall have the right (but not the obligation) to provide its pro rata share (excluding the share of any non-participating Lender) to provide such amount of the Commitment Increase; provided further that any shortfall of the requested Commitment Increase that has not been provided by an existing Lender pursuant to the terms of this Section 2.09 may be provided by any other bank or other financial institution that is an Eligible Transferee (any such other bank or other financial institution being called an “Additional Lender”); provided that the Administrative Agent shall have consented (not to be unreasonably withheld, conditioned or delayed) to such Additional Lender’s providing a portion of such Commitment Increase. Additional Loans shall be provided pursuant to an amendment (the “Incremental Amendment”) to this Agreement and, as appropriate, the other Credit Documents, executed by each Credit Party, each Lender agreeing to provide such Additional Loans, if any, each Additional Lender, if any, and the Administrative Agent. The Incremental Amendment may, with the consent of the Parent, the Borrowers and the Administrative Agent, but without the consent of any other Credit Party or the Lenders, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrowers, to effect the provisions of this Section 2.09. The Borrower may use the proceeds of the Additional Loans for any purpose not prohibited by this Agreement.

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SECTION 3.     Fees; Prepayment Premiums.

3.01.       Fees. The Borrowers agree to pay to the Administrative Agent the fees, costs and expenses set forth in the Fee Letter and as may be agreed in writing from time to time by Parent or any of its Subsidiaries and the Administrative Agent.

3.02.       Prepayment Premiums.

(a)           Upon the occurrence of any prepayment of all or a portion of the principal of the Loans pursuant to Sections 4.01 or as a result of an acceleration of the Loans pursuant to Section 9 (or upon the occurrence of any prepayment of all or a portion of the principal of the Loans pursuant to 4.02, but solely to the extent that the action giving rise to such prepayment constitutes a Default hereunder), then, in addition to the payment of the principal amount of the Loans, accrued and unpaid interest, and Fees, the Borrowers shall pay the following prepayment premium (each a “Prepayment Premium”) to the Lenders:

(i)            if any such prepayment occurs after the Funding Date but prior to the second year anniversary of the Funding Date (the “Make Whole Period”), the Borrowers shall pay the Lenders a prepayment premium equal to the sum of (x) five percent (5.00%) of the principal amount of the Loan prepaid at such time plus (y) the amount which causes the Lender’s return on the Loan prepaid at such time to equal the full amount of interest that would otherwise have been payable in respect of the Loan if such Loan had remained outstanding during the entire Make Whole Period, and which shall in each case be calculated by the Lender in its discretion, utilizing a discount rate on such stream of principal and interest payments equal to the Treasury Rate plus 50 basis points; provided that under no circumstances shall such Prepayment Premium apply to any Scheduled Repayment;

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(ii)           if any such prepayment occurs after the second year anniversary of the Funding Date but prior to or on the third year anniversary of the Funding Date, the Borrowers shall pay the Lenders a prepayment premium equal to five percent (5.00%) of the principal amount of the Loans prepaid at such time; provided that under no circumstances shall such Prepayment Premium apply to any Scheduled Repayment;

(iii)          if any such prepayment occurs after the third year anniversary of the Funding Date, the Borrowers shall pay the Lenders a prepayment premium equal to three percent (3.00%) of the principal amount of the Loans prepaid at such time; provided that under no circumstances shall such Prepayment Premium apply to any Scheduled Repayment. In addition, notwithstanding anything herein to the contrary, the Prepayment Premium shall not apply to any repayment of Loans on and after the Maturity Date, unless a Default shall have occurred and be continuing as of such date.

(b)           The Borrowers agree that the Prepayment Premiums required under Section 3.02(a) are a reasonable calculation of the Lenders’ lost profits in view of the difficulties and impracticality of determining actual damages resulting from a prepayment of the Loan. All Prepayment Premiums under this Section 3.02 shall be in addition to all other amounts which may be due to the Lenders from time to time pursuant to the terms of this Agreement and the other Credit Documents. All of the Loans shall be subject to the Prepayment Premiums set forth in this Section 3.02 and the payment of one Prepayment Premium on a portion of the Loans shall not excuse or reduce the prepayment of a Prepayment Premium on any subsequent prepayment of the Loans.

SECTION 4.     Prepayments; Payments; Taxes.

4.01.       Voluntary Prepayments. The Borrowers shall have the right to prepay the Loans, together with accrued and unpaid interest, Fees, and any applicable Prepayment Premium as set forth in Section 3.02, in whole or in part at any time and from time to time after the second anniversary of the Funding Date on the following terms and conditions: (i) the Borrowers shall give the Administrative Agent prior to 12:00 Noon (New York City time) at the Notice Office at least one Business Day’s prior written notice (or telephonic notice promptly confirmed in writing) of their intent to prepay Loans, which notice shall specify the amount of such prepayment, and which notice the Administrative Agent shall promptly transmit to each of the Lenders; (ii) each partial prepayment of Loans pursuant to this Section 4.01(a) shall be in an aggregate principal amount of at least $1,000,000 (or such lesser amount as is acceptable to the Administrative Agent in any given case), (iii) each prepayment pursuant to this Section 4.01(a) shall be applied pro rata among all Loans); and (v) each prepayment of Loans pursuant to this Section 4.01(a) shall reduce the then remaining Scheduled Repayments of the Loans in inverse order of maturity.

4.02.       Mandatory Repayments. (a) In addition to any other mandatory repayments pursuant to this Section 4.02, on each date set forth below (each, a “Scheduled Repayment Date”), the Borrowers shall be required to repay that principal amount of Loans, to the extent then outstanding, as is set forth opposite each such date below (each such repayment, as the same may be reduced as provided in Section 4.01(a) or 4.02(g), a “Scheduled Repayment”):

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Scheduled Repayment Date	Amortization Amount

The last Business Day of Parent’s fiscal quarter ending December 31, 2012	$100,000

The last Business Day of Parent’s fiscal quarter ending March 31, 2013	$200,000

The last Business Day of Parent’s fiscal quarter ending June 30, 2013	$200,000

The last Business Day of Parent’s fiscal quarter ending September 30, 2013	$200,000

The last Business Day of Parent’s fiscal quarter ending December 31, 2013	$200,000

The last Business Day of Parent’s fiscal quarter ending March 31, 2014	$200,000

The last Business Day of Parent’s fiscal quarter ending June 30, 2014	$200,000

The last Business Day of Parent’s fiscal quarter ending September 30, 2014	$200,000

The last Business Day of Parent’s fiscal quarter ending December 31, 2014	$200,000

The last Business Day of Parent’s fiscal quarter ending March 31, 2015	$200,000

The last Business Day of Parent’s fiscal quarter ending June 30, 2015	$200,000

The last Business Day of Parent’s fiscal quarter ending September 30, 2015	$200,000

The last Business Day of Parent’s fiscal quarter ending December 31, 2015	$200,000

The last Business Day of Parent’s fiscal quarter ending March 31, 2016	$200,000

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Scheduled Repayment Date	Amortization Amount

The last Business Day of Parent’s fiscal quarter ending June 30, 2016	$200,000

The last Business Day of Parent’s fiscal quarter ending September 30, 2016	$200,000

Maturity Date	Aggregate outstanding principal amount of all Loans as of such date

In the event that Additional Loans are borrowed pursuant to Section 2.09, for any Scheduled Repayment Date after the funding date of such Additional Loans (other than the Maturity Date), each “Scheduled Repayment” shall include an amount equal to 0.25% of the aggregate initial principal amount of Additional Loans made after the Funding Date. Any remainder of the Additional Loans shall be repaid in full on the Maturity Date.

(b)           In addition to any other mandatory repayments pursuant to this Section 4.02, on each date on or after the Funding Date upon which Parent or any of its Subsidiaries receives any Net Cash Proceeds from any capital contribution or any sale or issuance of its Equity Interests (other than (i) issuances of Equity Interests to Parent or any Subsidiary of Parent by any Subsidiary of Parent, (ii) any capital contributions to any Subsidiary of Parent made by Parent or any Subsidiary of Parent or (iii) sales or issuances of Parent Common Stock to employees, officers and/or directors of Parent and its Subsidiaries (including as a result of the exercise of any options with respect thereto) in an aggregate amount not to exceed $1,000,000 in any fiscal year of Parent), an amount equal to (x) 50%, if the issuer of such Equity Interests or recipient of such capital contribution is Parent, and (y) 100%, if the issuer of such Equity Interests or recipient of such capital contribution is a Subsidiary of Parent, in each case of the Net Cash Proceeds of such capital contribution or sale or issuance of Equity Interests shall be applied on such date as a mandatory repayment in accordance with the requirements of Section 4.02(g).

(c)           In addition to any other mandatory repayments pursuant to this Section 4.02, on each date on or after the Funding Date upon which Parent or any of its Subsidiaries receives any cash proceeds from any issuance or incurrence by Parent or any of its Subsidiaries of Indebtedness for borrowed money (other than Indebtedness for borrowed money permitted to be incurred pursuant to Section 8.04 as in effect on the Effective Date), an amount equal to 100% of the Net Cash Proceeds of the respective incurrence of Indebtedness shall be applied on such date as a mandatory repayment in accordance with the requirements of Section 4.02(g).

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(d)           In addition to any other mandatory repayments pursuant to this Section 4.02, on each date on or after the Funding Date upon which Parent or any of its Subsidiaries receives any cash proceeds from any Asset Sale, an amount equal to 100% of the Net Sale Proceeds therefrom shall be applied on such date as a mandatory repayment in accordance with the requirements of Section 4.02(g); provided, however, that with respect to no more than $7,500,000 in the aggregate of such Net Sale Proceeds received by Parent or its Subsidiaries in any fiscal year of Parent, such Net Sale Proceeds shall not be required to be so applied on such date so long as no Default or Event of Default then exists and such Net Sale Proceeds shall be used to purchase assets (other than inventory and working capital) used or to be used in the businesses permitted pursuant to Section 8.15 within 360 days following the date of such Asset Sale, and provided further, that if all or any portion of such Net Sale Proceeds not required to be so applied as provided above in this Section 4.02(d) are not so reinvested within such 360-day period (or such earlier date, if any, as Parent or the relevant Subsidiary determines not to reinvest the Net Sale Proceeds from such Asset Sale as set forth above), such remaining portion shall be applied on the last day of such period (or such earlier date, as the case may be) as provided above in this Section 4.02(d) without regard to the preceding proviso.

(e)           In addition to any other mandatory repayments pursuant to this Section 4.02, on each Excess Cash Payment Date, an amount equal to the Applicable ECF Prepayment Percentage of the Excess Cash Flow for the related Excess Cash Payment Period shall be applied as a mandatory repayment in accordance with the requirements of Section 4.02(g).

(f)            In addition to any other mandatory repayments pursuant to this Section 4.02, on each date on or after the Funding Date upon which Parent or any of its Subsidiaries receives any cash proceeds from any Recovery Event (other than Recovery Events where the Net Cash Proceeds therefrom do not exceed $100,000), an amount equal to 100% of the Net Cash Proceeds from such Recovery Event shall be applied on such date as a mandatory repayment in accordance with the requirements of Section 4.02(g); provided, however, that (x) so long as no Default or Event of Default then exists and such Net Cash Proceeds do not exceed $7,500,000, such Net Cash Proceeds shall not be required to be so applied on such date to the extent that Parent has delivered a certificate to the Administrative Agent on such date stating that such Net Cash Proceeds shall be used to replace or restore any properties or assets in respect of which such Net Cash Proceeds were paid within 360 days following the date of the receipt of such Net Cash Proceeds (which certificate shall set forth the estimates of the Net Cash Proceeds to be so expended), and (y) so long as no Default or Event of Default then exists and if (i) the amount of such Net Cash Proceeds exceeds $7,500,000, (ii) the amount of such Net Cash Proceeds, together with other cash available to the Borrowers and permitted to be spent by it on Capital Expenditures during the relevant period pursuant to Section 8.07, equals at least 100% of the cost of replacement or restoration of the properties or assets in respect of which such Net Cash Proceeds were paid as determined by Parent and as supported by such estimates or bids from contractors or subcontractors or such other supporting information as the Administrative Agent may reasonably request, (iii) Parent has delivered to the Administrative Agent a certificate on or prior to the date the application would otherwise be required pursuant to this Section 4.02(f) in the form described in clause (x) above and also certifying Parent’s determination as required by preceding clause (ii) and certifying the sufficiency of business interruption insurance as required by succeeding clause (iv), and (iv) Parent has delivered to the Administrative Agent such evidence as the Administrative Agent may reasonably request in form and substance reasonably satisfactory to the Administrative Agent establishing that the Borrowers have sufficient business interruption insurance and that the Borrowers will receive payments thereunder in such amounts and at such times as are necessary to satisfy all obligations and expenses of the Borrowers (including, without limitation, all debt service requirements, including pursuant to this Agreement), without any delay or extension thereof, for the period from the date of the respective casualty, condemnation or other event giving rise to the Recovery Event and continuing through the completion of the replacement or restoration of the respective properties or assets, then the entire amount of the Net Cash Proceeds of such Recovery Event and not just the portion in excess of $7,500,000 shall be deposited with the Administrative Agent pursuant to a cash collateral arrangement reasonably satisfactory to the Administrative Agent, whereby such Net Cash Proceeds shall be disbursed to the Borrowers from time to time as needed to pay actual costs incurred by it in connection with the replacement or restoration of the respective properties or assets (pursuant to such certification requirements as may be established by the Administrative Agent), it being understood and agreed that at any time while an Event of Default has occurred and is continuing, the Required Lenders may direct the Administrative Agent (in which case the Administrative Agent shall, and is hereby authorized by the Borrowers to, follow said directions) to apply any or all proceeds then on deposit in such cash collateral account to the repayment of Obligations hereunder, and provided further, that if all or any portion of such Net Cash Proceeds not required to be so applied pursuant to the preceding proviso (whether pursuant to clause (x) or (y) thereof) are not so used within 360 days after the date of the receipt of such Net Cash Proceeds (or such earlier date, if any, as Parent or the relevant Subsidiary determines not to reinvest the Net Cash Proceeds relating to such Recovery Event as set forth above), such remaining portion shall be applied on the last day of such period (or such earlier date, as the case may be) as provided above in this Section 4.02(f) without regard to the preceding proviso.

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(g)           Each amount required to be repaid pursuant to Sections 4.02(b), (c), (d), (e) and (f) and applied in accordance with this Section 4.02(g) shall be applied to reduce the then remaining Scheduled Repayments of the Loans in inverse order of maturity (based upon the then remaining principal amounts of the Scheduled Repayments of such Loans after giving effect to all prior reductions thereto).

(h)           In addition to any other mandatory repayments pursuant to this Section 4.02, (i) all then outstanding Loans shall be repaid in full on the Maturity Date and (ii) unless the Required Lenders otherwise agree in writing, all then outstanding Loans shall be repaid in full on the date on which a Change of Control occurs.

4.03.       Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement and under any Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 12:00 Noon (New York City time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office. Any payments received by the Administrative Agent after such time shall be deemed to have been received on the next Business Day. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

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4.04.       Net Payments. (a)  All payments made by the Borrowers hereunder and under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as “Taxes”). If any Taxes are so levied or imposed, the Borrowers agree to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrowers agree to reimburse each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income or net profits of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located and for any withholding of taxes as such Lender shall determine are payable by, or withheld from, such Lender, in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. The Borrowers will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by such Borrower. The Borrowers agree to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

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(b)           Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees to deliver to the Borrowers and the Administrative Agent on or prior to the Effective Date or, in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 2.07 or 11.04(b) (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) certifying to such Lender’s entitlement as of such date to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or any successor forms) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a “Section 4.04(b)(ii) Certificate”) and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such Lender’s entitlement as of such date to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, such Lender will deliver to the Borrowers and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI, Form W-8BEN (with respect to the benefits of any income tax treaty), or Form W-8BEN (with respect to the portfolio interest exemption) and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or such Lender shall immediately notify the Borrowers and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 4.04(b). Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 11.04(b) and the immediately succeeding sentence, (x) each Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to such Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrowers shall not be obligated pursuant to Section 4.04(a) to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the United States if (I) such Lender has not provided to the Borrowers the Internal Revenue Service Forms required to be provided to the Borrowers pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 11.04(b), the Borrowers agree to pay any additional amounts and to indemnify each Lender in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by them as described in the immediately preceding sentence as a result of any changes that are effective after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes.

SECTION 5.     Conditions Precedent to the Loans. The obligation of each Lender to make Loans on the Funding is subject at the time of the making of such Loans to the satisfaction of the following conditions:

5.01.       Funding Date; Notes.  On or prior to the Funding Date, (i) the Effective Date shall have occurred as provided in Section 11.10 and (ii) there shall have been delivered to the Administrative Agent for the account of each of the Lenders that has requested a Note, the appropriate Note executed by the Borrowers, in each case in the amount, maturity and as otherwise provided herein.

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5.02.       Officer’s Certificate.  On the Funding Date, the Administrative Agent shall have received a certificate, dated the Funding Date and signed on behalf of the Borrowers by the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President or any Vice President of the Borrowers, certifying on behalf of the Borrowers that (i) there shall exist no Default or Event of Default, (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct and (iii) all of the conditions in Sections 5.03 through 5.22, inclusive, have been satisfied as of such date.

5.03.       Opinions of Counsel.  On the Funding Date, the Administrative Agent shall have received (i) from Strasburger & Price L.L.P., special counsel to the Credit Parties, an opinion addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and dated the Funding Date covering the matters set forth in Exhibit E and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request, (ii) from Alaskan counsel, an opinion, in form and substance reasonably satisfactory to the Administrative Agent, addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and dated the Funding Date covering such matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request, and (iii) from Canadian counsel, an opinion, in form and substance reasonably satisfactory to the Administrative Agent, addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and dated the Funding Date covering such matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request.

5.04.       Company Documents; Proceedings; etc.  (a)  On the Funding Date, the Administrative Agent shall have received a certificate from each Credit Party, dated the Funding Date, signed by the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President or any Vice President of such Credit Party, and attested to by the Secretary or any Assistant Secretary of such Credit Party, in the form of Exhibit F with appropriate insertions, together with copies of the certificate or articles of incorporation and by-laws (or other equivalent organizational documents), as applicable, of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and each of the foregoing shall be in form and substance reasonably acceptable to the Administrative Agent.

(b)           On the Funding Date, all Company and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of Company proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper Company officers or Governmental Authorities.

5.05.       Employee Benefit Plans; Shareholders’ Agreements; Management Agreements; Employment Agreements; Non-Compete Agreements; Collective Bargaining Agreements; Tax Sharing Agreements; Existing Indebtedness Agreements. On or prior to the Funding Date, there shall have been delivered to the Administrative Agent true and correct copies of the following documents, certified as such by an Authorized Officer of Parent, solely to the extent Parent or its Subsidiaries have any of the following documents:

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(i)            all Plans (and for each Plan that is required to file an annual report on Internal Revenue Service Form 5500-series, a copy of the most recent such report (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information), and for each Plan that is a “single-employer plan” as defined in Section 4001(a)(15) of ERISA, the most recently prepared actuarial valuation therefor) and any other “employee benefit plans” as defined in Section 3(3) of ERISA, and any other material agreements, plans or arrangements, with or for the benefit of current or former employees of Parent or any of its Subsidiaries or any ERISA Affiliate (provided that the foregoing shall apply in the case of any multiemployer plan, as defined in 4001(a)(3) of ERISA, only to the extent that any document described herein is in the possession of Parent or any Subsidiary of Parent or any ERISA Affiliate or is reasonably available thereto from the sponsor or trustee of any such plan);

(ii)           all agreements entered into by Parent or any of its Subsidiaries governing the terms and relative rights of its equity interests and any agreements entered into by its shareholders relating to any such entity with respect to its equity interests (collectively, the “Shareholders’ Agreements”);

(iii)          all material agreements with members of, or with respect to, the management of Parent or any of its Subsidiaries;

(iv)          all material employment agreements entered into by Parent or any of its Subsidiaries;

(v)           all non-compete agreements entered into by Parent or any of its Subsidiaries which restrict the activities of Parent or any of its Subsidiaries;

(vi)          all collective bargaining agreements applying or relating to any employee of Parent or any of any of its Subsidiaries;

(vii)         all tax sharing, tax allocation and other similar agreements entered into by Parent or any of its Subsidiaries; and

(viii)        all agreements evidencing or relating to Indebtedness of Parent or any of its Subsidiaries which is to remain outstanding after giving effect to the Transaction;

all of which shall be in form and substance reasonably satisfactory to the Administrative Agent and shall be in full force and effect on the Funding Date.

5.06.       Intercompany Canadian Note.  The Intercompany Canadian Note shall have been issued pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.

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5.07.       Consummation of the Refinancing

(a)           On or prior to the Funding Date and concurrently with the incurrence of Loans and the use of such Loans to finance the Refinancing on such date, all Indebtedness of Parent and its Subsidiaries under the Indebtedness Agreements to be Repaid shall have been repaid in full, together with all fees, prepayment penalties and other amounts owing thereon, all commitments under the Indebtedness Agreements to be Repaid shall have been terminated and all letters of credit issued pursuant to the Indebtedness Agreements to be Repaid shall have been terminated.

(b)           On the Funding Date and concurrently with the incurrence of Loans on such date, all security interests in respect of, and Liens securing, the Indebtedness under the Indebtedness Agreements to be Repaid created pursuant to the security documentation relating to the Indebtedness Agreements to be Repaid shall have been terminated and released, and the Administrative Agent shall have received all such releases as may have been requested by the Administrative Agent, which releases shall be in form and substance satisfactory to the Administrative Agent. Without limiting the foregoing, there shall have been delivered to the Administrative Agent (x) proper termination statements (Form UCC-3 or the appropriate equivalent) for filing under the UCC or equivalent statute or regulation of each jurisdiction where a financing statement or application for registration (Form UCC-1 or the appropriate equivalent) was filed with respect to Parent or any of its Subsidiaries in connection with the security interests created with respect to the Indebtedness Agreements to be Repaid, (y) terminations or reassignments of any security interest in, or Lien on, any patents, trademarks, copyrights, or similar interests of Parent or any of its Subsidiaries on which filings have been made and (z) terminations of all mortgages, leasehold mortgages, hypothecs and deeds of trust created with respect to property of Parent or any of its Subsidiaries, in each case, to secure the obligations under the Indebtedness Agreements to be Repaid, all of which shall be in form and substance reasonably satisfactory to the Administrative Agent.

(c)           On the Funding Date and after giving effect to the consummation of the Transaction, Parent and its Subsidiaries shall have no outstanding Preferred Equity or Indebtedness, except for (i) Indebtedness pursuant to or in respect of the Credit Documents, (ii) the Existing Shareholders Notes, (iii) certain other indebtedness existing on the Effective Date as listed on Schedule VI in an aggregate outstanding principal amount not to exceed $2,000,000, (iv) Intercompany Loans then outstanding and permitted under Section 8.05(viii) (with the Indebtedness described in sub-clauses (iii) and (iv) being herein called the “Existing Indebtedness”) and (iv) Preferred Equity existing on the Effective Date as listed on Schedule VI. On and as of the Funding Date, all of the Existing Indebtedness shall remain outstanding after giving effect to the Transaction without any breach, required repayment, required offer to purchase, default, event of default or termination rights existing thereunder or arising as a result of the Transaction.

(d)           The Administrative Agent shall have received evidence in form, scope and substance reasonably satisfactory to it that the matters set forth in this Section 5.07 have been satisfied on the Funding Date.

5.08.       Adverse Change, Approvals.  (a)  Since December 31, 2011, nothing shall have occurred (and neither the Administrative Agent nor any Lender shall have become aware of any facts or conditions not previously known) which the Administrative Agent or the Required Lenders shall determine has had, or could reasonably be expected to have, (i) a Material Adverse Effect or (ii) a material adverse effect on the Transaction.

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(b)           On or prior to the Funding Date, all necessary governmental (domestic and foreign) and material third party approvals and/or consents in connection with the Transaction, the other transactions contemplated hereby and the granting of Liens under the Credit Documents shall have been obtained and remain in effect, and all applicable waiting periods with respect thereto shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the Transaction or the other transactions contemplated by the Documents or otherwise referred to herein or therein. On the Funding Date, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the Transaction or the other transactions contemplated by the Documents or otherwise referred to herein or therein.

5.09.       Litigation.  On the Funding Date, there shall be no actions, suits or proceedings pending or threatened (i) with respect to the Transaction, this Agreement or any other Document, or (ii) which the Administrative Agent or the Required Lenders shall determine has had, or could reasonably be expected to have, a Material Adverse Effect.

5.10.       Subsidiaries Guaranty; Intercompany Notes. (a) On the Funding Date, each Subsidiary Guarantor, if any, shall have duly authorized, executed and delivered the Subsidiaries Guaranty in the form of Exhibit G (as amended, modified and/or supplemented from time to time, the “Subsidiaries Guaranty”), and the Subsidiaries Guaranty shall be in full force and effect.

(b)           On the Funding Date, each Intercompany Note shall have been executed and pledged to the Lenders pursuant to the terms of the Pledge Agreement.

5.11.       Pledge Agreement.  On the Funding Date, each Credit Party shall have duly authorized, executed and delivered the Pledge Agreement in the form of Exhibit H (as amended, modified, restated and/or supplemented from time to time, the “Pledge Agreement”) and shall have delivered to the Collateral Agent, as Pledgee thereunder, all of the Pledge Agreement Collateral, if any, referred to therein and then owned by such Credit Party, (x) endorsed in blank, or together with executed and undated endorsements for transfer, in the case of promissory notes (including but not limited to the Intercompany Notes) constituting Pledge Agreement Collateral and (y) together with executed and undated endorsements for transfer in the case of Equity Interests constituting certificated Pledge Agreement Collateral, along with evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the security interests purported to be created by the Pledge Agreement have been taken, and the Pledge Agreement shall be in full force and effect.

5.12.       Security Agreement.  On the Funding Date, each Credit Party shall have duly authorized, executed and delivered the Security Agreement in the form of Exhibit I-1 (as amended, modified, restated and/or supplemented from time to time, the “Security Agreement”) covering all of such Credit Party’s Security Agreement Collateral, together with:

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(i)            proper financing statements (Form UCC-1 or the equivalent) fully executed for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the security interests purported to be created by the Security Agreement;

(ii)           certified copies of requests for information or copies, or equivalent reports as of a recent date, listing all effective financing statements that name Parent or any of its Subsidiaries as debtor and that are filed in the jurisdictions referred to in clause (i) above and in such other jurisdictions in which Collateral is located on the Funding Date, together with copies of such other financing statements that name Parent or any of its Subsidiaries as debtor (none of which shall cover any of the Collateral except (x) to the extent evidencing Permitted Liens or (y) those in respect of which the Collateral Agent shall have received termination statements (Form UCC-3) or such other termination statements as shall be required by local law fully executed for filing);

(iii)          evidence of the completion of all other recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the security interests intended to be created by the Security Agreement; and

(iv)          evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the Security Agreement have been taken, and the Security Agreement shall be in full force and effect.

5.13.       Foreign Security Agreements (a) Prior to the Funding Date, (a) SAE executed and delivered, as of November 14, 2012, a security agreement covering all of its property and assets in Colombia, the Spanish text of which is substantially equivalent to the text in English of Exhibit I-2, (b) such security agreement was filed or registered on November 16, 2012 at, and was accepted on November 19, 2012 for filing or registration by, the Chamber of Commerce in Bogotá, Colombia, (c) such financing statements or other appropriate documents as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the security interests purported to be created by the Security Agreement were filed in the applicable filing offices, and (d) such legal opinions and other documentation as may reasonably requested by the Collateral Agent in connection with the foregoing shall have been delivered to the Administrative Agent.

(b)           SAE shall have duly authorized, executed and delivered a security agreement covering all of its property and assets in Peru substantially in the form of Exhibit I-3, (b) such security agreement shall have been filed or registered at, and accepted for filing or registration by, the Public Registry of Lima, Peru, (III) such financing statements or other appropriate documents as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the security interests purported to be created by the Security Agreement shall have been filed in the applicable filing offices, and (IV) such legal opinions and other documentation as may be reasonably requested by the Collateral Agent in connection with the foregoing shall have been delivered to the Administrative Agent.

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5.14.       Capitalization Information.  . Parent shall have provided an accurate and complete capitalization table reflecting all of the direct and indirect owners of the Parent and its Subsidiaries (including the applicable ownership percentages) as of: (i) the date immediately prior to the Funding Date (the “Pre-Closing Cap Table”), and (ii) the date immediately following the Funding Date (the “Post-Closing Cap Table”)(collectively, the “Cap Table”).

5.15.       Organization Chart. The Parent shall have provided an accurate and complete organization chart reflecting all of the direct and indirect subsidiaries and/or affiliates of the Parent (including the applicable ownership percentages) as of: (i) the date immediately prior to the Funding Date (the “Pre-Closing Organization Chart”), and (ii) the date immediately following the Funding Date (the “Post-Closing Organization Chart”)(collectively, the “Organization Charts”).

5.16.       Financial Statements; Pro Forma Balance Sheet; Projections. On or prior to the Funding Date, the Administrative Agent shall have received true and correct copies of the historical financial statements, the pro forma financial statements and the Projections referred to in Sections 6.05(a) and (d), which historical financial statements, pro forma financial statements and Projections shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.

5.17.       Solvency Certificate; Insurance Certificates, etc. On the Funding Date, the Administrative Agent shall have received:

(i)            a solvency certificate from the chief financial officer of Parent in the form of Exhibit J hereto;

(ii)           certificates of insurance complying with the requirements of Section 7.03 for the business and properties of Parent and its Subsidiaries, in form and substance reasonably satisfactory to the Administrative Agent and naming the Collateral Agent as an additional insured and/or as loss payee, and stating that such insurance shall not be canceled or materially revised without at least 30 days’ prior written notice by the insurer to the Collateral Agent; and

(iii)          if requested by the Administrative Agent, environmental and hazardous substance analyses with respect to the Real Property of Parent and its Subsidiaries in scope, form and substance reasonably acceptable to the Administrative Agent and the Required Lenders, together with a satisfactory reliance letter addressed to the Administrative Agent and the Lenders.

5.18.       Fees, etc.  Prior to the Funding Date, the Borrowers shall have executed a fee letter in scope, form and substance reasonably acceptable to the Administrative Agent (the “Fee Letter”) and shall have paid to the Administrative Agent (and its relevant affiliates) and each Lender all costs, fees and expenses (including, without limitation, all diligence expenses and legal fees and expenses) and other compensation contemplated hereby and under the fee letter payable to the Administrative Agent or such Lender to the extent then due.

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5.19.       Notice of Borrowing. Prior to the making of the Loans on the Funding Date, the Administrative Agent shall have received a notice of borrowing substantially in the form of Exhibit A hereto at least one Business Day prior to the Funding Date.

5.20.       Due Diligence. Prior to the making of the Loans on the Funding Date, the Administrative Agent shall have completed, to its satisfaction, all legal, tax, accounting, environmental, business and other due diligence (including but not limited to satisfactory diligence calls with parties to the Credit Parties’ contracts) with respect to the business, contracts, assets, liabilities, operations and condition (financial or otherwise) of Parent and its Subsidiaries in scope and determination satisfactory to the Administrative Agent in its sole discretion.

5.21.       Investment Warrants. The Investment Warrants shall have been issued on the Funding Date on terms and conditions acceptable to the Administrative Agent and in accordance with the terms of this Agreement and the Warrant Agreements.

5.22.       Funding Date. The conditions precedent set forth in Sections 5.01 through 5.21 shall have been satisfied, and the Funding Date shall have occurred, on or prior to the Funding Termination Date.

In determining the satisfaction of the conditions specified in this Section 5, (x) to the extent any item is required to be satisfactory to any Lender, such item shall be deemed satisfactory to each Lender which has not notified the Administrative Agent in writing prior to the occurrence of the Funding Date that the respective item or matter does not meet its satisfaction and (y) in determining whether any Lender is aware of any fact, condition or event that has occurred and which would reasonably be expected to have a Material Adverse Effect or a material adverse effect of the type described in Section 5.08, each Lender which has not notified the Administrative Agent in writing prior to the occurrence of the Funding Date of such fact, condition or event shall be deemed not to be aware of any such fact, condition or event on the Funding Date. Upon the Administrative Agent’s good faith determination that the conditions specified in this Section 5 have been met (after giving effect to the preceding sentence), then the Funding Date shall have been deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto had not been met (although the occurrence of the Funding Date shall not release the Borrowers from any liability for failure to satisfy one or more of the applicable conditions contained in this Section 5). The acceptance of the Loans shall constitute a representation and warranty by each of the Borrowers to the Administrative Agent and each of the Lenders that all the conditions specified in this Section 5 are satisfied as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in this Section 5, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders and shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.

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SECTION 6.     Representations, Warranties and Agreements.     In order to induce the Lenders to enter into this Agreement and to make the Loans comprising the Borrowing as provided herein, each of the Borrowers make the following representations, warranties and agreements, in each case after giving effect to the Transaction, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Borrowing, with the occurrence of each Credit Event on the Funding Date being deemed to constitute a representation and warranty that the matters specified in this Section 6 are true and correct in all material respects on and as of the Funding Date.

6.01.       Company Status. Each of Parent and each of its Subsidiaries (i) is a duly organized and validly existing Company in good standing (or, in the case of any non-U.S. Subsidiary of Parent, the applicable equivalent of “good standing” to the extent that such concept exists in such non-U.S. Subsidiary’s jurisdiction of organization) under the laws of the jurisdiction of its organization, (ii) has the Company power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications except for failures to be so qualified or authorized which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No certifications by any Governmental Authority are required for operation of the business of Parent and its Subsidiaries that are not in place, except for such certifications or agreements, the absence of which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

6.02.       Power and Authority. Each Credit Party and each of their respective Subsidiaries has the Company power and authority to execute, deliver and perform the terms and provisions of each of the Documents to which it is party and has taken all necessary Company action to authorize the execution, delivery and performance by it of each of such Documents. Each Credit Party and each of their respective Subsidiaries has duly executed and delivered each of the Documents to which it is party, and each of such Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

6.03.       No Violation. Neither the execution, delivery or performance by any Credit Party or any Subsidiary of the Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or Governmental Authority, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of any Credit Party or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, in each case to which any Credit Party or any of its Subsidiaries is a party or by which it or any its property or assets is bound or to which it may be subject, or (iii) will violate any provision of the certificate or articles of incorporation, certificate of formation, limited liability company agreement or by-laws (or equivalent organizational documents), as applicable, of any Credit Party or any of its Subsidiaries.

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6.04.       Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for (x) those that have otherwise been obtained or made on or prior to the Funding Date and which remain in full force and effect on the Funding Date and (y) filings which are necessary to perfect the security interests created or intended to be created under the Security Documents, which filings will be made on the Funding Date), or exemption by, any Governmental Authority is required to be obtained or made by, or on behalf of, any Credit Party or any Subsidiary to authorize, or is required to be obtained or made by, or on behalf of, any Credit Party or any Subsidiary in connection with, (i) the execution, delivery and performance of any Document or (ii) the legality, validity, binding effect or enforceability of any such Document.

6.05.       Financial Statements; Financial Condition; Undisclosed Liabilities; Projections. (a)(i) (I) The audited consolidated and consolidating balance sheet of Parent and its Subsidiaries at December 31, 2010 and December 31, 2011 and the related consolidated and consolidating statements of income and cash flows and changes in shareholders’ equity of Parent for the two fiscal year of Parent ended on December 31, 2010 and December 31, 2011, in each case furnished to the Lenders prior to the Effective Date, present fairly in all material respects the consolidated and consolidating financial position of Parent and its Subsidiaries at the date of said financial statements and the results for the respective periods covered thereby and (II) the unaudited consolidated and consolidating balance sheet of Parent and its Subsidiaries at March 31, 2012, June 30, 2012 and September 30, 2012 and the related consolidated and consolidating statements of income and cash flows and changes in shareholders’ equity of Parent and its Subsidiaries for the three-month period ended on each such date, furnished to the Lenders prior to the Effective Date, present fairly in all material respects the consolidated and consolidating financial condition of Parent and its Subsidiaries at the date of said financial statements and the results for the period covered thereby, subject to normal year-end adjustments. All such financial statements have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes to said financial statements and subject, in the case of the unaudited financial statements, to normal year-end audit adjustments (all of which are of a recurring nature and none of which, individually or in the aggregate, would be material) and the absence of footnotes.

(ii)           The pro forma consolidated and consolidating balance sheet of Parent and its Subsidiaries as of September 30, 2012 (after giving effect to the Transaction and the financing therefor), a copy of which has been furnished to the Lenders prior to the Funding Date, presents a good faith estimate of the pro forma consolidated and consolidating financial position of Parent and its Subsidiaries as of such date.

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(b)           On and as of the Funding Date, and after giving effect to the Transaction and to all Indebtedness (including the Loans) being incurred or assumed and Liens created by the Credit Parties in connection therewith, (i) the sum of the fair value of the assets, at a fair valuation, of each Credit Party (on a stand-alone basis) and of each Credit Party and its Subsidiaries (taken as a whole) will exceed its or their respective debts, (ii) the sum of the present fair salable value of the assets of each Credit Party (on a stand-alone basis) and of each Credit Party and its Subsidiaries (taken as a whole) will exceed its or their respective debts, (iii) each Credit Party (on a stand-alone basis) and each Credit Party and its Subsidiaries (taken as a whole) has or have not incurred and does or do not intend to incur, and does or do not believe that it or they will incur, debts beyond its or their respective ability to pay such debts as such debts mature, and (iv) each Credit Party (on a stand-alone basis) and each Credit Party and its Subsidiaries (taken as a whole) will have sufficient capital with which to conduct its or their respective businesses. For purposes of this Section 6.05(b), “debt” means any liability on a claim, and “claim” means (a) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (b) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

(c)           Except as fully disclosed in the financial statements delivered pursuant to Section 6.05(a), and except for the Indebtedness incurred under this Agreement and the Existing Shareholders Notes, there were as of the Funding Date no liabilities or obligations with respect to Parent or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, could reasonably be expected to be material to Parent or any of its Subsidiaries. As of the Funding Date, neither Parent nor the Borrowers know of any basis for the assertion against it or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not fully disclosed in the financial statements delivered pursuant to Section 6.05(a) or referred to in the immediately preceding sentence which, either individually or in the aggregate, could reasonably be expected to be material to Parent and its Subsidiaries taken as a whole.

(d)           The Projections delivered to the Administrative Agent and the Lenders prior to the Funding Date have been prepared in good faith and are based on reasonable assumptions, and there are no statements or conclusions in the Projections which are based upon or include information known to Parent or the Borrowers to be misleading in any material respect or which fail to take into account material information known to Parent or the Borrowers regarding the matters reported therein. On the Funding Date, Parent and the Borrowers believe that the Projections are reasonable and attainable, it being recognized by the Lenders, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the Projections may differ from the projected results included in such Projections.

(e)           After giving effect to the Transaction (but for this purpose assuming that the Transaction and the related financing had occurred prior to December 31, 2011), since December 31, 2011, nothing has occurred that has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

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6.06.       Litigation. There are no actions, suits or proceedings pending or, to the knowledge of Parent and the Borrowers, threatened (i) with respect to the Transaction or any Document or (ii) that has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

6.07.       True and Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of Parent or the Borrowers in writing to the Administrative Agent or any Lender (including, without limitation, all information contained in the Documents) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Parent or the Borrowers in writing to the Administrative Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided, it being understood and agreed that for purposes of this Section 6.07, such factual information shall not include the Projections or any pro forma financial information.

6.08.       Use of Proceeds; Margin Regulations. (a) All proceeds of the Loans will be used by the Borrowers (i) to fund capital expenditures, (ii) to repay existing indebtedness (including, the Indebtedness Agreements to be Repaid), (iii) to fund the initial borrowing under the Intercompany Canadian Note, (iv) for general corporate purposes and (v) to pay fees and expenses incurred in connection with the Transaction.

(b)           No part of any Loan (or the proceeds thereof) will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

6.09.       Tax Returns and Payments. Each of Parent and each of its Subsidiaries has timely filed or caused to be timely filed with the appropriate taxing authority all returns, statements, forms and reports for taxes (the “Returns”) required to be filed by, or with respect to the income, properties or operations of, Parent and/or any of its Subsidiaries. The Returns accurately reflect in all material respects all liability for taxes of Parent and its Subsidiaries, as applicable, for the periods covered thereby. Each of Parent and each of its Subsidiaries has paid all taxes and assessments payable by it which have become due, other than those that are being contested in good faith and adequately disclosed and fully provided for on the financial statements of Parent and its Subsidiaries in accordance with GAAP. There is no material action, suit, proceeding, investigation, audit or claim now pending or, to the best knowledge of Parent or any of its Subsidiaries, threatened by any authority regarding any taxes relating to Parent or any of its Subsidiaries. As of the Funding Date, neither Parent nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of Parent or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of Parent or any of its Subsidiaries not to be subject to the normally applicable statute of limitations. Neither Parent nor any of its Subsidiaries has incurred, nor will any of them incur, any material tax liability in connection with the Transaction or any other transactions contemplated hereby (it being understood that the representation contained in this sentence does not cover any future tax liabilities of Parent or any of its Subsidiaries arising as a result of the operation of their businesses in the ordinary course of business).

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6.10.       Compliance with ERISA. (a) Schedule IV sets forth each Plan as of the Funding Date; each Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including without limitation ERISA and the Code; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code or has adopted a prototype or volume submitter plan document and is entitled to reliance on the sponsor’s opinion letter from the Internal Revenue Service; no Reportable Event has occurred; no Plan which is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) is insolvent or in reorganization; no Plan has an Unfunded Current Liability which, when added to the aggregate amount of Unfunded Current Liabilities with respect to all other Plans, exceeds $100,000; no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan have been timely made; neither Parent nor any Subsidiary of Parent nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code or expects to incur any such liability under any of the foregoing sections with respect to any Plan; no condition exists which presents a material risk to Parent or any Subsidiary of Parent or any ERISA Affiliate of incurring a material liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or threatened; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of Parent and its Subsidiaries and its ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan, would not exceed $250,000; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of Parent, any Subsidiary of Parent, or any ERISA Affiliate has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; each group health plan (as defined in 45 Code of Federal Regulations Section 160.103) which covers or has covered employees or former employees of Parent, any Subsidiary of Parent, or any ERISA Affiliate has at all times been operated in compliance with the provisions of the Health Insurance Portability and Accountability Act of 1996 and the regulations promulgated thereunder; no lien imposed under the Code or ERISA on the assets of Parent or any Subsidiary of Parent or any ERISA Affiliate exists or is likely to arise on account of any Plan; and Parent and its Subsidiaries may cease contributions to or terminate any employee benefit plan maintained by any of them without incurring any material liability.

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(b)   Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. All contributions required to be made with respect to a Foreign Pension Plan have been timely made. Neither Parent nor any of its Subsidiaries has incurred any obligation in connection with the termination of, or withdrawal from, any Foreign Pension Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of Parent’s most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities.

6.11.       Security Documents. (a)  The provisions of the Security Agreement are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest in all right, title and interest of the Credit Parties in the Security Agreement Collateral described therein, and the Collateral Agent, for the benefit of the Secured Creditors, has a fully perfected security interest in all right, title and interest in all of the Security Agreement Collateral described therein, subject to no other Liens other than Permitted Liens. The recordation of (x) the Grant of Security Interest in U.S. Patents and (y) the Grant of Security Interest in U.S. Trademarks in the respective form attached to the Security Agreement, in each case in the United States Patent and Trademark Office, together with filings on Form UCC-1 made pursuant to the Security Agreement, will create, as may be perfected by such filings and recordation, a perfected security interest in the United States trademarks and patents covered by the Security Agreement, and the recordation of the Grant of Security Interest in U.S. Copyrights in the form attached to the Security Agreement with the United States Copyright Office, together with filings on Form UCC-1 made pursuant to the Security Agreement, will create, as may be perfected by such filings and recordation, a perfected security interest in the United States copyrights covered by the Security Agreement.

(b)           The security interests created under the Pledge Agreement in favor of the Collateral Agent, as Pledgee, for the benefit of the Secured Creditors, constitute perfected security interests in the Pledge Agreement Collateral described in the Pledge Agreement, subject to no security interests of any other Person). No filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created in the Pledge Agreement Collateral under the Pledge Agreement other than with respect to that portion of the Pledge Agreement Collateral constituting a “general intangible” under the UCC.

6.12.       Properties. All Real Property owned or leased by Parent or any of its Subsidiaries as of the Funding Date, and the nature of the interest therein, is correctly set forth in Schedule III. Each of Parent and each of its Subsidiaries has good and indefeasible title to all material properties (and to all buildings, fixtures and improvements located thereon) owned by it, including all material property reflected in the most recent historical balance sheets referred to in Section 6.05(a) (except as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business or as permitted by the terms of this Agreement), free and clear of all Liens, other than Permitted Liens. Each of Parent and each of its Subsidiaries has a valid and indefensible leasehold interest in the material properties leased by it free and clear of all Liens other than Permitted Liens.

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6.13.       Capitalization.  (a) On the Funding Date, the authorized capital stock of Parent consists of (x) 1,250,000 shares of common stock, $0.0001 par value per share (such authorized shares of common stock, together with any subsequently authorized shares of common stock of Parent, the “Parent Common Stock”) and (y) 5,000,000 shares of preferred stock, $0.0001 par value per share (such authorized shares of preferred stock, together with any subsequently authorized shares of preferred stock of Parent, the “Parent Preferred Stock”). On the Funding Date, 1,048,770 shares of Parent Common Stock and 5,000,000 shares of Parent Preferred Stock are issued and outstanding. All such outstanding shares have been duly and validly issued, are fully paid and non-assessable and have been issued free of preemptive rights. As of the Funding Date, except as set forth on Schedule XI hereto, Parent does not have outstanding any capital stock or other securities convertible into or exchangeable for its capital stock or any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock or any stock appreciation or similar rights.

(b)           On the Funding Date, (i) the authorized capital stock of SAE consists of (x) 1,250,000 shares of common stock, $0.0001 par value per share (such authorized shares of common stock, together with any subsequently authorized shares of common stock of SAE, the “SAE Common Stock”) of which 948,750 are issued and outstanding and (y) 15,000,000 shares of preferred stock, $0.0001 par value per share (such authorized shares of preferred stock, together with any subsequently authorized shares of preferred stock of SAE, the “SAE Preferred Stock”) of which 5,000,000 are issued and outstanding; all of such outstanding SAE Common Stock and SAE Preferred Stock is owned by Parent, (ii) SAE owns a 100% membership interest in the Delaware Subsidiary Borrower and (iii) SAE owns a 100% membership interest in the Alaskan Subsidiary Borrower. All such outstanding shares have been duly and validly issued, are fully paid and non-assessable and have been issued free of preemptive rights.  As of the Funding Date, except as set forth on Schedule XI hereto, SAE, the Delaware Subsidiary Borrower and the Alaskan Subsidiary Borrower do not have outstanding any securities convertible into or exchangeable for its capital stock or membership interests, as the case may be, or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock or any stock appreciation or similar rights.

6.14.       Subsidiaries. On and as of the Funding Date, Parent has no Subsidiaries other than those Subsidiaries listed on Schedule V. Schedule V sets forth, as of the Funding Date, the percentage ownership (direct and indirect) of Parent in each class of capital stock or other Equity Interests of each of its Subsidiaries and also identifies the direct owner thereof. All outstanding shares of Equity Interests of each Subsidiary of Parent have been duly and validly issued, are fully paid and non-assessable and have been issued free of preemptive rights. No Subsidiary of Parent has outstanding any securities convertible into or exchangeable for its Equity Interests or outstanding any right to subscribe for or to purchase, or any options or warrants for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of or any calls, commitments or claims of any character relating to, its Equity Interests or any stock appreciation or similar rights.

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6.15.       Compliance with Statutes, etc. Each of Parent and each of its Subsidiaries is in compliance with all applicable laws, statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities in respect of the conduct of its business and the ownership of its property (including, without limitation, applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such non-compliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.16.       Investment Company Act. Neither Parent nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

6.17.       Insurance. Schedule VII sets forth a listing of all insurance maintained by Parent and its Subsidiaries as of the Funding Date (other than local insurance policies maintained by Foreign Subsidiaries of the Borrowers that are not material), with the amounts insured (and any deductibles) set forth therein.

6.18.       Environmental Matters.  (a)  Each of Parent and each of its Subsidiaries is in compliance with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no pending or, to the knowledge of Parent or the Borrowers, threatened Environmental Claims against Parent or any of its Subsidiaries or any Real Property owned, leased or operated by Parent or any of its Subsidiaries (including any such claim arising out of the ownership, lease or operation by Parent or any of its Subsidiaries of any Real Property formerly owned, leased or operated by Parent or any of its Subsidiaries but no longer owned, leased or operated by Parent or any of its Subsidiaries). There are no facts, circumstances, conditions or occurrences with respect to the business or operations of Parent or any of its Subsidiaries, or any Real Property owned, leased or operated by Parent or any of its Subsidiaries (including any Real Property formerly owned, leased or operated by Parent or any of its Subsidiaries but no longer owned, leased or operated by Parent or any of its Subsidiaries) or, to the knowledge of Parent or the Borrowers, any property adjoining or adjacent to any such Real Property that could be reasonably expected (i) to form the basis of an Environmental Claim against Parent or any of its Subsidiaries or any Real Property owned, leased or operated by Parent or any of its Subsidiaries or (ii) to cause any Real Property owned, leased or operated by Parent or any of its Subsidiaries to be subject to any restrictions on the ownership, lease, occupancy or transferability of such Real Property by Parent or any of its Subsidiaries under any applicable Environmental Law.

(b)           Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, or Released on or from, any Real Property owned, leased or operated by Parent or any of its Subsidiaries or, to the knowledge of Parent or the Borrowers, any property adjoining or adjacent to any Real Property, where such generation, use, treatment, storage, transportation or Release has violated or could be reasonably expected to violate any applicable Environmental Law or give rise to an Environmental Claim.

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(c)           Notwithstanding anything to the contrary in this Section 6.18, the representations and warranties made in this Section 6.18 shall be untrue only if the effect of any or all conditions, violations, claims, restrictions, failures and noncompliances of the types described above could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.19.       Employment and Labor Relations. Neither Parent nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against Parent or any of its Subsidiaries or, to the knowledge of Parent or the Borrowers, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against Parent or any of its Subsidiaries or, to the knowledge of Parent or the Borrowers, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against Parent or any of its Subsidiaries or, to the knowledge of Parent or the Borrowers, threatened against Parent or any of its Subsidiaries, (iii) no union representation question exists with respect to the employees of Parent or any of its Subsidiaries, (iv) no equal employment opportunity charges or other claims of employment discrimination are pending or, to the knowledge of Parent or the Borrowers, threatened against Parent or any of its Subsidiaries and (v) no wage and hour department investigation has been made of Parent or any of its Subsidiaries, except (with respect to any matter specified in clauses (i) – (iv) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.

6.20.       Intellectual Property, etc. Each of Parent and each of its Subsidiaries owns or has the right to use all the patents, trademarks, permits, domain names, service marks, trade names, copyrights, licenses, franchises, inventions, trade secrets, proprietary information and know-how of any type, whether or not written (including, but not limited to, rights in computer programs and databases) and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases, licenses and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to own or have which, as the case may be, could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

6.21.       Indebtedness. Schedule VI sets forth a list of all Indebtedness (including Contingent Obligations) of Parent and its Subsidiaries as of the Funding Date and which is to remain outstanding after giving effect to the Transaction (excluding the Loans and the Existing Shareholders Notes), in each case showing the aggregate principal amount thereof and the name of the respective borrower and any Credit Party or any of its Subsidiaries which directly or indirectly guarantees such debt.

6.22.       Representations and Warranties in Other Documents. All representations and warranties set forth in the other Documents were true and correct in all material respects at the time as of which such representations and warranties were made (or deemed made) and shall be true and correct in all material respects as of the Funding Date as if such representations or warranties were made on and as of such date (it being understood and agreed that any such representation or warranty which by its terms is made as of a specified date shall be true and correct in all material respects as of such specified date).

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6.23.       Subordination. The subordination provisions contained in the Intercompany Global Note are enforceable against the Borrowers and/or the Subsidiary Guarantors, as applicable, and the holders of such Indebtedness, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

6.24.       Holding Company Activities. Parent, 1623739 Alberta Ltd. (Alberta) and 1623753 Alberta Ltd. (Alberta) do not engage in any business or own any significant assets or have any material liabilities other than (i) in the case of Parent, (a) the ownership of the Equity Interests of SAE, (b) liabilities in respect of this Agreement and the Documents and (c) the issuance, and liabilities in respect, of Shareholder Subordinated Notes and the Existing Shareholders Notes, in each case, to the extent otherwise permitted under this Agreement, (ii) in the case of 1623739 Alberta Ltd. (Alberta), the ownership of the Equity Interests of 1623753 Alberta Ltd. (Alberta), (iii) in the case of 1623753 Alberta Ltd. (Alberta), the ownership of the Equity Interests of SAE Canada and (iv) the activities permitted under Section 8.03(iii).

SECTION 7.     Affirmative Covenants. Each of Parent and the Borrowers hereby covenants and agrees that on and after the Effective Date and until the Loans, Notes, Fees and all other Obligations (other than indemnities described in Section 11.13 which are not then due and payable) incurred hereunder and thereunder, are paid in full:

7.01.       Information Covenants. Parent will furnish to each Lender:

(a)           Monthly Reports. Within 45 days after the end of each fiscal month of Parent, (i) the consolidated and consolidating balance sheet of Parent and its Subsidiaries as at the end of such fiscal month and the related consolidated and consolidating statements of income and retained earnings and statement of cash flows for such fiscal month and for the elapsed portion of the fiscal year ended with the last day of such fiscal month, in each case setting forth comparative figures for the corresponding fiscal month in the prior fiscal year and comparable budgeted figures for such fiscal month as set forth in the respective budget delivered pursuant to Section 7.01(e), all of which shall be in reasonable detail satisfactory to the Administrative Agent and certified by the chief financial officer of Parent that they fairly present in all material respects in accordance with GAAP the financial condition of Parent and its Subsidiaries as of the dates indicated and the results of their operations for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes, (ii) management’s discussion and analysis of the important operational and financial developments during such quarterly accounting period, (iii) a monthly EBITDA forecast on a consolidating basis by country for the remainder of such fiscal year, a historical summary of EBITDA to such date from the beginning of such fiscal year, together with an EBITDA forecast for the next fiscal year, in each case on a consolidating basis and (iv) a backlog statement on a quarterly basis for the remainder of such fiscal year (including details for each contract) and an annual basis for the following two succeeding years.

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(b)           Quarterly Financial Statements. Within 45 days after the close of each quarterly accounting period in each fiscal year of Parent (or in the case of each quarterly accounting period in the fiscal year of Parent ending December 31, 2013, within 60 days after the close of each such quarterly accounting period), (i) the consolidated and consolidating balance sheet of Parent and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated and consolidating statements of income and retained earnings and statement of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the corresponding quarterly accounting period in the prior fiscal year and comparable budgeted figures for such quarterly accounting period as set forth in the respective budget delivered pursuant to Section 7.01(e), all of which shall be in reasonable detail satisfactory to the Administrative Agent and certified by the chief financial officer of Parent that they fairly present in all material respects in accordance with GAAP the financial condition of Parent and its Subsidiaries as of the dates indicated and the results of their operations for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes, and (ii) management’s discussion and analysis of the important operational and financial developments during such quarterly accounting period.

(c)           Annual Financial Statements. Within 90 days after the close of each fiscal year of Parent (or in the case of the fiscal year of Parent ending December 31, 2012, within 105 days after the close of such fiscal year), (i) the consolidated and consolidating balance sheet of Parent and its Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income and retained earnings and statement of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and with respect to consolidated statements, certified without qualification by Grant Thornton LLP or other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of Parent and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or an Event of Default relating to financial or accounting matters which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof, and with respect to consolidating statements, certified by the chief financial officer of Parent that they fairly present in all material respects in accordance with GAAP the financial condition of Parent and its Subsidiaries as of the dates indicated and the results of their operations for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes and (ii) management’s discussion and analysis of the important operational and financial developments during such fiscal year.

(d)           Management Letters. Promptly after Parent’s or any of its Subsidiaries’ receipt thereof, a copy of any “management letter” received from its certified public accountants and management’s response thereto.

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(e)           Budgets. Prior to the end of each fiscal year of Parent, a budget in form reasonably satisfactory to the Administrative Agent (including budgeted statements of income, sources and uses of cash and balance sheets for Parent and its Subsidiaries on a consolidated and consolidating basis and including a report tracking such budgeted statements against projected EBITDA) (i) for each of the twelve months of the forthcoming fiscal year prepared in detail and (ii) for the three immediately succeeding fiscal years prepared in summary form, in each case setting forth, with appropriate discussion, the principal assumptions upon which such budget is based.

(f)            Officer’s Certificates. At the time of the delivery of the financial statements provided for in Sections 7.01(b) and (c), a compliance certificate from the chief financial officer of Parent in the form of Exhibit K certifying on behalf of Parent that, to such officer’s knowledge after due inquiry, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall (i) set forth in reasonable detail the calculations required to establish whether Parent and its Subsidiaries were in compliance with the provisions of Sections 4.02(d), 4.02(f), 8.01(xii), 8.01(xix), 8.01(xviii), 8.02(iv), 8.03(iii), 8.03(v), 8.03(vii), 8.04(iv), 8.04(vii), 8.04(ix), 8.04(xi), 8.04(xiii), 8.04(xiv), 8.05(v), 8.05(viii), 8.05(ix), 8.05(xv), 8.05(xvi) and 8.07 through 8.11, inclusive, at the end of such fiscal quarter or year, as the case may be, (ii) if delivered with the financial statements required by Section 7.01(c), set forth in reasonable detail the amount of (and the calculations required to establish the amount of) Excess Cash Flow for the respective Excess Cash Payment Period, and (iii) certify that there have been no changes to Annexes A through F and Annexes H through K, in each case of the Security Agreement and Annexes A through G of the Pledge Agreement, in each case since the Funding Date or, if later, since the date of the most recent certificate delivered pursuant to this Section 7.01(f), or if there have been any such changes, a list in reasonable detail of such changes (but, in each case with respect to this clause (iii), only to the extent that such changes are required to be reported to the Collateral Agent pursuant to the terms of such Security Documents) and whether Parent and the other Credit Parties have otherwise taken all actions required to be taken by them pursuant to such Security Documents in connections with any such changes.

(g)           Notice of Default, Litigation and Material Adverse Effect. Promptly, and in any event within three Business Days after any officer of Parent or any of its Subsidiaries obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default, (ii) any litigation or governmental investigation or proceeding pending against Parent or any of its Subsidiaries (x) which, either individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect or (y) with respect to any Document, (iii) any default or event of default or breach of any Intercompany Secured Note, and (iv) any other event, change or circumstance that has had, or could reasonably be expected to have, a Material Adverse Effect.

(h)           Other Reports and Filings. Promptly after the filing or delivery thereof, copies of all financial information, proxy materials and reports, if any, which Parent or any of its Subsidiaries shall publicly file with the Securities and Exchange Commission or any successor thereto (the “SEC”) or deliver to holders (or any trustee, agent or other representative therefor) of any Qualified Preferred Stock or any of its material Indebtedness pursuant to the terms of the documentation governing the same.

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(i)           Environmental Matters.  Promptly after any officer of Parent or any of its Subsidiaries obtains knowledge thereof, notice of one or more of the following environmental matters to the extent that such environmental matters, either individually or when aggregated with all other such environmental matters, could reasonably be expected to have a Material Adverse Effect:

(i)         any pending or threatened Environmental Claim against Parent or any of its Subsidiaries or any Real Property owned, leased or operated by Parent or any of its Subsidiaries;

(ii)        any condition or occurrence on or arising from any Real Property owned, leased or operated by Parent or any of its Subsidiaries that (a) results in noncompliance by Parent or any of its Subsidiaries with any applicable Environmental Law or (b) could reasonably be expected to form the basis of an Environmental Claim against Parent or any of its Subsidiaries or any such Real Property;

(iii)       any condition or occurrence on any Real Property owned, leased or operated by Parent or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, lease, occupancy, use or transferability by Parent or any of its Subsidiaries of such Real Property under any Environmental Law; and

(iv)       the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, leased or operated by Parent or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency; provided that in any event Parent shall deliver to each Lender all notices received by Parent or any of its Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA which identify Parent or any of its Subsidiaries as potentially responsible parties for remediation costs or which otherwise notify Parent or any of its Subsidiaries of potential liability under CERCLA.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Parent’s or such Subsidiary’s response thereto.

(j)         Insurance. Prior to the end of each fiscal year of Parent, Parent shall deliver current copies of all insurance policies of the Parent and its Subsidiaries maintained in accordance with Section 7.03 hereof, together with an explanation of any projected changes to such insurance coverage for the forthcoming fiscal year.

(k)        Other Information. From time to time, such other information or documents (financial or otherwise) with respect to Parent or any of its Subsidiaries as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request.

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7.02.       Books, Records and Inspections; Annual Meetings. (a) Parent will, and will cause each of its Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. Parent will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Administrative Agent or any Lender to visit and inspect, under guidance of officers of Parent or such Subsidiary, any of the properties of Parent or such Subsidiary, and to examine the books of account of Parent or such Subsidiary and discuss the affairs, finances and accounts of Parent or such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, in person or via a telephonic conference call, all upon reasonable prior notice and at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or any such Lender may reasonably request.

(b)           At a date to be mutually agreed upon between the Administrative Agent and Parent occurring on or prior to the 120th day after the close of each fiscal year of Parent, Parent will, at the request of the Administrative Agent, hold a meeting with all of the Lenders at which meeting will be reviewed the financial results of Parent and its Subsidiaries for the previous fiscal year and the budgets presented for the current fiscal year of Parent.

7.03.       Maintenance of Property; Insurance. (a) Parent will, and will cause each of its Subsidiaries to, (i) keep all property necessary to the business of Parent and its Subsidiaries in good working order and condition, ordinary wear and tear excepted and subject to the occurrence of casualty, natural catastrophe and other covered occurrences or events that may cause damage to, or partial or complete loss of, the property, (ii) maintain with financially sound and reputable insurance companies having a rating from A.M Best Company of A or better, policies of insurance, lawfully issued and enforceable, on all such property and against all such risks in amounts not less than sufficient to cover the full replacement of the property, in addition to any taxes or assessments that may be due or payable, on such terms and subject to such conditions as is consistent and in accordance with industry practice for companies similarly situated owning similar properties and engaged in similar businesses as Parent and its Subsidiaries, and (iii) furnish to the Administrative Agent, upon its request therefor, full information as to the insurance carried. In addition to the requirements of the immediately preceding sentence, Parent and the Borrowers will at all times cause insurance of the types described in Schedule VII to be maintained (with the same scope of coverage as that described in Schedule VII) at levels which are consistent with their practices immediately before the Funding Date. Such insurance shall include physical damage insurance on all real and personal property (whether now owned or hereafter acquired) on an all risk basis and including any business interruption and any contingent business interruption insurance. The provisions of this Section 7.03 shall be deemed supplemental to, but not duplicative of, the provisions of any Security Documents that require the maintenance of insurance. In addition to the foregoing, Parent and the Borrowers acknowledge and agree that (x) the Administrative Agent has the right, at any time, to review the insurance then being maintained by Parent and its Subsidiaries and to require Parent and its Subsidiaries to increase their levels of coverage from that which then exists to the extent that the Administrative Agent has a reasonable basis to require same and (y) they will, within 30 days following such a request by the Administrative Agent, obtain such increased insurance coverage. All such insurance policies are valid and enforceable in accordance with their terms and are in full force and effect (assuming no default by any such insurer), all premiums thereon have been paid when due and the Parent and Borrowers are otherwise in compliance in all material respects with the terms and provisions of such policies. No written notice of cancellation, termination or revocation or other written notice that any such policy is no longer in full force or effect or that the issuer of any policy is not willing or able to perform its obligations thereunder has been received by the Parent or Borrowers.

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(b)           Parent will, and will cause each of its Subsidiaries to, at all times keep its property insured in favor of the Collateral Agent, and all policies or certificates (or certified copies thereof) with respect to such insurance (and any other insurance maintained by Parent and/or such Subsidiaries) (i) shall be endorsed to the Collateral Agent’s satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee and/or additional insured), (ii) shall state that such insurance policies shall not be canceled without at least 30 days’ prior written notice thereof by the respective insurer to the Collateral Agent, (iii) shall provide that the respective insurers irrevocably waive any and all rights of subrogation with respect to the Collateral Agent and the other Secured Creditors, and (iv) shall be deposited with the Collateral Agent.

(c)           If Parent or any of its Subsidiaries shall fail to maintain insurance in accordance with this Section 7.03, or if Parent or any of its Subsidiaries shall fail to so endorse and deposit all policies or certificates with respect thereto, the Administrative Agent shall have the right (but shall be under no obligation) to procure such insurance and Parent and the Borrowers jointly and severally agree to reimburse the Administrative Agent for all costs and expenses of procuring such insurance.

7.04.       Existence; Franchises. Parent will, and will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses, permits, copyrights, trademarks and patents; provided, however, that nothing in this Section 7.04 shall prevent (i) sales of assets and other transactions by Parent or any of its Subsidiaries in accordance with Section 8.02 or (ii) the withdrawal by Parent or any of its Subsidiaries of its qualification as a foreign Company in any jurisdiction if such withdrawal could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

7.05.       Compliance with Statutes, etc. Parent will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such non-compliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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7.06.       Compliance with Environmental Laws.  (a) Parent will comply, and will cause each of its Subsidiaries to comply, with all Environmental Laws and permits applicable to, or required by, the ownership, lease or use of its Real Property now or hereafter owned, leased or operated by Parent or any of its Subsidiaries, except such noncompliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws. Neither Parent nor any of its Subsidiaries will generate, use, treat, store, Release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of Hazardous Materials on any Real Property now or hereafter owned, leased or operated by Parent or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, except for Hazardous Materials generated, used, treated, stored, Released or disposed of at any such Real Properties in compliance in all material respects with all applicable Environmental Laws and as required in connection with the normal operation, use and maintenance of the business or operations of Parent or any of its Subsidiaries.

(b)           (i) After the receipt by the Administrative Agent or any Lender of any notice of the type described in Section 7.01(i), (ii) at any time that Parent or any of its Subsidiaries are not in compliance with Section 7.06(a) or (iii) in the event that the Administrative Agent or the Lenders have exercised any of the remedies pursuant to the last paragraph of Section 9, Parent and the Borrowers will (in each case) provide, at the sole expense of Parent and the Borrowers and at the request of the Administrative Agent, an environmental site assessment report concerning any Real Property owned, leased or operated by Parent or any of its Subsidiaries, prepared by an environmental consulting firm reasonably approved by the Administrative Agent, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with such Hazardous Materials on such Real Property. If Parent or the Borrowers fail to provide the same within 30 days after such request was made, the Administrative Agent may order the same, the cost of which shall be borne by Parent and the Borrowers, and Parent and the Borrowers shall grant and hereby grant to the Administrative Agent and the Lenders and their respective agents access to such Real Property and specifically grant the Administrative Agent and the Lenders an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment at any reasonable time upon reasonable notice to Parent and the Borrowers, all at the sole expense of Parent and the Borrowers.

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7.07.       ERISA. (a) As soon as possible and, in any event, within ten (10) days after Parent, any Subsidiary of Parent or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, Parent will deliver to each of the Lenders a certificate of the chief financial officer of Parent setting forth the full details as to such occurrence and the action, if any, that Parent, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given or filed by Parent, such Subsidiary, the Plan administrator or such ERISA Affiliate to or with the PBGC or any other Governmental Authority, or a Plan participant and any notices received by Parent, such Subsidiary or ERISA Affiliate from the PBGC or any other Government Authority, or a Plan participant with respect thereto: that a Reportable Event has occurred (except to the extent that Parent has previously delivered to the Lenders a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; that any contribution required to be made with respect to a Plan or Foreign Pension Plan has not been timely made; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability which, when added to the aggregate amount of Unfunded Current Liabilities with respect to all other Plans, exceeds the aggregate amount of such Unfunded Current Liabilities that existed on the Funding Date by $1,000,000; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that Parent, any Subsidiary of Parent or any ERISA Affiliate will or may incur any liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or any material liability with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409, 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that Parent or any Subsidiary of Parent may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan or any Foreign Pension Plan. Parent will deliver to each of the Lenders copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. Parent will also deliver to each of the Lenders a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan subject to Section 412 of the Code (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Lenders pursuant to the first sentence hereof, copies of annual reports and any records, documents or other information required to be furnished to the PBGC or any other Governmental Authority, and any material notices received by Parent, any Subsidiary of Parent or any ERISA Affiliate with respect to any Plan subject to Section 412 of the Code or with respect to any Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA or Foreign Pension Plan shall be delivered to the Lenders no later than ten (10) days after the date such annual report has been filed with the Internal Revenue Service or such records, documents and/or information has been furnished to the PBGC or any other Government Authority or such notice has been received by Parent, the Subsidiary or the ERISA Affiliate, as applicable. If, at any time after the Funding Date, Parent, any Subsidiary of Parent or any ERISA Affiliate maintains, or contributes to (or incurs an obligation to contribute to), a pension plan as defined in Section 3(2) of ERISA that is subject to Section 412 of the Code or that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA and which is not set forth in Schedule IV, as may be updated from time to time, then Parent shall deliver to the Lenders an updated Schedule IV as soon as possible and, in any event, within ten (10) days after Parent, such Subsidiary or such ERISA Affiliate maintains, or contributes to (or incurs an obligation to contribute to), such pension plan. Such updated Schedule IV shall supersede and replace the existing Schedule IV.

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(b)           Parent and each of its applicable Subsidiaries shall ensure that all Foreign Pension Plans administered by it or into which it makes payments obtains or retains (as applicable) registered status under and as required by applicable law and is administered in a timely manner in all respects in compliance with all applicable laws except where the failure to do any of the foregoing would not be reasonably likely to result in a Material Adverse Effect.

7.08.       End of Fiscal Years; Fiscal Quarters. Parent will cause (i) its and each of its Subsidiaries’ fiscal years to end on December 31 of each calendar year and (ii) its and each of its Subsidiaries’ fiscal quarters to end on March 31, June 30, September 30 and December 31 of each calendar year.

7.09.       Performance of Obligations. Parent will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement, loan agreement or credit agreement and each other agreement, contract or instrument by which it is bound, except such non-performances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

7.10.       Payment of Taxes. Parent will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of Parent or any of its Subsidiaries not otherwise permitted under Section 8.01(i); provided that neither Parent nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

7.11.       Use of Proceeds. The Borrowers will use the proceeds of the Loans only as provided in Section 6.08.

7.12.       Additional Security; Further Assurances; etc. (a)  Parent will, and will cause each other Credit Party to, grant to the Collateral Agent for the benefit of the Secured Creditors security interests and Mortgages in such assets and Real Property of Parent and such other Credit Party as are not covered by the original Security Documents and as may be reasonably requested from time to time by the Administrative Agent or the Required Lenders (collectively, the “Additional Security Documents”). All such security interests and Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Collateral Agent and shall constitute valid and enforceable perfected security interests, hypothecations and Mortgages superior to and prior to the rights of all third Persons and enforceable against third parties and subject to no other Liens except for Permitted Liens or, in the case of Real Property, the Permitted Encumbrances related thereto. The Additional Security Documents or instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall have been paid in full. Notwithstanding the foregoing, this Section 7.12(a) shall not apply to (and Parent and its Subsidiaries shall not be required to grant a Mortgage in) any owned Real Property the Fair Market Value of which is less than $750,000, any Leasehold for which the aggregate annual rental payments are less than $500,000 or any Leasehold with respect to which the respective Credit Party has not obtained (after using commercially reasonable efforts to obtain same) the consent of the lessor to grant a mortgage in such Leasehold.

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(b)           Parent will, and will cause each of the other Credit Parties to, at the expense of the Borrowers, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports, landlord waivers, bailee agreements, control agreements and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require. Furthermore, Parent will, and will cause the other Credit Parties that are Subsidiaries of Parent to, deliver to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Administrative Agent to assure itself that this Section 7.12 has been complied with.

(c)           If the Administrative Agent or the Required Lenders reasonably determine that they are required by law or regulation to have appraisals prepared in respect of any Real Property of Parent and the other Credit Parties constituting Collateral, Parent and the Borrowers will, at their own expense, provide to the Administrative Agent appraisals which satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of the Financial Institution Reform, Recovery and Enforcement Act of 1989, as amended, and which shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent.

(d)           The Borrowers agree that each action required by clauses (a) through (c) of this Section 7.12 shall be completed as soon as possible, but in no event later than 60 days after such action is requested to be taken by the Administrative Agent or the Required Lenders; provided that, in no event will Parent or any of its Subsidiaries be required to take any action, other than using its best efforts, to obtain consents from third parties with respect to its compliance with this Section 7.12.

(e)           As promptly as possible but in any event within thirty (30) days (or such later date as may be agreed upon by the Administrative Agent) after any Person becomes a “Material Foreign Subsidiary,” the Credit Parties shall provide the Administrative Agent with written notice thereof setting forth information in reasonable detail describing the material assets of such Person and such Credit Party shall take, or cause to be taken, the actions set forth in Section 7.16.

7.13.       Ownership of Subsidiaries; etc. Except pursuant to a Permitted Acquisition consummated in accordance with the terms hereof, Parent will, and will cause each of its Subsidiaries to, own 100% of the Equity Interests of each of their Subsidiaries (other than directors’ qualifying shares to the extent required by applicable law).

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7.14.       Contributions. (a) Parent will, upon its receipt thereof, contribute as an equity contribution to the capital of the Borrowers, any cash proceeds received by Parent from any asset sale, any incurrence of Indebtedness, any Recovery Event, any sale or issuance of its equity, any cash capital contributions or any tax refunds.

(b)           The Borrowers will use the proceeds of all equity contributions received by them from Parent as provided in the relevant clause of Section 4.02 to the extent required to be so applied.

7.15.       Permitted Acquisitions. (a)  Subject to the provisions of this Section 7.15 and the requirements contained in the definition of Permitted Acquisition, each Borrower and each Wholly-Owned Domestic Subsidiary of a Borrower which is a Subsidiary Guarantor may from time to time effect Permitted Acquisitions, so long as (in each case except to the extent the Required Lenders otherwise specifically agree in writing in the case of a specific Permitted Acquisition): (i) no Default or Event of Default shall have occurred and be continuing at the time of the consummation of the proposed Permitted Acquisition or immediately after giving effect thereto; (ii) the Borrowers shall have given to the Administrative Agent and the Lenders at least 10 Business Days’ prior written notice of any Permitted Acquisition (or such shorter period of time as may be reasonably acceptable to the Administrative Agent), which notice shall describe in reasonable detail the principal terms and conditions of such Permitted Acquisition; (iii) calculations are made by the Borrowers with respect to the financial covenants contained in Sections 8.08 through 8.11, inclusive, for the respective Calculation Period on a Pro Forma Basis as if the respective Permitted Acquisition (as well as all other Permitted Acquisitions theretofore consummated after the first day of such Calculation Period) had occurred on the first day of such Calculation Period, and such calculations shall show that such financial covenants would have been complied with if the Permitted Acquisition had occurred on the first day of such Calculation Period; (iv) based on good faith projections prepared by the Borrowers for the period from the date of the consummation of the respective Permitted Acquisition to the date which is one year thereafter, the level of financial performance measured by the financial covenants set forth in Sections 8.08 through 8.11, inclusive, shall be better than or equal to such level as would be required to provide that no Default or Event of Default would exist under the financial covenants contained in such Sections 8.08 through 8.11, inclusive, as compliance with such financial covenants would be required through the date which is one year from the date of the consummation of the respective Permitted Acquisition; (v) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Permitted Acquisition (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; (vi) the Aggregate Consideration payable for the proposed Permitted Acquisition, when added to the Aggregate Consideration paid or payable for all other Permitted Acquisitions theretofore consummated since the Funding Date, does not exceed the Permitted Acquisition Basket Amount; (vii) the Borrowers shall have delivered to the Administrative Agent and each Lender a certificate executed by their chief financial officers, certifying to the best of such officer’s knowledge, compliance with the requirements of preceding clauses (i) through (vi), inclusive, and containing the calculations (in reasonable detail) required by preceding clauses (iii), (iv), and (vi); and (viii) a Material Contract Termination Event shall not have occurred and be continuing.

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(b)           At the time of each Permitted Acquisition involving the creation or acquisition of a Subsidiary, or the acquisition of capital stock or other Equity Interest of any Person, the capital stock or other Equity Interests thereof created or acquired in connection with such Permitted Acquisition shall be pledged for the benefit of the Secured Creditors pursuant to (and to the extent required by) the Pledge Agreement.

(c)           The Borrowers will cause each Subsidiary which is formed to effect, or is acquired pursuant to, a Permitted Acquisition to comply with, and to execute and deliver all of the documentation as and to the extent required by, Sections 7.12 and 8.16, to the reasonable satisfaction of the Administrative Agent.

(d)           The consummation of each Permitted Acquisition shall be deemed to be a representation and warranty by Parent and each of the Borrowers that the certifications pursuant to this Section 7.15 are true and correct and that all conditions thereto have been satisfied and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Section 9.

7.16.       Foreign Subsidiaries Security. If (a) following a change in the relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder or (b) any Person becomes a “Material Foreign Subsidiary,” and in each case, counsel for the Borrowers reasonably acceptable to the Administrative Agent does not, in the case of clause (a), within 30 days after a request from the Administrative Agent or the Required Lenders and in the case of clause (b), promptly after such Person becomes a “Material Foreign Subsidiary,” deliver evidence, in form and substance mutually satisfactory to the Administrative Agent and the Borrowers, with respect to any Foreign Subsidiary of a Borrower which has not already had all of its Equity Interests pledged pursuant to the Pledge Agreement to secure all of the Obligations (as defined in the Pledge Agreement) that (i) a pledge of more than 65% of the total combined voting power of all classes of Equity Interests of such Foreign Subsidiary entitled to vote, (ii) the entering into by such Foreign Subsidiary of a security agreement in substantially the form of the Security Agreement, (iii) the entering into by such Foreign Subsidiary of a pledge agreement in substantially the form of the Pledge Agreement and (iv) the entering into by such Foreign Subsidiary of a guaranty in substantially the form of the Subsidiaries Guaranty, in any such case could reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for Federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s United States parent for Federal income tax purposes, then in the case of a failure to deliver the evidence described in clause (i) above, that portion of such Foreign Subsidiary’s outstanding Equity Interests so issued by such Foreign Subsidiary, in each case not theretofore pledged pursuant to the Pledge Agreement to secure all of the Obligations (as defined in the Pledge Agreement), shall be pledged to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Pledge Agreement (or another pledge agreement in substantially similar form, if needed), and in the case of a failure to deliver the evidence described in clause (ii) or (iii) above, such Foreign Subsidiary shall execute and deliver the Security Agreement (or another security agreement in substantially similar form, if needed) or the Pledge Agreement (or another pledge agreement in substantially similar form, if needed), as the case may be, granting to the Collateral Agent for the benefit of the Secured Creditors a security interest in all of such Foreign Subsidiary’s assets or Equity Interests and promissory notes owned by such Foreign Subsidiary, as the case may be, and securing the obligations of the Borrowers under the Credit Documents and under any Other Hedging Agreement and, in the event the Subsidiaries Guaranty shall have been executed by such Foreign Subsidiary, the obligations of such Foreign Subsidiary thereunder, and in the case of a failure to deliver the evidence described in clause (iv) above, such Foreign Subsidiary shall execute and deliver the Subsidiaries Guaranty (or another guaranty in substantially similar form, if needed), guaranteeing the obligations of the Borrowers under the Credit Documents and under any Other Hedging Agreement, in each case to the extent that the entering into of such Security Agreement, the Pledge Agreement or the Subsidiaries Guaranty (or substantially similar document) is permitted by the laws of the respective foreign jurisdiction and with all documents delivered pursuant to this Section 7.16 to be in form and substance reasonably satisfactory to the Administrative Agent and/or the Collateral Agent. If any Foreign Subsidiary shall be required to provide a security interest over its assets in accordance with this Section 7.16, such Foreign Subsidiary shall only be permitted to conduct long-term operations in those jurisdictions in which it has taken steps to perfect the security interest over such assets. For the avoidance of doubt, each Intercompany Secured Obligor Subsidiary shall only conduct long-term operations in those jurisdictions in which it has filed a financing statement with respect to the applicable Intercompany Secured Note.

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7.17.       Maintenance of Company Separateness.  Parent will, and will cause each of its Subsidiaries to, satisfy customary Company formalities, including, as applicable, (i) the holding of regular board of directors’ and shareholders’ meetings or action by directors or shareholders without a meeting, (ii) the maintenance of separate Company offices and records and (iii) the maintenance of separate bank accounts in its own name. Neither Parent nor any of its Subsidiaries shall take any action, or conduct its affairs in a manner, which is likely to result in the Company existence of Parent or any of its Subsidiaries being ignored, or in the assets and liabilities of Parent or any of its Subsidiaries being substantively consolidated with those of any other such Person in a bankruptcy, reorganization or other insolvency proceeding.

7.18.       Kuukpik Joint Venture. The Credit Parties shall ensure that all payments from contracts on the North Slope of Alaska are required by the terms of such contracts to be remitted to, and are in fact remitted to, the Credit Parties, and will not allow more than 10% of the revenue stream from each such contract to be remitted to the Kuukpik Joint Venture. The Credit Parties shall not allow the Kuukpik Joint Venture to become a counterparty to any of such contracts.

7.19.       Intercompany Canadian Note. The Credit Parties shall cause SAE Canada to maintain a balance under the Intercompany Canadian Note equal to the greater of (x) $15,000,000 and (y) the then-current book value of the assets of SAE Canada. Within 30 days following each delivery of quarterly financial statements pursuant to Section 7.01(b), the Credit Parties shall cause such balance to be increased to the extent required by the prior sentence.

SECTION 8.     Negative Covenants.

Each of Parent and the Borrowers hereby covenants and agrees that on and after the Effective Date and until the Loans, Notes, Fees and all other Obligations (other than any indemnities described in Section 11.13 which are not then due and payable) incurred hereunder and thereunder, are paid in full:

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8.01.       Liens. Parent will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of Parent or any of its Subsidiaries (including, without limitation, any equity interests in the Kuukpik Joint Venture), whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to Parent or any of its Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this Section 8.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as “Permitted Liens”):

(i)            inchoate Liens for taxes, assessments or governmental charges or levies not yet due or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP;

(ii)           Liens in respect of property or assets of Parent or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s and mechanics’ liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of Parent’s or such Subsidiary’s property or assets or materially impair the use thereof in the operation of the business of Parent or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

(iii)          Liens in existence on the Funding Date which are listed, and the property subject thereto described, in Schedule VIII, but only to the respective date, if any, set forth in such Schedule VIII for the removal, replacement and termination of any such Liens, plus renewals, replacements and extensions of such Liens to the extent set forth on such Schedule VIII, provided that (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal, replacement or extension and (y) any such renewal, replacement or extension does not encumber any additional assets or properties of Parent or any of its Subsidiaries;

(iv)          Liens created by or pursuant to this Agreement and the Security Documents;

(v)           (x) licenses, sublicenses, leases or subleases granted by Parent or any of its Subsidiaries to other Persons not materially interfering with the conduct of the business of Parent or any of its Subsidiaries and (y) any interest or title of a lessor, sublessor or licensor under any lease or license agreement permitted by this Agreement to which the Borrowers or any of their Subsidiaries is a party;

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(vi)          Liens upon assets of the Borrowers or any of their Subsidiaries subject to Capitalized Lease Obligations to the extent such Capitalized Lease Obligations are permitted by Section 8.04(iv), provided that (x) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any asset of Parent or the Borrowers or any Subsidiary of Parent;

(vii)         Liens placed upon equipment or machinery acquired after the Funding Date and used in the ordinary course of business of the Borrowers or any of their Subsidiaries and placed at the time of the acquisition thereof by the Borrowers or such Subsidiary or within 90 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof or to secure Indebtedness incurred solely for the purpose of financing the acquisition of any such equipment or machinery or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that (x) the Indebtedness secured by such Liens is permitted by Section 8.04(iv) and (y) in all events, the Lien encumbering the equipment or machinery so acquired does not encumber any asset of Parent, the Borrowers or such Subsidiary;

(viii)        easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not materially interfering with the conduct of the business of Parent or any of its Subsidiaries;

(ix)           Liens arising from precautionary UCC financing statement filings (or, in a jurisdiction outside the United States, any analogous filing in compliance with local law) regarding operating leases entered into in the ordinary course of business;

(x)            Liens arising out of the existence of judgments or awards that do not constitute an Event of Default under Section 9.09;

(xi)           statutory and common law landlords’ liens under leases to which the Borrowers or any of their Subsidiaries is a party;

(xii)          Liens (other than Liens imposed under ERISA) incurred in the ordinary course of business in connection with workers compensation claims, unemployment insurance and social security benefits, provided that the aggregate amount of all cash and the Fair Market Value of all other property subject to all Liens permitted by this clause (xii) shall not at any time exceed $500,000;

(xiii)        Permitted Encumbrances;

(xiv)        Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Subsidiary of any of the Borrowers in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition, provided that (x) any Indebtedness that is secured by such Liens is permitted to exist under Section 8.04(vii), and (y) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition and do not attach to any asset of Parent, any other asset of the Borrowers or any of their Subsidiaries;

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(xv)         Liens arising out of any conditional sale, title retention, consignment or other similar arrangements for the sale of goods entered into by the Borrowers or any of their Subsidiaries in the ordinary course of business to the extent such Liens do not attach to any assets other than the goods subject to such arrangements;

(xvi)        Liens (x) incurred in the ordinary course of business in connection with the purchase or shipping of goods or assets (or the related assets and proceeds thereof), which Liens are in favor of the seller or shipper of such goods or assets and only attach to such goods or assets, and (y) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(xvii)       bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by Parent or any Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank or banks with respect to cash management and operating account arrangements;

(xviii)      Liens on assets of Foreign Subsidiaries securing Indebtedness permitted to be incurred by such Foreign Subsidiaries pursuant to Section 8.04(xiii);

(xix)         Liens on cash deposits of a Credit Party pledge to secure performance bonds, surety bonds, appeal bonds or customs bonds; provided that the aggregate amount of all cash subject to all Liens permitted by this clause (xix) shall not at any time exceed the amounts permitted under Section 8.04(ix) and 8.05(xv);

(xx)          Liens on assets of an Intercompany Secured Obligor Subsidiary securing Indebtedness permitted to be incurred by such Intercompany Secured Obligor Subsidiary pursuant to Section 8.05(viii)(VI); and

(xxi)         additional Liens of the Borrowers or any Subsidiary of a Borrower not otherwise permitted by this Section 8.01 that (w) were not incurred in connection with borrowed money, (x) do not encumber any assets of Parent or any of its Subsidiaries the Fair Market Value of which exceeds the amount of the Indebtedness or other obligations secured by such assets, (y) do not materially impair the use of such assets in the operation of the business of the Borrowers or such Subsidiary and (z) do not secure obligations in excess of $500,000 in the aggregate for all such Liens at any time.

In connection with the granting of Liens of the type described in clauses (iii), (vi), (vii), (ix), (xiv) and (xix) of this Section 8.01 by the Borrowers or any of their Subsidiaries, the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate by it in connection therewith (including, without limitation, by executing appropriate lien releases or lien subordination agreements in favor of the holder or holders of such Liens, in either case solely with respect to the item or items of equipment or other assets subject to such Liens).

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8.02.       Consolidation, Merger, Purchase or Sale of Assets, etc. Parent will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any partnership, joint venture, or consummate a transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets (other than sales of inventory in the ordinary course of business), or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person (or agree to do any of the foregoing at any future time), except that:

(i)            Capital Expenditures by the Borrowers and their Subsidiaries shall be permitted to the extent not in violation of Section 8.07;

(ii)           the Borrowers and their Subsidiaries may liquidate or otherwise dispose of obsolete or worn-out property in the ordinary course of business;

(iii)          Investments may be made to the extent permitted by Section 8.05;

(iv)          the Borrowers and their Subsidiaries may sell assets (other than the capital stock or other Equity Interests of any Wholly-Owned Subsidiary, unless all of the capital stock or other Equity Interests of such Wholly-Owned Subsidiary are sold in accordance with this clause (iv)), so long as (v) no Default or Event of Default then exists or would result therefrom, (w) each such sale is in an arm’s-length transaction and such Borrower or the respective Subsidiary receives at least Fair Market Value, (x) the consideration received by the Borrowers or such Subsidiary consists of at least 90% cash and is paid at the time of the closing of such sale, (y) the Net Sale Proceeds therefrom are applied and/or reinvested as (and to the extent) required by Section 4.02(d) and (z) the aggregate amount of the cash and non-cash proceeds received from all assets sold pursuant to this clause (iv) shall not exceed $7,500,000 in any fiscal year of Parent (for purposes of this clause (z), using the Fair Market Value of property other than cash);

(v)           each of the Borrowers and their Subsidiaries may lease (as lessee) or license (as licensee) real or personal property (so long as any such lease or license does not create a Capitalized Lease Obligation except to the extent permitted by Section 8.04(iv));

(vi)          each of the Borrowers and their Subsidiaries may sell or discount, in each case without recourse and in the ordinary course of business, accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof and not as part of any financing transaction;

(vii)         each of the Borrowers and their Subsidiaries may grant licenses, sublicenses, leases or subleases to other Persons not materially interfering with the conduct of the business of the Borrowers or any of their Subsidiaries, in each case so long as no such grant otherwise affects the Collateral Agent’s security interest in the asset or property subject thereto;

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(viii)        (a) any Credit Party may convey, sell or otherwise transfer all or any part of its business, properties and assets to another Credit Party, so long as any security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets so transferred shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such transfer) and all actions required to maintain said perfected status have been taken, (b) any Credit Party may convey, sell or otherwise transfer all or any part of its business, properties and assets to a Foreign Subsidiary provided that the Fair Market Value of such business, properties and assets shall not exceed $1,000,000 in any fiscal year and (c) any Foreign Subsidiary may convey, sell or otherwise transfer all or any part of its business, properties and assets to a Credit Party.

(ix)           any Subsidiary of a Borrower may merge or consolidate with and into, or be dissolved or liquidated into, such Borrower or any Wholly-Owned Domestic Subsidiary of such Borrower which is a Subsidiary Guarantor, so long as (i) in the case of any such merger, consolidation, dissolution or liquidation involving such Borrower, such Borrower is the surviving or continuing entity of any such merger, consolidation, dissolution or liquidation, (ii) in all other cases, a Wholly-Owned Domestic Subsidiary of such Borrower which is a Subsidiary Guarantor is the surviving or continuing corporation of any such merger, consolidation, dissolution or liquidation, and (iii) any security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets of such Subsidiary shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, consolidation, dissolution or liquidation) and all actions required to maintain said perfected status have been taken;

(x)            any Foreign Subsidiary of a Borrower may be merged, consolidated or amalgamated with and into, or be dissolved or liquidated into, or transfer any of its assets to, any Wholly-Owned Foreign Subsidiary of a Borrower, so long as (i) such Wholly-Owned Foreign Subsidiary of a Borrower is the surviving or continuing entity of any such merger, consolidation, amalgamation, dissolution or liquidation and (ii) any security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the Equity Interests of such Wholly-Owned Foreign Subsidiary and such Foreign Subsidiary shall remain in full force and effect and perfected and enforceable (to at least the same extent as in effect immediately prior to such merger, consolidation, amalgamation, dissolution, liquidation or transfer) and all actions required to maintain said perfected status have been taken;

(xi)           Permitted Acquisitions may be consummated in accordance with the requirements of Section 7.15; and

(xii)          the Borrowers and their Subsidiaries may liquidate or otherwise dispose of Cash Equivalents in the ordinary course of business, in each case for cash at Fair Market Value.

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To the extent the Required Lenders waive the provisions of this Section 8.02 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 8.02 (other than to Parent or a Subsidiary thereof), such Collateral shall be sold free and clear of the Liens created by the Security Documents, and the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

8.03.       Dividends. Parent will not, and will not permit any of its Subsidiaries to, authorize, declare or pay any Dividends with respect to Parent or any of its Subsidiaries, except that:

(i)            any Subsidiary of each Borrower may pay cash Dividends to such Borrower or to any Wholly-Owned Domestic Subsidiary of such Borrower and any Foreign Subsidiary of each Borrower also may pay cash Dividends to any Wholly-Owned Foreign Subsidiary of such Borrower; provided that no such Dividends shall be paid to 1623739 Alberta Ltd. (Alberta) or to 1623753 Alberta Ltd. (Alberta);

(ii)           provided that a Material Contract Termination Event shall not have occurred and be continuing, any direct Non-Wholly-Owned Subsidiary of each Borrower may pay cash Dividends to its shareholders, members or partners generally, so long as the Borrower or its respective Subsidiary which owns the Equity Interest in such Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holding of the Equity Interest in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of Equity Interests of such Subsidiary);

(iii)          SAE, the Delaware Subsidiary Borrower and the Alaskan Subsidiary Borrower may pay cash Dividends to Parent, so long as the proceeds thereof are promptly used by Parent to pay operating expenses incurred in the ordinary course of business (including, without limitation, outside directors and professional fees, expenses and indemnities) and other similar corporate overhead costs and expenses, provided that the aggregate amount of all cash Dividends paid pursuant to this clause (iii) shall not exceed $100,000 in any fiscal year of Parent;

(iv)          SAE, the Delaware Subsidiary Borrower and the Alaskan Subsidiary Borrower may pay cash Dividends to Parent at the times and in the amounts necessary to enable Parent to pay its tax obligations; provided that (x) the amount of cash Dividends paid pursuant to this clause (iv) to enable Parent to pay Federal and state income taxes at any time shall not exceed the amount of such Federal and state income taxes actually owing by Parent at such time for the respective period and (y) any refunds received by Parent shall promptly be returned by Parent to SAE, the Delaware Subsidiary Borrower or the Alaskan Subsidiary Borrower, as applicable;

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(v)           provided that a Material Contract Termination Event shall not have occurred and be continuing, SAE, the Delaware Subsidiary Borrower and the Alaskan Subsidiary Borrower may pay cash Dividends to Parent in an aggregate amount for all such Dividends not to exceed $500,000 (although no more than $250,000 of such Dividends may be paid in any fiscal year of Parent) for the purpose of enabling Parent to redeem, repurchase or otherwise acquire for value, and Parent may redeem, repurchase or otherwise acquire for value, outstanding shares of Parent Common Stock (or options or warrants to purchases Parent Common Stock) following the death, disability or termination of employment of officers, directors or employees of Parent or any of its Subsidiaries, provided that (x) the only consideration paid by Parent in respect of such redemptions or purchases shall be cash and Shareholder Subordinated Notes, (y) the sum of (I) the aggregate amount paid by Parent in cash in respect of all such redemptions or purchases plus (II) the aggregate amount of all cash payments made on all Shareholder Subordinated Notes shall not exceed $500,000 in respect of all such redemptions, purchases and payments (although no more than $500,000 of such redemptions, purchases and payments may be made in any fiscal year of Parent) and (z) at the time of any cash Dividend, purchase or payment permitted to be made pursuant to this Section 8.03(v), including any cash payment made under a Shareholder Subordinated Note, no Default or Event of Default shall then exist or result therefrom;

(vi)          Parent may pay regularly scheduled Dividends on its Qualified Preferred Stock pursuant to the terms thereof solely through the issuance of additional shares of such Qualified Preferred Stock (but not in cash), provided that in lieu of issuing additional shares of such Qualified Preferred Stock as Dividends, Parent may increase the liquidation preference of the shares of Qualified Preferred Stock in respect of which such Dividends have accrued;

(vii)         SAE may pay regularly scheduled Dividends to Parent on its Qualified Preferred Stock pursuant to the terms thereof, provided that Parent must make an immediate corresponding cash contribution to SAE in the same amount as any such Dividend paid in cash;

(viii)        Parent may pay Dividends in an aggregate amount not to exceed 50% of the Net Cash Proceeds of all issuances of Equity Interests by Parent (other than sales or issuances of Parent Common Stock to employees, officers and/or directors of Parent and its Subsidiaries (including as a result of the exercise of any options with respect thereto) following the Funding Date, provided that (a) all mandatory prepayments in respect of such issuance shall have been completed in accordance with Section 4.02, (b) no Default or Event of Default shall have occurred or could reasonably be expected to result from such Dividend, (c) no Material Contract Termination Event shall have occurred and be continuing and (d) the aggregate amount of cash and Cash Equivalents held by Parent and its Subsidiaries (without giving effect to the receipt of any such Net Cash Proceeds) immediately after giving effect to the payment of such Dividend shall be equal to or greater than the aggregate amount of cash and Cash Equivalents held by Parent and its Subsidiaries (without giving effect to the receipt of any such Net Cash Proceeds) immediately prior to the payment of such Dividend;

(ix)           Parent may pay a Dividend in an aggregate amount not to exceed $15,000,000 prior to December 31, 2012, provided that all of the proceeds of such Dividend are immediately applied by the recipients thereof to purchase Shareholder Subordinated Notes (which, for the avoidance of doubt, shall be issued on terms and conditions satisfactory to the Administrative Agent); and

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(x)            provided that a Material Contract Termination Event shall not have occurred and be continuing, SAE, the Delaware Subsidiary Borrower and the Alaskan Subsidiary Borrower may pay cash Dividends to Parent in an aggregate amount not to exceed $1,750,000; provided that (x) Parent must use such funds to make the loans and advances as set forth in Section 8.05(xvi) and (y) any repayment received by Parent shall promptly be returned by Parent to SAE, the Delaware Subsidiary Borrower or the Alaskan Subsidiary Borrower, as applicable.

8.04.       Indebtedness. Parent will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

(i)            Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

(ii)           Existing Indebtedness outstanding on the Funding Date and listed on Schedule VI (as reduced by any repayments of principal thereof), without giving effect to any subsequent extension, renewal or refinancing thereof except to the extent set forth on Schedule VI, provided that the aggregate principal amount of the Indebtedness to be extended, renewed or refinanced does not increase from that amount outstanding at the time of any such extension, renewal or refinancing and, provided further, that any Intercompany Debt listed on Schedule VI (and subsequent extensions, refinancings, renewals, replacements and refundings thereof as permitted pursuant to this Section 8.04(ii)) shall be subject to the requirements of clauses (w), (x) and (y) appearing in the proviso to Section 8.05(viii);

(iii)          Indebtedness of the Borrowers under Other Hedging Agreements entered into in the ordinary course of business and providing protection to the Borrowers and their Subsidiaries against fluctuations in currency values in connection with the Borrowers’ or any of their Subsidiaries’ operations, so long as the entering into of such Other Hedging Agreements are bona fide hedging activities and are not for speculative purposes; provided that the Administrative Agent, in its sole discretion, shall have approved the form of each Other Hedging Agreement;

(iv)          Indebtedness of the Borrowers and their Subsidiaries evidenced by Capitalized Lease Obligations (to the extent permitted pursuant to Section 8.07) and purchase money Indebtedness described in Section 8.01(vii), provided that except as further provided below, in no event shall the sum of the aggregate principal amount of all Capitalized Lease Obligations and purchase money Indebtedness permitted by this clause (iv) exceed $2,500,000 at any time outstanding; provided further that, (a) in the event Consolidated EBITDA for the then-applicable Test Period is greater than $60,000,000, the limitation in the foregoing proviso shall be increased to $10,000,000 and (b) thereafter, in the event Consolidated EBITDA in future Test Periods declines to or below $60,000,000, the limitation set forth in the foregoing proviso shall apply, but any Indebtedness incurred in accordance with the foregoing clause (a) of this proviso shall be permitted;

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(v)           Indebtedness constituting Intercompany Loans to the extent permitted by Section 8.05(viii);

(vi)          Indebtedness consisting of guaranties (x) by the Borrowers and the Wholly-Owned Domestic Subsidiaries of the Borrowers that are Subsidiary Guarantors of each other’s Indebtedness and lease and other contractual obligations permitted under this Agreement and (y) by Wholly-Owned Foreign Subsidiaries of the Borrowers of each other’s Indebtedness and lease and other contractual obligations permitted under this Agreement;

(vii)         Indebtedness of a Subsidiary of a Borrower acquired pursuant to a Permitted Acquisition (or Indebtedness assumed at the time of a Permitted Acquisition of an asset securing such Indebtedness), provided that (x) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition, (y) such Indebtedness does not constitute debt for borrowed money, it being understood and agreed that Capitalized Lease Obligations and purchase money Indebtedness shall not constitute debt for borrowed money for purposes of this clause (y) and (z) the aggregate principal amount of all Indebtedness permitted by this clause (vii) shall not exceed $1,000,000 at any one time outstanding;

(viii)        Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, so long as such Indebtedness is extinguished within four Business Days of its incurrence;

(ix)           Indebtedness of the Borrowers and their Subsidiaries with respect to performance bonds, surety bonds, appeal bonds or customs bonds required in the ordinary course of business or in connection with the enforcement of rights or claims of the Borrowers or any of their Subsidiaries or in connection with judgments that do not result in a Default or an Event of Default, provided that the aggregate outstanding amount of all such performance bonds, surety bonds, appeal bonds and customs bonds permitted by this clause (ix), together with the amount of Investments outstanding under Section 8.05(xv), shall not at any time exceed $7,500,000;

(x)            Indebtedness of Parent under the Shareholder Subordinated Notes (a) issued after the Effective Date in connection with a redemption or repurchase of Parent Common Stock pursuant to Section 8.03(v) and (b) purchased with the proceeds of Dividends permitted pursuant to Section 8.03(ix);

(xi)           Indebtedness of SAE incurred under the Existing Shareholders Notes, in an aggregate principal amount not to exceed $2,402,000 as of September 30, 2012 plus pay-in-kind interest thereon following such date to the extent provided in the Existing Shareholders Notes as in effect on the Funding Date less the amount of any repayments of principal thereof after the Funding Date, which Indebtedness shall be unsecured;

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(xii)          Indebtedness of the Borrowers or any of their Subsidiaries which may be deemed to exist in connection with agreements providing for indemnification, purchase price adjustments and similar obligations in connection with the acquisition or disposition of assets in accordance with the requirements of this Agreement, so long as any such obligations are those of the Person making the respective acquisition or sale, and are not guaranteed by any other Person except as permitted by Section 8.04(vi);

(xiii)         Indebtedness of Foreign Subsidiaries of the Borrowers (other than an Intercompany Secured Obligor Subsidiary) under lines of credit to any such Foreign Subsidiary from Persons other than the Borrowers or any of their Subsidiaries, the proceeds of which Indebtedness are used for such Foreign Subsidiary’s working capital purposes, provided that the aggregate principal amount of all such Indebtedness outstanding at any time for all such Foreign Subsidiaries shall not exceed $2,500,000; and

(xiv)        so long as no Default or Event of Default then exists or would result therefrom, additional Indebtedness incurred by the Borrowers and their Subsidiaries in an aggregate principal amount not to exceed $2,500,000 at any one time outstanding, which Indebtedness shall be unsecured.

8.05.       Advances, Investments and Loans. Parent will not, and will not permit any of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other Equity Interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents (each of the foregoing an “Investment” and, collectively, “Investments”), except that, the following shall be permitted:

(i)            the Borrowers and their Subsidiaries may acquire and hold accounts receivables owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms of the Borrowers or such Subsidiary;

(ii)           Parent and its Subsidiaries may acquire and hold cash and Cash Equivalents.

(iii)          Parent and its Subsidiaries may hold the Investments held by them on the Funding Date and described on Schedule IX, provided that any additional Investments made with respect thereto shall be permitted only if permitted under the other provisions of this Section 8.05;

(iv)          the Borrowers and their Subsidiaries may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(v)           provided that a Material Contract Termination Event shall not have occurred and be continuing, the Borrowers and their Subsidiaries may make loans and advances to their officers and employees for moving, relocation and travel expenses and other similar expenditures, in each case in the ordinary course of business in an aggregate amount not to exceed $500,000 at any time (determined without regard to any write-downs or write-offs of such loans and advances);

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(vi)          Parent and its Subsidiaries may acquire and hold obligations of their officers and employees in connection with such officers’ and employees’ acquisition of shares of Parent Common Stock (so long as no cash is actually advanced by Parent or any of its Subsidiaries in connection with the acquisition of such obligations);

(vii)         the Borrowers may enter into Other Hedging Agreements to the extent permitted by Section 8.04(iii);

(viii)        (I) any Credit Party may make intercompany loans and advances to any other Credit Party, (II) the Borrowers and its Domestic Subsidiaries may make intercompany loans and advances to any Wholly-Owned Foreign Subsidiary (other than intercompany loans and advances to (i) 1623739 Alberta Ltd. (Alberta), (ii) 1623753 Alberta Ltd. (Alberta), or (iii) an Intercompany Secured Obligor Subsidiary (which shall be governed by clause (VI) hereof)) provided that such intercompany loans and advances are evidenced by an Intercompany Global Note, (III) any Subsidiary which is not a Credit Party may make intercompany loans and advances to any other Wholly-Owned Subsidiary which is not a Credit Party, (IV) any Foreign Subsidiary may make intercompany loans and advances to any other Foreign Subsidiary that is a Wholly-Owned Subsidiary, (V) any Foreign Subsidiary may make intercompany loans and advances to any Credit Party provided that such intercompany loans and advances are evidenced by an Intercompany Global Note, and (VI) after the Funding Date, SAE may make secured intercompany loans and advances to an Intercompany Secured Obligor Subsidiary in the aggregate principal amount not to exceed, in the case of intercompany loans and advances to SAE Canada, $30,000,000 and in the case of intercompany loans and advances to any other Intercompany Secured Obligor Subsidiary, $10,000,000 in the aggregate (collectively, the “Intercompany Secured Loans” and, together with such intercompany loans and advances referred to in preceding clauses (I) through (VI), collectively, the “Intercompany Loans”), provided, that (t) no new Intercompany Loans may be made pursuant to the preceding sub-clause (II) of this clause (viii) if a Material Contract Termination Event has occurred and is continuing, (u) at no time shall the aggregate outstanding principal amount of all Intercompany Loans made pursuant to preceding sub-clause (II) of this clause (viii), when added to the amount of contributions, acquisitions of Equity Interests, capitalizations and forgivenesses theretofore made pursuant to subclause (II) of Section 8.05(ix) (for this purposes, taking the Fair Market Value of any property (other than cash) so contributed at the time of such contribution), exceed $5,000,000 (determined without regard to any write-downs or write-offs of such loans and advances and net of any returns on any such Investment in the form of a principal repayment, distribution, dividend or redemption, as applicable), (v) no Intercompany Loan may be made pursuant to subclause (II) above at any time that a Default or an Event of Default has occurred and its continuing, (w) each Intercompany Loan shall be evidenced by an Intercompany Note, (x) each such Intercompany Note owned or held by a Credit Party shall be pledged to the Collateral Agent pursuant to the Pledge Agreement and each such Intercompany Note owned or held by an Intercompany Secured Obligor Subsidiary shall be pledged to a Credit Party to secure the payment of obligations under the applicable Intercompany Secured Note, (y) each Intercompany Loan made by any Subsidiary of a Borrower that is not a Credit Party to a Credit Party shall be subject to the subordination provisions contained in the Intercompany Global Note and (z) any Intercompany Loans made to any Subsidiary Guarantor or any Wholly-Owned Foreign Subsidiary pursuant to this clause (viii) shall cease to be permitted by this clause (viii) if such Subsidiary Guarantor or Wholly-Owned Foreign Subsidiary, as the case may be, ceases to constitute a Subsidiary Guarantor that is a Wholly-Owned Domestic Subsidiary or a Wholly-Owned Foreign Subsidiary, as the case may be;

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(ix)           (I) the Borrowers and any Subsidiary Guarantor may make capital contributions to, or acquire Equity Interests of, any Subsidiary Guarantor which is a Wholly-Owned Domestic Subsidiary, (II) provided that a Material Contract Termination Event shall not have occurred and be continuing, the Borrowers and its Domestic Subsidiaries may make capital contributions to, or acquire Equity Interests of, Wholly-Owned Foreign Subsidiaries (other than (i) 1623739 Alberta Ltd. (Alberta), (ii) 1623753 Alberta Ltd. (Alberta), or (iii) an Intercompany Secured Obligor Subsidiary), and may capitalize or forgive any Indebtedness owed to them by a Wholly-Owned Foreign Subsidiary (other than (i) 1623739 Alberta Ltd. (Alberta), (ii) 1623753 Alberta Ltd. (Alberta), or (iii) an Intercompany Secured Obligor Subsidiary) and outstanding under clause (viii) of this Section 8.05, and (III) any Wholly-Owned Foreign Subsidiary may make capital contributions to, or acquire Equity Interests of, any other Wholly-Owned Foreign Subsidiary, and may capitalize or forgive any Indebtedness owed to it by a Wholly-Owned Foreign Subsidiary; provided that (w) the aggregate amount of contributions, acquisitions of Equity Interests, capitalizations and forgiveness on and after the Funding Date made pursuant to preceding subclause (II) (for this purpose, taking the Fair Market Value of any property (other than cash) so contributed at the time of such contribution), when added to the aggregate outstanding principal amount of Intercompany Loans made to Wholly-Owned Foreign Subsidiaries pursuant to subclause (II) of Section 8.05(viii) (determined without regard to any write-downs or write-offs thereof and net of any returns on any such Investment in the form of a principal repayment, distribution, dividend or redemption, as applicable), shall not exceed the limitation set forth in such subclause (II) of Section 8.05(viii), (x) no contribution, capitalization or forgiveness may be made pursuant to preceding subclause (II) at any time that a Default or an Event of Default has occurred and its continuing, (y) in the case of any contribution pursuant to preceding subclause (I), any security interest granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in any assets so contributed shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such contribution) and all actions required to maintain said perfected status have been taken and (z) any Investment made in or to any Subsidiary Guarantor or any Wholly-Owned Foreign Subsidiary pursuant to this clause (ix) shall cease to be permitted hereunder if such Subsidiary Guarantor or Wholly-Owned Foreign Subsidiary, as the case may be, ceases to constitute a Subsidiary Guarantor that is a Wholly-Owned Domestic Subsidiary or a Wholly-Owned Foreign Subsidiary, as the case may be;

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(x)            Parent and its Subsidiaries may own the Equity Interests of their respective Subsidiaries created or acquired in accordance with the terms of this Agreement (so long as all amounts invested in such Subsidiaries are independently justified under another provision of this Section 8.05);

(xi)           Contingent Obligations permitted by Section 8.04, to the extent constituting Investments;

(xii)          Permitted Acquisitions shall be permitted in accordance with the requirements of Section 7.15;

(xiii)         the Borrowers and their Subsidiaries may receive and hold promissory notes and other non-cash consideration received in connection with any asset sale permitted by Section 8.02(iv);

(xiv)        the Borrowers and their Subsidiaries may make advances in the form of a prepayment of expenses to vendors, suppliers and trade creditors consistent with their past practices, so long as such expenses were incurred in the ordinary course of business of the Borrowers or such Subsidiary;

(xv)         Investments of the Borrowers and their Subsidiaries with respect to cash deposits to be made in connection with performance bonds, surety bonds, appeal bonds or customs bonds required in the ordinary course of business or in connection with the enforcement of rights or claims of the Borrowers or any of their Subsidiaries or in connection with judgments that do not result in a Default or an Event of Default, provided that the aggregate outstanding amount of all such performance bonds, surety bonds, appeal bonds and customs bonds permitted by this clause (xv), together with the amount of Indebtedness outstanding under Section 8.04(ix), shall not at any time exceed $7,500,000;

(xvi)        Parent may make loans and advances to its shareholders in order to allow them to pay certain taxes for the fiscal years 2011 and 2012, in an aggregate amount not to exceed $1,750,000; provided that such loans and advances must be repaid by such shareholders prior to, or concurrently with, the payment of any Dividend pursuant to Section 8.03(viii) or any other payment made to the shareholders; and

(xvii)       provided that a Material Contract Termination Event shall not have occurred and be continuing, in addition to Investments permitted by clauses (i) through (xvi) of this Section 8.05, the Borrowers and their Subsidiaries may make additional loans, advances and other Investments to or in a Person in an aggregate amount for all loans, advances and other Investments made pursuant to this clause (xv) (determined without regard to any write-downs or write-offs thereof), net of cash repayments of principal in the case of loans, sale proceeds in the case of Investments in the form of debt instruments and cash equity returns (whether as a distribution, dividend, redemption or sale) in the case of equity investments, not to exceed $500,000.

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8.06.       Transactions with Affiliates. Parent will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions with any Affiliate of Parent or any of its Subsidiaries, other than in the ordinary course of business and on terms and conditions substantially as favorable to Parent or such Subsidiary as would reasonably be obtained by Parent or such Subsidiary at that time in a comparable arm’s-length transaction with a Person other than an Affiliate, except that the following in any event shall be permitted:

(i)            Dividends may be paid to the extent provided in Section 8.03;

(ii)           loans may be made and other transactions may be entered into by Parent and its Subsidiaries to the extent permitted by Sections 8.02, 8.04 and 8.05;

(iii)          customary fees, indemnities and reimbursements may be paid to non-officer directors of Parent and its Subsidiaries;

(iv)          Parent may issue Parent Common Stock and Qualified Preferred Stock;

(v)           Parent and its Subsidiaries may enter into, and may make payments under, employment agreements, employee benefits plans, stock option plans, indemnification provisions and other similar compensatory arrangements with officers, employees and directors of Parent and its Subsidiaries in the ordinary course of business;

(vi)          Subsidiaries of the Borrowers may pay management fees, licensing fees and similar fees to the Borrowers or to any Wholly-Owned Domestic Subsidiary of a Borrower that is a Subsidiary Guarantor; and

(vii)         SAE may make payments of principal and interest under the Existing Shareholders Notes, to the extent permitted by Section 8.12.

Notwithstanding anything to the contrary contained above in this Section 8.06, in no event shall Parent or any of its Subsidiaries pay any management, consulting or similar fee to any of their respective Affiliates except as specifically provided in clauses (vi) of this Section 8.06.

8.07.       Capital Expenditures. (a)  Parent will not, and will not permit any of its Subsidiaries to, make any Capital Expenditures, except that, provided a Material Contract Termination Event shall not have occurred and be continuing, during any fiscal year of Parent set forth below (taken as one accounting period), the Borrowers and their Subsidiaries may make Capital Expenditures so long as the aggregate amount of all such Capital Expenditures does not exceed in any fiscal year of Parent set forth below the amount set forth opposite such fiscal year below; provided, that to the extent that the full amount of Capital Expenditures permitted in any fiscal year is not expended in such fiscal year (without regard to any carry forward amounts as permitted under this sentence), such unused amount shall be deemed added to the amounts permitted to be spent in the immediately succeeding fiscal year (with Capital Expenditures made in such succeeding fiscal year applied last to such unused amount):

Fiscal Year Ending	Amount

December 31, 2012	$42,500,000
December 31, 2013	$47,500,000

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Fiscal Year Ending	Amount

December 31, 2014	$22,500,000
December 31, 2015	$22,500,000
December 31, 2016	$42,500,000

(b)           In addition to the foregoing, provided that a Material Contract Termination Event shall not have occurred and be continuing, the Borrowers and their Subsidiaries may make additional Capital Expenditures (which Capital Expenditures will not be included in any determination under Section 8.07(a) or (b)) with the amount of Net Sale Proceeds received by the Borrowers or any of their Subsidiaries from any Asset Sale so long as such Net Sale Proceeds are reinvested within 360 days following the date of such Asset Sale, but only to the extent that such Net Sale Proceeds are not otherwise required to be applied as a mandatory repayment pursuant to Section 4.02(d).

(c)           At any time that a Material Contract Termination Event has occurred and is continuing, the Borrowers and their Subsidiaries may make, without duplication of any Capital Expenditures permitted under clauses (a) and (b) above, Capital Expenditures in an amount not to exceed $1,000,000 in the aggregate for all such periods.

8.08.       Debt Service Coverage Ratio. Parent will not permit the Debt Service Coverage Ratio for any Test Period ending on the last day of a fiscal quarter of Parent set forth below to be less than the amount set forth opposite such fiscal quarter below:

Fiscal Quarter End	Ratio

March 31, 2013	3.25:1.00
June 30, 2013	3.25:1.00
September 30, 2013	3.25:1.00
December 31, 2013	3.25:1.00
March 31, 2014	3.50:1.00
June 30, 2014	3.50:1.00
September 30, 2014	3.75:1.00
December 31, 2014	3.75:1.00
March 31, 2015	4.00:1.00
June 30, 2015	4.00:1.00
September 30, 2015	4.00:1.00
December 31, 2015	4.00:1.00
March 31, 2016	4.00:1.00
June 30, 2016	4.00:1.00
September 30, 2016	4.00:1.00

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8.09.       Reserved.

8.10.       Net Leverage Ratio. Parent will not permit the Net Leverage Ratio as of any quarter end date set forth below to be greater than the ratio set forth opposite such date below:

Fiscal Quarter End	Ratio

March 31, 2013	2.25:1.00
June 30, 2013	2.25:1.00
September 30, 2013	2.25:1.00
December 31, 2013	2.00:1.00
March 31, 2014	1.75:1.00
June 30, 2014	1.50:1.00
September 30, 2014	1.25:1.00
December 31, 2014	1.25:1.00
March 31, 2015	1.25:1.00
June 30, 2015	1.25:1.00
September 30, 2015	1.25:1.00
December 31, 2015	1.25:1.00
March 31, 2016	1.25:1.00
June 30, 2016	1.25:1.00
September 30, 2016	1.25:1.00

8.11.       Total Leverage Ratio. Parent will not permit the Total Leverage Ratio as of any quarter end date set forth below to be greater than the ratio set forth opposite such date below:

Fiscal Quarter End	Ratio

March 31, 2013	2.50:1.00
June 30, 2013	2.50:1.00
September 30, 2013	2.50:1.00
December 31, 2013	2.25:1.00
March 31, 2014	2.25:1.00
June 30, 2014	2.00:1.00
September 30, 2014	2.00:1.00
December 31, 2014	1.75:1.00
March 31, 2015	1.75:1.00
June 30, 2015	1.75:1.00
September 30, 2015	1.75:1.00
December 31, 2015	1.75:1.00
March 31, 2016	1.75:1.00
June 30, 2016	1.75:1.00
September 30, 2016	1.75:1.00

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8.12.       Modifications of the Existing Shareholders Notes; Certificate of Incorporation, By-Laws and Certain Other Agreements; Limitations on Voluntary Payments, etc. Parent will not, and will not permit any of its Subsidiaries to:

(i)            amend, modify or change its certificate or articles of incorporation (including, without limitation, by the filing or modification of any certificate or articles of designation), certificate of formation, limited liability company agreement or by-laws (or the equivalent organizational documents), as applicable, or any agreement entered into by it with respect to its capital stock or other Equity Interests (including any Shareholders’ Agreement and any Qualified Preferred Stock), or enter into any new Shareholders’ Agreement, unless such amendment, modification, change or other action contemplated by this clause (ii) could not reasonably be expected to be adverse to the interests of the Lenders; provided further, that any Shareholders’ Agreement entered into after the Funding Date must be satisfactory to the Administrative Agent in its sole discretion;

(ii)           amend, modify or change any provision of any tax sharing agreement or enter into any new tax sharing agreement, tax allocation agreement or similar agreement without the prior written consent of the Administrative Agent;

(iii)          amend, modify or change any provision of the Existing Shareholders Notes, or make any payment of principal or interest under the Existing Shareholders Notes; provided that such payments may be made if (a) no Default or Event of Default shall have occurred or could reasonably be expected to result from such payment and (b) no Material Contract Termination Event shall have occurred and be continuing;

(iv)          amend, modify or change any provision of the documentation governing the Kuukpik Joint Venture in a manner materially adverse to the interests of the Administrative Agent or the Lenders;

(v)           designate any Indebtedness (or related interest obligations) as senior debt having priority over the Obligations;

(vi)          on and after the execution and delivery thereof, amend, modify or waive, or permit the amendment, modification or waiver of, any provision of any Shareholder Subordinated Note or Existing Shareholder Notes;

(vii)         allow any prepayment of any Intercompany Secured Note or amend or modify, or permit the amendment or modification of, any provision of any Intercompany Secured Note, in each case without the consent of the Required Lenders, or allow the waiver of any provision thereof without the consent of the Administrative Agent; or

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(viii)        make (or give any notice in respect of) any principal or interest payment on, or any redemption or acquisition for value of, any Shareholder Subordinated Note, except to the extent permitted by Section 8.03(v).

8.13.       Limitation on Certain Restrictions on Subsidiaries. Parent will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other Equity Interest or participation in its profits owned by Parent or any of its Subsidiaries, or pay any Indebtedness owed to Parent or any of its Subsidiaries, (b) make loans or advances to Parent or any of its Subsidiaries or (c) transfer any of its properties or assets to Parent or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) the Intercompany Secured Notes, (iv) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of Parent or any of its Subsidiaries, (v) customary provisions restricting assignment of any licensing agreement (in which Parent or any of its Subsidiaries is the licensee) or other contract entered into by Parent or any of its Subsidiaries in the ordinary course of business, (vi) restrictions on the transfer of any asset pending the close of the sale of such asset, and (vii) restrictions on the transfer of any asset subject to a Lien permitted by Section 8.01(iii), (vi), (vii), (xiv), (xv) or (xvi).

8.14.       Limitation on Issuance of Equity Interests. (a) Parent will not, and will not permit any of its Subsidiaries to, issue (i) any Preferred Equity, except as permitted under paragraph (c) of this Section 8.14, or (ii) any redeemable common stock or other redeemable common Equity Interests other than common stock or other redeemable common Equity Interests that is or are redeemable at the sole option of Parent or such Subsidiary, as the case may be.

(b)           Parent will not permit any of its Subsidiaries to issue any capital stock or other Equity Interests (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock or other Equity Interests, except (i) for transfers and replacements of then outstanding shares of capital stock or other Equity Interests, (ii) for stock splits, stock dividends and other issuances which do not decrease the percentage ownership of Parent or any of its Subsidiaries in any class of the capital stock or other Equity Interests of such Subsidiary, (iii) in the case of Foreign Subsidiaries of Parent, to qualify directors to the extent required by applicable law and for other nominal share issuances to Persons other than Parent and its Subsidiaries to the extent required under applicable law, (iv) for issuances by Subsidiaries of the Borrowers which are newly created or acquired in accordance with the terms of this Agreement and (v) Non-Wholly Owned Subsidiaries may issue Equity Interests, subject to compliance with Section 4.02(b).

(c)           Parent may from time to time (i) issue Qualified Preferred Stock, so long as (x) no Default or Event of Default shall exist at the time of any such issuance or immediately after giving effect thereto, and (y) with respect to each issuance of Qualified Preferred Stock, the gross cash proceeds therefrom (or in the case of Qualified Preferred Stock directly issued as consideration for a Permitted Acquisition, the Fair Market Value of the assets received therefor) shall be at least equal to 100% of the liquidation preference thereof at the time of issuance and (ii) issue additional shares of Qualified Preferred Stock to pay in kind regularly scheduled Dividends on Qualified Preferred Stock theretofore issued in compliance with this Section 8.14(c).

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8.15.       Business; etc. Parent will not, and will not permit any of its Subsidiaries to, engage directly or indirectly in any business other than the businesses engaged in by Parent and its Subsidiaries as of the Funding Date.

8.16.       Limitation on Creation of Subsidiaries. (a) Parent will not, and will not permit any of its Subsidiaries to, establish, create or acquire after the Funding Date any Subsidiary (other than Non-Wholly Owned Subsidiaries permitted to be established, created or acquired in accordance with the requirements of Section 8.16(b)), provided that the Borrowers and its Wholly-Owned Subsidiaries shall be permitted to establish, create and, to the extent permitted by this Agreement, acquire Wholly-Owned Subsidiaries, so long as, in each case, (i) at least 5 days’ prior written notice thereof is given to the Administrative Agent (or such shorter period of time as is acceptable to the Administrative Agent in any given case), (ii) the capital stock or other Equity Interests of such new Subsidiary are promptly pledged pursuant to, and to the extent required by, this Agreement and the Pledge Agreement and the certificates, if any, representing such stock or other Equity Interests, together with stock or other appropriate powers duly executed in blank, are delivered to the Collateral Agent, (iii) each such new Wholly-Owned Domestic Subsidiary (and, to the extent required by Section 7.16, each such new Wholly-Owned Foreign Subsidiary) executes a counterpart of the Subsidiaries Guaranty, the Security Agreement, the Pledge Agreement and the Intercompany Global Note, and (iv) each such new Wholly-Owned Domestic Subsidiary (and, to the extent required by Section 7.16, each such new Wholly-Owned Foreign Subsidiary), to the extent requested by the Administrative Agent or the Required Lenders, takes all actions required pursuant to Section 7.12. In addition, each new Wholly-Owned Subsidiary that is required to execute any Credit Document shall execute and deliver, or cause to be executed and delivered, all other relevant documentation (including opinions of counsel) of the type described in Section 5 as such new Subsidiary would have had to deliver if such new Subsidiary were a Credit Party on the Funding Date.

(b)           In addition to Subsidiaries of the Borrowers created pursuant to preceding clause (a), the Borrowers and their Subsidiaries may establish, acquire or create, and make Investments in, Non-Wholly Owned Subsidiaries after the Funding Date as a result of Permitted Acquisitions (subject to the limitations contained in the definition thereof) and Investments expressly permitted to be made pursuant to Section 8.05, provided that (i) all of the capital stock or other Equity Interests of each such Non-Wholly Owned Subsidiary shall be pledged by any Credit Party which owns same as, and to the extent, required by the Pledge Agreement, and (ii) each such Non-Wholly Owned Subsidiary shall take the actions specified in Section 8.16(a) to the same extent that such Non-Wholly Owned Subsidiary would have been required to take if it were a Wholly-Owned Subsidiary of a Borrower.

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8.17.       Certain Deposit Accounts. Without limiting the provisions of Sections 6.03 and 9.05(ii), none of the Credit Parties will maintain a Lockbox Account or a Deposit Account (as defined in the Security Agreement) in which the Credit Parties hold more than an average daily balance of $100,000 measured on a rolling trailing thirty (30) day basis for the Credit Parties (on an individual basis), unless such Lockbox Account or Deposit Account is (x) subject to a “control agreement” referred to in Section 3.9 of the Security Agreement or (y) otherwise under the “control” (within the meaning of Section 9-104 of the New York UCC) of the Collateral Agent. In addition, no Intercompany Secured Obligor Subsidiary shall maintain a Lockbox Account or a Deposit Account unless such Lockbox Account or Deposit Account is subject to a perfected security interest in favor of a Credit Party, to secure payment of the obligations under the applicable Intercompany Secured Note. Notwithstanding anything herein to the contrary, this Section 8.17 shall not apply to any Deposit Accounts located in jurisdictions outside the United States, provided that the average daily balance in all such Deposit Accounts not subject to a control agreement or perfected security interest in such jurisdictions shall not exceed at any time the sum of $5,000,000 plus the aggregate amount of trade payables due in such jurisdictions within sixty (60) days of the date of determination.

8.18.       Lockbox Accounts. Notwithstanding anything in the Security Agreement to the contrary, at all times during this Agreement the Credit Parties will instruct all customers and other Persons making payment on Accounts and other Collateral to make all payments thereon to a designated account (the “Lockbox Account”). The Credit Parties agree that, at the request of the Administrative Agent after the occurrence and during the continuation of an Event of Default, they will cause the funds on deposit in such Lockbox Accounts to be paid to the Administrative Agent on a daily basis by automated wire transfer.

SECTION 9.     Events of Default.

Upon the occurrence of any of the following specified events (each, an “Event of Default”):

9.01.       Payments. The Borrowers shall (i) default in the payment when due of any principal of any Loan or any Note or (ii) default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any interest on any Loan or Note, any Fees or any other amounts owing hereunder or under any other Credit Document; or

9.02.       Representations, etc. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or in any certificate delivered to the Administrative Agent or any Lender pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

9.03.       Covenants. Parent or any of its Subsidiaries shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 7.01(a), 7.01(b), 7.01(c), 7.01(g)(i), 7.08, 7.11, 7.14, 7.15, 7.18 or Section 8 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement (other than those set forth in Sections 9.01, 9.02 or 9.03(i)) and such default shall continue unremedied for a period of 30 days after written notice thereof to the defaulting party by the Administrative Agent or the Required Lenders; or

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9.04.       Default Under Other Agreements. (i)  Parent or any of its Subsidiaries shall (x) default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in an instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or (ii) any Indebtedness (other than the Obligations) of Parent or any of its Subsidiaries shall be declared to be (or shall become) due and payable, or required to be prepaid (other than by (x) a regularly scheduled required prepayment or (y) a mandatory prepayment (unless such required prepayment or mandatory prepayment results from a default thereunder or an event of the type that constitutes an Event of Default)), prior to the stated maturity thereof, provided that it shall not be a Default or an Event of Default under this Section 9.04 unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) and (ii) is at least $500,000; or

9.05.       Bankruptcy, etc. Parent or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto (the “Bankruptcy Code”); or an involuntary case is commenced against Parent or any of its Subsidiaries, and the petition is not controverted within 10 days, or is not dismissed within 45 days after the filing thereof, provided, however, that during the pendency of such period, each Lender shall be relieved of its obligation to extender credit hereunder; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Parent or any of its Subsidiaries, to operate all or any substantial portion of the business of Parent or any of its Subsidiaries, or Parent or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Parent or any of its Subsidiaries, or there is commenced against Parent or any of its Subsidiaries any such proceeding which remains undismissed for a period of 45 days after the filing thereof, or Parent or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Parent or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any Company action is taken by Parent or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

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9.06.       ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof) and an event described in subsection .62, .63, ..64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any determination that any Plan is considered at-risk or in endangered or critical status as defined in Sections 303, 304, and 305 of ERISA or Sections 430, 431, and 432 of the Code, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan, any Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan or a Foreign Pension Plan has not been timely made, Parent or any Subsidiary of Parent or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4071, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA, Section 4980B(g)(2) of the Code or 45 Code of Federal Regulations Section 160.103) under Section 4980B of the Code and/or the Health Insurance Portability and Accountability Act of 1996, or Parent or any Subsidiary of Parent has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans or Foreign Pension Plans, a “default,” within the meaning of Section 4219(c)(5) of ERISA, shall occur with respect to any Plan; any applicable law, rule or regulation is adopted, changed or interpreted, or the interpretation or administration thereof is changed, in each case after the date hereof, by any Governmental Authority (a “Change in Law”), or, as a result of a Change in Law, an event occurs following a Change in Law, with respect to or otherwise affecting any Plan; (b) there shall result from any such event or events described in subsection (a) the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, described in subsection (b) individually, and/or in the aggregate, in the opinion of the Required Lenders, has had, or could reasonably be expected to have, a Material Adverse Effect; or

9.07.       Security Documents. Any of the Security Documents shall cease to be in full force and effect, or shall cease to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral, in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 8.01), and subject to no other Liens (except as permitted by Section 8.01), or any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any such Security Document and such default shall continue beyond the period of grace, if any, specifically applicable thereto pursuant to the terms of such Security Document; or

9.08.       Guaranties. Any Guaranty or any provision thereof shall cease to be in full force or effect as to any Guarantor (except as a result of a release of any Subsidiary Guarantor in accordance with the terms thereof), or any Guarantor or any Person acting for or on behalf of such Guarantor shall deny or disaffirm such Guarantor’s obligations under the Guaranty to which it is a party or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Guaranty to which it is a party; or

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9.09.       Judgments. One or more judgments or decrees shall be entered against Parent or any Subsidiary of Parent involving in the aggregate for Parent and its Subsidiaries a liability (not paid or to the extent not covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 30 consecutive days, and the aggregate amount of all such judgments equals or exceeds $1,000,000; or

9.10.       Change of Control. A Change of Control shall occur; or

9.11.       Material Adverse Effect. There shall have occurred a change in the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Parent or any of its Subsidiaries since December 31, 2011 that has had, or could reasonably be expected to have, a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Parent and its Subsidiaries taken as a whole;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Lenders, shall by written notice to the Borrowers, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or the holder of any Note to enforce its claims against any Credit Party (provided that, if an Event of Default specified in Section 9.05 shall occur with respect to the Borrowers, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (ii) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents; and (iii) enforce each Guaranty.

SECTION 10.     The Administrative Agent.

10.01.     Appointment. The Lenders hereby irrevocably designate and appoint CP Admin Co LLC as Administrative Agent (for purposes of this Section 10 and Section 11.01, the term “Administrative Agent” also shall include CP Admin Co LLC in its capacity as Collateral Agent pursuant to the Security Documents) to act as specified herein and in the other Credit Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its respective duties hereunder by or through its officers, directors, agents, employees or affiliates.

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10.02.     Nature of Duties. (a) The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. Neither the Administrative Agent nor any of its officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or in any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

(b)           Notwithstanding any other provision of this Agreement or any provision of any other Credit Document, the Lead Arranger is named as such for recognition purposes only, and in its capacity as such shall have no powers, duties, responsibilities or liabilities with respect to this Agreement or the other Credit Documents or the transactions contemplated hereby and thereby; it being understood and agreed that the Lead Arranger shall be entitled to all indemnification and reimbursement rights in favor of the Administrative Agent as, and to the extent, provided for under Sections 10.06 and 11.01. Without limitation of the foregoing, the Lead Arranger shall not, solely by reason of this Agreement or any other Credit Documents, have any fiduciary relationship in respect of any Lender or any other Person.

10.03.     Lack of Reliance on the Administrative Agent.     (a) Each Lender from time to time party to this Agreement (i) confirms that it has received a copy of this Agreement and the other Credit Documents, together with copies of the financial statements referred to therein, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to become a Lender under this Agreement, (ii) agrees that it has made and will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Credit Documents and, except as expressly provided in this Agreement, the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, (iii) acknowledges and agrees that no fiduciary or advisory relationship between the Administrative Agent and any Lender is intended to be or has been created in respect of any of the transactions contemplated by this Agreement, (iv) acknowledges and agrees that the Administrative Agent, on the one hand, and each Lender on the other hand, have an arms-length business relationship that does not directly or indirectly give rise to, and no Lender relies on, any fiduciary duty on the Administrative Agent’s part, (v) acknowledges and agrees that each Lender is capable of evaluating and understanding, and each such Lender understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement, (vi) acknowledges and agrees that the Administrative Agent or any of its Affiliates may have received fees or other compensation from Parent or any of its Affiliates in connection with this Agreement which may or may not be publicly disclosed and such fees or compensation do not affect any Lender’s independent credit decision to enter into the transactions contemplated by this Agreement, (vii) acknowledges and agrees that notwithstanding that no fiduciary or similar relationship exists between the Administrative Agent and any Lender, each such Lender hereby waives, to the fullest extent permitted by law, any claims it may have against the Administrative Agent or its Affiliates for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Administrative Agent and its Affiliates shall have no liability (whether direct or indirect) to any Lender in respect of such a fiduciary duty claim or to any Person asserting a fiduciary duty claim on behalf of or in right of any Lender, including any such Lender’s stockholders, employees or creditors, and (viii) agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Credit Documents are required to be performed by it as a Lender. The Administrative Agent shall not be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of Parent or any of its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of Parent or any of its Subsidiaries or the existence or possible existence of any Default or Event of Default.

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(b)         To the full extent permitted by applicable law, each party hereto and each Indemnified Person shall not assert, and hereby waives, any claim against any other party hereto or any other Indemnified Person, on any theory of liability, for special, indirect, consequential or incidental damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document, any other agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby or any Loan or the use of the proceeds thereof; provided, however, that the foregoing provisions shall not relieve any Borrower of its indemnification obligations as provided in Section 11.01(a) to the extent any Indemnified Person is found liable for any such damages. No party hereto and no Indemnified Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby, except to the extent the liability of such Person results from such Person’s gross negligence, willful misconduct or bad faith (as determined by a court of competent jurisdiction in a final and non-appealable decision); provided, however, that the foregoing provisions shall not relieve the Borrower of its indemnification obligations as provided in Section 11.01(a) to the extent any Indemnified Person is found liable for any such damages.

10.04.     Certain Rights of the Administrative Agent. If the Administrative Agent requests instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Lenders; and the Administrative Agent shall not incur liability to any Lender by reason of so refraining. Without limiting the foregoing, the Administrative Agent shall be entitled to refrain from any act or action, and neither any Lender nor the holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent refraining from such act or action, unless or until the Administrative Agent shall have received, pursuant to an escrow arrangement satisfactory to it, from the Borrower or the Lenders an amount initially equal to $250,000 and supplemented or increased thereafter on a monthly basis to the extent necessary (in the reasonable judgment of the Administrative Agent) to reimburse the Administrative Agent for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature that may be imposed on, asserted against or incurred by the Administrative Agent as a result of such act or action and for which the Administrative Agent would be entitled to indemnification pursuant to Section 10.06 or Section 11.01 hereof. Any amounts subject to such escrow arrangement remaining after payment in full of all such indemnification obligations shall be returned to the Lenders or the Borrower, as applicable.

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10.05.     Reliance. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent.

10.06.     Indemnification. To the extent the Administrative Agent (or any affiliate thereof) is not reimbursed and indemnified by the Borrowers, the Lenders will reimburse and indemnify the Administrative Agent (and any affiliate thereof) in proportion to their respective “percentage” as used in determining the Required Lenders for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature (including, without limitation, any customary indemnifications provided to a deposit account bank pursuant to a “control agreement” referred to in the Security Agreement) which may be imposed on, asserted against or incurred by the Administrative Agent (or any affiliate thereof) in performing its duties hereunder or under any other Credit Document or in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s (or such affiliate’s) gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

10.07.     The Administrative Agent in its Individual Capacity. With respect to its obligation to make Loans under this Agreement, the Administrative Agent shall have the rights and powers specified herein for a “Lender” and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term “Lender,” “Required Lenders,” “Holders of Notes” or any similar terms shall, unless the context clearly indicates otherwise, include the Administrative Agent in its respective individual capacities. The Administrative Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to any Credit Party or any Affiliate of any Credit Party (or any Person engaged in a similar business with any Credit Party or any Affiliate thereof) as if they were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party or any Affiliate of any Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

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10.08.     Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

10.09.     Resignation by the Administrative Agent. (a) The Administrative Agent may resign from the performance of all its respective functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days’ prior written notice to the Lenders and, unless a Default or an Event of Default under Section 9.05 then exists, the Borrowers. Any such resignation by an Administrative Agent hereunder shall also constitute its resignation as the Collateral Agent, and upon the effectiveness of such resignation of an Administrative Agent in accordance with this Section 10.09, the resigning Administrative Agent shall no longer be required to discharge any duties of the “Collateral Agent” under the Security Documents. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

(b)           Upon any such notice of resignation by the Administrative Agent, the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrowers, which acceptance shall not be unreasonably withheld or delayed (provided that the Borrowers’ approval shall not be required if an Event of Default then exists).

(c)           If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of the Borrowers (which consent shall not be unreasonably withheld or delayed, provided that the Borrowers’ consent shall not be required if an Event of Default then exists), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

(d)           If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent’s resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

(e)           Upon a resignation of the Administrative Agent pursuant to this Section 10.09, the Administrative Agent shall remain indemnified to the extent provided in this Agreement and the other Credit Documents and the provisions of this Section 10 (and the analogous provisions of the other Credit Documents) shall continue in effect for the benefit of the Administrative Agent for all of its actions and inactions while serving as the Administrative Agent.

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(f)            CP Admin Co LLC may by giving (5) five days' written notice to the Borrower designate any Person employing, or otherwise affiliated with, any one or more Persons who were, as of the date hereof, principals of CP Admin Co LLC, to act as Administrative Agent hereunder, in which case CP Admin Co LLC shall be deemed to have resigned as Administrative Agent pursuant to preceding clause (a) and such designee shall be deemed to have been appointed as a successor Administrative Agent pursuant to preceding clause (b).

10.10.     Collateral Matters. (a)  Each Lender authorizes and directs the Collateral Agent to enter into the Security Documents for the benefit of the Lenders and the other Secured Creditors. Each Lender hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Required Lenders in accordance with the provisions of this Agreement or the Security Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. The Collateral Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Security Documents which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Security Documents.

(b)           The Lenders hereby authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral (i) upon payment and satisfaction of all of the Obligations (other than inchoate indemnification obligations) at any time arising under or in respect of this Agreement or the Credit Documents or the transactions contemplated hereby or thereby, (ii) constituting property being sold or otherwise disposed of (to Persons other than Parent and its Subsidiaries) upon the sale or other disposition thereof in compliance with Section 8.02, (iii) if approved, authorized or ratified in writing by the Required Lenders (or all of the Lenders hereunder, to the extent required by Section 11.12) or (iv) as otherwise may be expressly provided in the relevant Security Documents. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Collateral Agent’s authority to release particular types or items of Collateral pursuant to this Section 10.10.

(c)           The Collateral Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by any Credit Party or is cared for, protected or insured or that the Liens granted to the Collateral Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 10.10 or in any of the Security Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent’s own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

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10.11.     Delivery of Information. The Administrative Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by the Administrative Agent from any Credit Party, any Subsidiary, the Required Lenders, any Lender or any other Person under or in connection with this Agreement or any other Credit Document except (i) as specifically provided in this Agreement or any other Credit Document and (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of the Administrative Agent at the time of receipt of such request and then only in accordance with such specific request.

10.12.     Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by the Administrative Agent (including, without limitation, CP Admin Co LLC or any of its Affiliates). The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective officers directors, employees, representatives, agents, sub-agents or advisors thereof. . The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

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SECTION 11.     Miscellaneous.

11.01.     Payment of Expenses, etc.

(a)           The Borrowers hereby agree to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and disbursements of DLA Piper LLP (US) and the Administrative Agent’s other counsel and consultants) in connection with the preparation, execution, delivery and administration of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of the Administrative Agent and its Affiliates in connection with its or their syndication efforts with respect to this Agreement and of the Administrative Agent, and, after the occurrence and during the continuation of an Event of Default, each of the Lenders in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or pursuant to any insolvency or bankruptcy proceedings (including, in each case without limitation, the reasonable fees and disbursements of counsel and consultants for the Administrative Agent and, after the occurrence and during the continuation of an Event of Default, counsel for each of the Lenders); (ii) pay and hold the Administrative Agent, each of the Lenders harmless from and against any and all present and future stamp, excise and other similar documentary taxes with respect to the foregoing matters and save the Administrative Agent, each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Administrative Agent or such Lender) to pay such taxes; and (iii) indemnify the Administrative Agent and each Lender, and each of their respective officers, directors, employees, representatives, agents, affiliates, trustees and investment advisors (each, an “Indemnified Person”) from and hold each of them harmless against any and all liabilities, obligations (including with respect to removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys’ and consultants’ fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto and whether or not such investigation, litigation or other proceeding is brought by or on behalf of any Credit Party) related to the entering into and/or performance of this Agreement or any other Credit Document or the proceeds of any Loans hereunder or the consummation of the Transaction or any other transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property at any time owned, leased or operated by Parent or any of its Subsidiaries or any of their respective predecessors, the generation, storage, transportation, handling or disposal of Hazardous Materials by Parent or any of its Subsidiaries or any of their respective predecessors at any location, whether or not owned, leased or operated by Parent or any of its Subsidiaries or any of their respective predecessors, the non-compliance by Parent or any of its Subsidiaries or any of their respective predecessors with any Environmental Law (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against Parent, any of its Subsidiaries or any of their respective predecessors or any Real Property at any time owned, leased or operated by Parent or any of its Subsidiaries or any of their respective predecessors, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Indemnified Person to be indemnified (as determined by a court of competent jurisdiction in a final and non-appealable decision)). To the extent that the undertaking to indemnify, pay or hold harmless the Administrative Agent or any Lender set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrowers shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

(b)           To the full extent permitted by applicable law, each of Parent and the Borrowers shall not assert, and hereby waives, any claim against any Indemnified Person, on any theory of liability, for special, indirect, consequential or incidental damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnified Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby, except to the extent the liability of such Indemnified Person results from such Indemnified Person’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

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11.02.     Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent and each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived to the extent permitted by applicable law, to set off and to appropriate and apply any and all deposits (general or special but excluding, in any event, deposits for payroll, tax, employee benefit payments or trust or fiduciary purposes) and any other Indebtedness at any time held or owing by the Administrative Agent or such Lender or any Affiliate, branch or agency thereof (including, without limitation, by branches and agencies of the Administrative Agent or such Lender or Affiliate wherever located) to or for the credit or the account of Parent or any of its Subsidiaries against and on account of the Obligations and liabilities of the Credit Parties to the Administrative Agent or such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to Section 11.04(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not the Administrative Agent or such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

11.03.     Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopier or cable communication) and mailed, telegraphed, telecopied, cabled or delivered: if to any Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents; if to any Lender, at its address specified to the Administrative Agent; and if to the Administrative Agent, at the Notice Office; or, as to any Credit Party or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Borrowers and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telecopier, except that notices and communications to the Administrative Agent and any Credit Party shall not be effective until received by the Administrative Agent, the Administrative Borrower or any Credit Party, as the case may be.

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11.04.     Benefit of Agreement; Assignments; Participations. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, neither Parent nor the Borrowers may assign or transfer any of its rights, obligations or interest hereunder without the prior written consent of the Lenders and, provided further, that, although any Lender may transfer, assign or grant participations in its rights hereunder, such Lender shall remain a “Lender” for all purposes hereunder and the transferee, assignee or participant, as the case may be, shall not constitute a “Lender” hereunder (except for a transfer or assignment as provided in Sections 2.07 or 11.04(b)) and, provided further, that no Lender shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan or Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 11.07(a) shall not constitute a reduction in the rate of interest or Fees payable hereunder), or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of such participation, and that an increase in any Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (ii) consent to the assignment or transfer by Parent or the Borrowers of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation.

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(b)           Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its outstanding Obligations hereunder to (i)(A) its parent company and/or any affiliate of such Lender which is at least 50% owned by such Lender or its parent company or (B) to one or more other Lenders or any affiliate of any such other Lender which is at least 50% owned by such other Lender or its parent company (provided that any fund that invests in loans and is managed or advised by the same investment advisor of another fund which is a Lender (or by an Affiliate of such investment advisor) shall be treated as an affiliate of such other Lender for the purposes of this sub-clause (x)(i)(B)), or (ii) in the case of any Lender that is a fund that invests in loans, any other fund that invests in loans and is managed or advised by the same investment advisor of any Lender or by an Affiliate of such investment advisor or (y) assign all, or if less than all, a portion equal to at least $1,000,000 in the aggregate for the assigning Lender or assigning Lenders, of such outstanding Obligations hereunder to one or more Eligible Transferees (treating any fund that invests in loans and any other fund that invests in loans and is managed or advised by the same investment advisor of such fund or by an Affiliate of such investment advisor as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement, provided that (i) at such time, the Register shall be deemed modified to reflect the outstanding Loans of such new Lender and of the existing Lenders after giving effect to such assignment, (ii) upon the surrender of the relevant Notes by the assigning Lender (or, upon such assigning Lender’s indemnifying the Borrowers for any lost Note pursuant to a customary indemnification agreement) new Notes will be issued, at the Borrowers’ expense, to such new Lender and to the assigning Lender upon the request of such new Lender or assigning Lender, such new Notes to be in conformity with the requirements of Section 2.02 (with appropriate modifications) to the extent needed to reflect the revised outstanding Loans after giving effect to such assignment, (iii) the consent of the Administrative Agent and, so long as no Default or Event of Default then exists, the Borrowers, shall be required in connection with any such assignment pursuant to clause (y) above (such consent, in any case, not to be unreasonably withheld, delayed or conditioned), provided that the Borrowers shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 5 Business Days after having received notice thereof, (iv) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $5,000 (which may be waived by the Administrative Agent in its sole discretion) and (v) no such transfer or assignment will be effective until recorded by the Administrative Agent on the Register pursuant to Section 11.15. To the extent of any assignment pursuant to this Section 11.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned outstanding Loans. At the time of each assignment pursuant to this Section 11.04(b) to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall, to the extent legally entitled to do so, provide to the Borrowers the appropriate Internal Revenue Service Forms (and, if applicable, a Section 4.04(b)(ii) Certificate) described in Section 4.04(b). To the extent that an assignment of all or any portion of a Lender’s outstanding Obligations pursuant to Section 2.07 or this Section 11.04(b) would, at the time of such assignment, result in increased costs under Section 2.04 or 4.04 from those being charged by the respective assigning Lender prior to such assignment, then the Borrowers shall not be obligated to pay such increased costs (although the Borrowers, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

(c)           Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank and, with prior notification to the Administrative Agent (but without the consent of the Administrative Agent or the Borrowers), any Lender which is a fund may pledge all or any portion of its Loans and Notes to its trustee or to a collateral agent providing credit or credit support to such Lender in support of its obligations to such trustee, such collateral agent or a holder of such obligations, as the case may be. No pledge pursuant to this clause (c) shall release the transferor Lender from any of its obligations hereunder.

(d)           Any Lender which assigns all of its Loans hereunder in accordance with Section 11.04(b) shall cease to constitute a “Lender” hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 2.04, 2.11, 4.04, 10.06, 11.01 and 11.06), which shall survive as to such assigning Lender.

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11.05.     No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent, the Collateral Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrowers or any other Credit Party and the Administrative Agent, the Collateral Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies expressly provided herein or in any other Credit Document are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent, the Collateral Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, the Collateral Agent or any Lender to any other or further action in any circumstances without notice or demand.

11.06.     Payments Pro Rata. (a) Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrowers in respect of any Obligations hereunder, the Administrative Agent shall distribute such payment to the Lenders entitled thereto (other than (i) if any Lender that has consented in writing to waive its pro rata share of any such payment, in which case such amounts shall be reallocated on a pro rata basis among the other Lenders or (ii) if all Lenders shall have consented in writing to waive their pro rata share of such payment, such payment shall be returned to the Borrowers) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

(b)           Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligations then owed and due to such Lender bears to the total of such Obligations then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lenders, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

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11.07.     Calculations; Computations. (a)  All accounting determinations under this Agreement and all financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by Parent to the Lenders); provided that, (i) notwithstanding anything to the contrary contained elsewhere herein, all financial covenants contained herein shall be calculated without giving effect to any election made by Parent or any of its Subsidiaries to value financial liabilities or Indebtedness at the fair value thereof pursuant to Statement of Financial Accounting Standards No. 159 (or any similar accounting principle), (ii) except as otherwise specifically provided herein, all computations and all definitions (including accounting terms) used in determining compliance with Sections 8.07 through 8.11, inclusive, shall utilize GAAP and policies in conformity with those used to prepare the financial statements of Parent and its Subsidiaries referred to in Section 6.05(a) for the fiscal year ended nearest to December 31, 2010 and (iii) to the extent expressly provided herein, certain calculations shall be made on a Pro Forma Basis. In the event of any change in GAAP (any such change, for the purpose of this Section 11.07, an “Accounting Change”) that occurs after the date of this Agreement, then the Credit Parties and the Administrative Agent, on behalf of the Lenders, agree to enter into good faith negotiations in order to amend such provisions of this Agreement so as to equitably reflect any such Accounting Change with the desired result that the criteria for evaluating the financial condition of Parent and its Subsidiaries shall be the same after such Accounting Change as if such Accounting Change had not been made, and until such time as such an amendment shall have been executed and delivered by the Credit Parties and Required Lenders, (i) all financial covenants, standards and terms in this Agreement shall be calculated and/or construed as if such Accounting Change had not been made, and (ii) Parent shall prepare footnotes to each certificate and the financial statements required to be delivered pursuant to Sections 7.01(a), (b), (c), and (f) hereunder that show the differences between the financial statements delivered (which reflect such Accounting Change) and the basis for calculating financial covenant compliance (without reflecting such Accounting Change).

(b)           All computations of interest and other Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or Fees are payable.

11.08.     GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a)  THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN ANY SECURITY DOCUMENT (INCLUDING, WITHOUT LIMITATION, THE FOREIGN SECURITY DOCUMENTS), BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK (OR (X) IN THE CASE OF ANY SECURITY DOCUMENT, PROCEEDINGS MAY ALSO BE BROUGHT BY THE ADMINISTRATIVE AGENT OR COLLATERAL AGENT IN THE STATE OR OTHER JURISDICTION IN WHICH THE RESPECTIVE COLLATERAL IS LOCATED OR ANY OTHER RELEVANT JURISDICTION AND (Y) IN THE CASE OF ANY BANKRUPTCY, INSOLVENCY OR SIMILAR PROCEEDINGS WITH RESPECT TO ANY CREDIT PARTY, ACTIONS OR PROCEEDINGS RELATED TO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS MAY BE BROUGHT IN SUCH COURT HOLDING SUCH BANKRUPTCY, INSOLVENCY OR SIMILAR PROCEEDINGS), AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, EACH OF PARENT AND THE BORROWERS HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF PARENT AND THE BORROWERS HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER PARENT OR THE BORROWERS, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER PARENT OR THE BORROWERS. EACH OF PARENT AND THE BORROWERS FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO PARENT OR THE BORROWERS AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH OF PARENT AND THE BORROWERS HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST PARENT OR THE BORROWERS IN ANY OTHER JURISDICTION.

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(b)           EACH OF PARENT AND THE BORROWERS HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)           EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

11.09.     Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrowers and the Administrative Agent. Delivery of an executed counterpart hereof by facsimile or electronic transmission shall be as effective as delivery of any original executed counterpart hereof.

11.10.     Effectiveness. This Agreement shall become effective on the date (the “Effective Date”) on which Parent, the Borrowers, the Administrative Agent, the Lead Arranger and each of the Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at the Notice Office or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it. The Administrative Agent will give Parent, the Borrowers and each Lender prompt written notice of the occurrence of the Effective Date.

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11.11.     Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

11.12.     Amendment or Waiver; etc. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party hereto or thereto and the Required Lenders (although additional parties may be added to (and annexes may be modified to reflect such additions), and Subsidiaries of the Borrowers may be released from, the Subsidiaries Guaranty and the Security Documents in accordance with the provisions hereof and thereof without the consent of the other Credit Parties party thereto or the Required Lenders), provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (with Obligations being directly affected in the case of following clause (i)), (i) extend the final scheduled maturity of any Loan or Note, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with the waiver of applicability of any post-default increase in interest rates), or reduce (or forgive) the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 11.07(a) shall not constitute a reduction in the rate of interest or Fees for the purposes of this clause (i)), (ii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents) under all the Security Documents, (iii) amend, modify or waive any provision of this Section 11.12(a) (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford the protections to such additional extensions of credit of the type provided to the Loans on the Funding Date), (iv) reduce the “majority” voting threshold specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Loans are included on the Funding Date) or (v) consent to the assignment or transfer by Parent or the Borrowers of any of its rights and obligations under this Agreement; provided further, that no such change, waiver, discharge or termination shall (1) increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Commitment shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase of the Commitment of such Lender), (2) without the consent of the Administrative Agent, amend, modify or waive any provision of Section 10 or any other provision of this Agreement or any other Credit Document as same relates to the rights or obligations of the Administrative Agent or (3) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent.

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(b)           If, in connection with any proposed change, waiver, discharge or termination of or to any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to Section 11.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrowers shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clause (A) or (B) below, to replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to Section 2.07 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination, provided, that the Borrowers shall not have the right to replace a Lender solely as a result of the exercise of such Lender’s rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 11.12(a).

(c)           Notwithstanding the foregoing, (x) any provision of this Agreement may be amended by an agreement in writing entered into by Parent, the Borrowers, the Required Lenders and the Administrative Agent if at the time such amendment becomes effective, each Lender not consenting thereto receives payment (including pursuant to an assignment to a replacement Lender in accordance with Section 11.04) in full of this principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement and (y) this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrowers (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Credit Documents with the Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

(d)           In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, Parent, the Borrowers and the Lenders providing the relevant Replacement Loans to permit the refinancing of all outstanding Loans (the “Refinanced Loans”), with a replacement term loan tranche denominated in Dollars (the “Replacement Loans”) hereunder; provided that (a) the aggregate principal amount of such Replacement Loans shall not exceed the aggregate principal amount of such Refinanced Loans, (b) the Interest Rate for such Replacement Loans shall not be higher than the Interest Rate for such Refinanced Loans, (c) the Weighted Average Life to Maturity of such Replacement Loans shall not be shorter than the Weighted Average Life to Maturity of such Refinanced Loans at the time of such refinancing (except to the extent of nominal amortization for periods where amortization has been eliminated as a result of prepayment of the applicable Loans), and (d) all other terms applicable to such Replacement Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Loans than, those applicable to such Refinanced Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Loans in effect immediately prior to such refinancing.

11.13.     Survival. All indemnities set forth herein including, without limitation, in Sections 2.04, 2.05, 4.04, 10.06 and 11.01 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Obligations.

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11.14.     Domicile of Loans.  Each Lender may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 11.14 would, at the time of such transfer, result in increased costs under Section 2.04, 2.05 or 4.04 from those being charged by the respective Lender prior to such transfer, then the Borrowers shall not be obligated to pay such increased costs (although the Borrowers shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

11.15.     Register. The Borrowers hereby designate the Administrative Agent to serve as their agent, solely for purposes of this Section 11.15, to maintain a register (the “Register”) on which it will record the Loans made by each of the Lenders (including any increases to the principal amounts thereof as a result of payment of PIK Interest) and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrowers’ obligations in respect of such Loans. With respect to any Lender, the transfer of the rights to the principal of, and interest on, any Loan shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Loans and prior to such recordation all amounts owing to the transferor with respect to such Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 11.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender to the Borrowers the Note (if any) evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued by the Borrowers to the assigning or transferor Lender and/or the new Lender at the request of any such Lender. The Borrowers agree to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 11.15.

11.16.     Confidentiality. (a) Subject to the provisions of clause (b) of this Section 11.16, each Lender agrees that it will use its reasonable efforts not to disclose without the prior consent of Parent (other than to its employees, auditors, advisors or counsel or to another Lender if such Lender or such Lender’s holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 11.16 to the same extent as such Lender) any information with respect to Parent or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document, provided that any Lender may disclose any such information (i) as has become generally available to the public other than by virtue of a breach of this Section 11.16(a) by the respective Lender, (ii) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (iii) as may be required or appropriate with respect to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to such Lender, (v) to the Administrative Agent or the Collateral Agent, (vi) to any direct or indirect contractual counterparty in any swap, hedge or similar agreement (or to any such contractual counterparty’s professional advisor), so long as such contractual counterparty (or such professional advisor) agrees to be bound by the provisions of this Section 11.16, (vii) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or any interest therein by such Lender, provided that such prospective transferee agrees to be bound by the confidentiality provisions contained in this Section 11.16, and (viii) to (A) any bank or financial institution and (B) S&P, Moody’s, Fitch Ratings and/or other ratings agencies, as such Lender deems necessary or appropriate in connection with such Lender’s obtaining financing; provided, however, that such financial institution or ratings agency shall be informed of the confidentiality of such information or (x) to its investors or potential investors as such Lender reasonably deems necessary or appropriate; provided, however, that such investors or potential investors shall be informed of the confidentiality of such information.

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(b)           Each of Parent and the Borrowers hereby acknowledges and agrees that each Lender may share with any of its affiliates, and such affiliates may share with such Lender, any information related to Parent or any of its Subsidiaries (including, without limitation, any non-public customer information regarding the creditworthiness of Parent and its Subsidiaries), provided such Persons shall be subject to the provisions of this Section 11.16 to the same extent as such Lender.

(c)           Notwithstanding anything to the contrary contained in this Section 11.16, each of Parent and the Borrower hereby agrees that the Administrative Agent and its Affiliates may publicize its services in connection with this Agreement and the other Credit Documents and the transactions contemplated herein and therein, including, without limitation, through granting interviews with and providing information to the financial press and other media and by publicizing such services on its web-site or other electronic medium; provided, however, that the Administrative Agent and its Affiliates shall not publicize as contemplated above in this clause (c) until the earlier to occur of (i) the fifth day following the Initial Funding Date and (ii) such date as Parent shall have publicly announced the consummation of the Transaction.  In addition, each of Parent and the Borrower hereby authorizes the Administrative Agent to place a customary “tombstone” advertisement regarding this Agreement and the transactions contemplated herein related hereto in publications of its choice at the Borrower’s expense.

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11.17.     Special Provisions Regarding Pledges of Equity Interests in, and Promissory Notes Owed by, Persons Not Organized in the United States or Pledged over Assets not located in the United States. The parties hereto acknowledge and agree that the provisions of the various Security Documents executed and delivered by the Credit Parties require that, among other things, all promissory notes executed by, assets, and capital stock and other Equity Interests in, various Persons owned by the respective Credit Party be pledged, and delivered for pledge, pursuant to the Security Documents. The parties hereto further acknowledge and agree that each Credit Party shall be required to take all actions under the laws of the jurisdiction in which such Credit Party is organized or where the respective assets are located to create and perfect all security interests granted pursuant to the various Security Documents and to take all actions under the laws of the United States and any State thereof to perfect the security interests in the assets, capital stock and other Equity Interests of, and promissory notes issued by, any Person organized under the laws of said jurisdictions (in each case, to the extent said capital stock, other Equity Interests or promissory notes are owned by any Credit Party). Except as provided in the immediately preceding sentence, to the extent any Security Document requires or provides for the pledge of assets or promissory notes issued by, or capital stock or other Equity Interests in, any Person organized under the laws of a jurisdiction other than those specified in the immediately preceding sentence, it is acknowledged that, as of the Funding Date, no actions have been required to be taken to perfect, under local law of the jurisdiction where the respective assets are located or of the Person who issued the respective promissory notes or whose capital stock or other Equity Interests are pledged, under the Security Documents. The Borrowers hereby agree that, following any request by the Administrative Agent or the Required Lenders to do so, the Borrowers will, and will cause their Subsidiaries to, take such actions under the local law of any jurisdiction with respect to which such actions have not already been taken as are determined by the Administrative Agent or the Required Lenders to be necessary or desirable in order to fully perfect, preserve or protect the security interests granted pursuant to the various Security Documents under the laws of such jurisdictions. If requested to do so pursuant to this Section 11.17, all such actions shall be taken in accordance with the provisions of this Section 11.17 and Section 7.12 and within the time periods set forth therein. All conditions and representations contained in this Agreement and the other Credit Documents shall be deemed modified to the extent necessary to effect the foregoing and so that same are not violated by reason of the failure to take actions under local law (but only with respect to capital stock of, other Equity Interests in, and promissory notes issued by, Persons organized under laws of jurisdictions other than the United States and any State thereof or assets located in jurisdictions other than the United States and any State thereof) not required to be taken in accordance with the provisions of this Section 11.17, provided that to the extent any representation or warranty would not be true because the foregoing actions were not taken, the respective representation of warranties shall be required to be true and correct in all material respects at such time as the respective action is required to be taken in accordance with the foregoing provisions of Section 7.12 and this Section 11.17.

11.18.     Patriot Act. Each Lender subject to the USA PATRIOT ACT (Title 111 of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies Parent and the Borrowers that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies Parent and the Borrowers and the other Credit Parties and other information that will allow such Lender to identify Parent, the Borrowers and the other Credit Parties in accordance with the Act.

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11.19.     Post-Closing Actions. The Credit Parties hereby agree to deliver or take the actions described on Schedule XII hereto, within the applicable time periods set forth therein (which periods may be extended by the Administrative Agent in its sole discretion), in form and substance reasonably satisfactory to the Administrative Agent. All conditions precedent and representations contained in this Agreement and the other Credit Documents shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described above within the time periods required above, rather than as elsewhere provided in the Credit Documents), provided that (x) to the extent any representation and warranty would not be true because the foregoing actions were not taken on the Funding Date, the respective representation and warranty shall be required to be true and correct in all material respects at the time the respective action is taken (or was required to be taken) in accordance with the foregoing provisions of this Section 11.19 and (y) all representations and warranties relating to the Security Documents shall be required to be true immediately after the actions required to be taken by Section 11.19 have been taken (or were required to be taken). The parties hereto acknowledge and agree that the failure to take any of the actions required above, within the relevant time periods required above, shall give rise to an immediate Event of Default pursuant to this Agreement.

11.20.     Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Credit Document, the interest paid or agreed to be paid under the Credit Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

SECTION 12.     Parent Guaranty.

12.01.     Guaranty. In order to induce the Administrative Agent and the Lenders to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by Parent from the proceeds of the Loans, Parent hereby agrees with the Guaranteed Creditors as follows: Parent hereby unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the Guaranteed Obligations of the Borrowers to the Guaranteed Creditors. If any or all of the Guaranteed Obligations of the Borrowers to the Guaranteed Creditors becomes due and payable hereunder, Parent, unconditionally and irrevocably, promises to pay such indebtedness to the Administrative Agent and/or the other Guaranteed Creditors, or order, on demand, together with any and all expenses which may be incurred by the Administrative Agent and the other Guaranteed Creditors in collecting any of the Guaranteed Obligations. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including any Borrower), then and in such event Parent agrees that any such judgment, decree, order, settlement or compromise shall be binding upon Parent, notwithstanding any revocation of this Parent Guaranty or other instrument evidencing any liability of any Borrower, and Parent shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

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12.02.     Bankruptcy. Additionally, Parent unconditionally and irrevocably guarantees the payment of any and all of the Guaranteed Obligations to the Guaranteed Creditors whether or not due or payable by any Borrower upon the occurrence of any of the events specified in Section 9.05, and irrevocably and unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, in lawful money of the United States.

12.03.     Nature of Liability. The liability of Parent hereunder is primary, absolute and unconditional, exclusive and independent of any security for or other guaranty of the Guaranteed Obligations, whether executed by any other guarantor or by any other party, and the liability of Parent hereunder shall not be affected or impaired by (a) any direction as to application of payment by any Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by any Borrower, or (e) any payment made to any Guaranteed Creditor on the Guaranteed Obligations which any such Guaranteed Creditor repays to any Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and Parent waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, or (f) any action or inaction by the Guaranteed Creditors as contemplated in Section 12.05, or (g) any invalidity, irregularity or enforceability of all or any part of the Guaranteed Obligations or of any security therefor.

12.04.     Independent Obligation. The obligations of Parent hereunder are independent of the obligations of any other guarantor, any other party or any Borrower, and a separate action or actions may be brought and prosecuted against Parent whether or not action is brought against any other guarantor, any other party or any Borrower and whether or not any other guarantor, any other party or any Borrower be joined in any such action or actions. Parent waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by any Borrower or other circumstance which operates to toll any statute of limitations as to such Borrower shall operate to toll the statute of limitations as to Parent.

12.05.     Authorization. Parent authorizes the Guaranteed Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

(a)           change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the principal amount thereof or the rate of interest or fees thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and this Parent Guaranty shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

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(b)           take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, impair, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

(c)           exercise or refrain from exercising any rights against any Borrower, any other Credit Party or others or otherwise act or refrain from acting;

(d)           release or substitute any one or more endorsers, guarantors, any Borrower, other Credit Parties or other obligors;

(e)           settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Borrower to its creditors other than the Guaranteed Creditors;

(f)            apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of any Borrower to the Guaranteed Creditors regardless of what liability or liabilities of such Borrower remain unpaid;

(g)           consent to or waive any breach of, or any act, omission or default under, this Agreement, any other Credit Document or any Other Hedging Agreement or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement, any other Credit Document or any Other Hedging Agreement or any of such other instruments or agreements; and/or

(h)           take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of Parent from its liabilities under this Parent Guaranty.

12.06.     Reliance. It is not necessary for any Guaranteed Creditor to inquire into the capacity or powers of Parent or any of its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

12.07.     Subordination. Any indebtedness of any Borrower now or hereafter owing to Parent is hereby subordinated to the Guaranteed Obligations owing to the Guaranteed Creditors; and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness of such Borrower to Parent shall be collected, enforced and received by Parent for the benefit of the Guaranteed Creditors and be paid over to the Administrative Agent on behalf of the Guaranteed Creditors on account of the Guaranteed Obligations to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of Parent under the other provisions of this Parent Guaranty. Prior to the transfer by Parent of any note or negotiable instrument evidencing any such indebtedness of any Borrower to Parent, Parent shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, Parent hereby agrees with the Guaranteed Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Parent Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

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12.08.     Waiver. (a)  Parent waives any right (except as shall be required by applicable statute and cannot be waived) to require any Guaranteed Creditor to (i) proceed against any Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from any Borrower, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor’s power whatsoever. Parent waives any defense based on or arising out of any defense of any Borrower, any other guarantor or any other party, other than payment of the Guaranteed Obligations to the extent of such payment, based on or arising out of the disability of any Borrower, Parent, any other guarantor or any other party, or the validity, legality or unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower other than payment of the Guaranteed Obligations to the extent of such payment. The Guaranteed Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against any Borrower or any other party, or any security, without affecting or impairing in any way the liability of Parent hereunder except to the extent the Guaranteed Obligations have been paid. Parent waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Parent against any Borrower or any other party or any security.

(b)           Parent waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Parent Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. Parent assumes all responsibility for being and keeping itself informed of the Borrowers’ financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which Parent assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any of the other Guaranteed Creditors shall have any duty to advise Parent of information known to them regarding such circumstances or risks.

(c)           Until such time as the Guaranteed Obligations have been paid in full in cash, Parent hereby waives all rights of subrogation which it may at any time otherwise have as a result of this Parent Guaranty (whether contractual, under Section 509 of the Bankruptcy Code, or otherwise) to the claims of the Guaranteed Creditors against any Borrower or any other guarantor of the Guaranteed Obligations and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from any Borrower or any other guarantor which it may at any time otherwise have as a result of this Parent Guaranty.

(e)           Parent warrants and agrees that each of the waivers set forth above is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law of public policy, such waivers shall be effective only to the maximum extent permitted by law.

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12.09.     Payments. All payments made by Parent pursuant to this Section 12 shall be made in Dollars and will be made without setoff, counterclaim or other defense, and shall be subject to the provisions of Sections 4.03 and 4.04.

12.10.     Maximum Liability. It is the desire and intent of Parent and the Guaranteed Creditors that this Parent Guaranty shall be enforced against Parent to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of Parent under this Parent Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of Parent’s obligations under this Parent Guaranty shall be deemed to be reduced and Parent shall pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable law.

SECTION 13.     Material Contract Collateral Loans Purchase Option.

13.01.     Administrative Agent’s Notice. If either (a) the Loans have been accelerated or (b) the Required Lenders have instructed the Administrative Agent to foreclose or otherwise act against the Material Contract Collateral, the Administrative Agent shall promptly give Apache notice thereof (the “Administrative Agent’s Notice”), which notice shall specify that Apache shall have the option, but not the obligation, to purchase from the Lenders all, but not less than all, of the Loans relating to the Material Contract Collateral, which shall be limited to $15,000,000 of the principal amount of the Loans (the “Material Contract Collateral Loans”) of each Lender, by giving a written notice (the “Purchase Notice”) to each Lender and the Administrative Agent no later than the 5th Business Day after receipt by Apache of the Administrative Agent’s Notice. A Purchase Notice once delivered shall be irrevocable.

13.02.     Purchase Option Closing. The right of Apache to purchase the Material Contract Collateral Loans shall be subject to the satisfaction in full of the following conditions: (A) the purchase of the Material Contract Collateral Loans by Apache shall occur on the date specified by Apache in the Purchase Notice, which shall not be less than 3 Business Days nor more than 5 Business Days after the receipt by the Lenders and the Administrative Agent of the Purchase Notice (the “Purchase Option Closing Date”), (B) Apache shall purchase all, but not less than all, of the Material Contract Collateral Loans for the Purchase Price (as defined in clause (iii) below), such Purchase Price to be paid in immediately available funds in the manner contemplated in Section 13.03 below; (C) such purchase and sale shall be made expressly without representation or warranty of any kind by, and without recourse to, the Administrative Agent or any Lender, except that a condition precedent to any obligation of Apache to purchase the Material Contract Collateral Loans shall be Apache’s receipt of a written representation and warranty by the Administrative Agent that the Lenders have good title to the Material Contract Collateral Loans they are selling to Apache, free and clear of all liens, encumbrances and other adverse claims, and are entitled to sell the Material Contract Collateral Loans to Apache; (D) such purchase and sale shall be effected pursuant to the procedure set forth in Section 11.04 for the assignment of Loans; and (E) at the option of Apache, Apache and the Borrowers shall enter into a new credit agreement to document the indebtedness of the Borrowers to Apache with respect to the Material Contract Collateral Loans purchased by Apache, and the Borrowers and the Administrative Agent shall enter into such amendments to this Agreement as are necessary to reflect such new credit agreement.

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13.03.     Purchase Price. On the Purchase Option Closing Date, Apache shall pay to each Lender as the purchase price for the Material Contract Collateral Loans of such Lender purchased by Apache an amount equal to such Lender’s pro rata share of the sum of (A) the aggregate principal amount of the Material Contract Collateral Loans then outstanding and unpaid (together with interest, fees, any matured indemnities and expenses, including reasonable attorneys’ fees and legal expenses), plus (B) all early termination fees, prepayment fees, breakage costs or similar fees (including, without limitation, the Prepayment Premium, if any) that would be due and payable if the Material Contract Collateral Loans were prepaid in full by the Borrowers on the date that Apache purchases the Material Contract Collateral Loans from the Lenders (the “Purchase Price”), by wire transfer of immediately available funds to such bank accounts of the Administrative Agent and each Lender, respectively, as the Administrative Agent and each such Lender may designate in writing to Apache for such purpose. For purposes of determining the Purchase Price, interest and fees shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by Apache to the applicable bank account designated by the Administrative Agent and each Lender are received in such bank account prior to 1:00 p.m., New York City time, and interest and fees shall be calculated to and including such Business Day if the amounts so paid by Apache to the applicable bank account designated by the Administrative Agent and each Lender are received in such bank account on such Business Day but later than 1:00 p.m., New York City time.

13.04.     Transfer of the Material Contract Collateral to Apache. Effective immediately upon the Material Contract Collateral Loans being purchased by Apache pursuant to this Section 13, (x) the Collateral Agent shall execute and deliver to Apache any documentation necessary to transfer and assign to Apache all rights of the Collateral Agent and the Lenders with respect to the security interest in the Material Contact Collateral and (y) Apache shall execute and deliver to the Collateral Agent any documentation necessary to transfer and assign to the Collateral Agent, for the benefit of the Lenders, all rights of Apache with respect to the security interest in all Collateral other than the Material Contact Collateral.

13.05.     Third Party Beneficiary. Apache will not have the rights of a third party beneficiary under this Agreement or this Section 13; provided however that the Lenders and the Administrative Agent agree that the Administrative Agent will, if requested by Apache, amend this Agreement to provide Apache with the rights of a third party beneficiary with respect to this Section 13.

* * *

115

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:

SAExploration HOLDINGS, INC.,
as Parent

By:	/s/ Brent Whiteley
Name: Brent Whiteley
Title: Chief Operating Officer, Chief
Financial Officer and Secretary

SAExploration, Inc., as a Borrower

By:	/s/ Brent Whiteley
Name: Brent Whiteley
Title: Chief Operating Officer, Chief
Financial Officer and Secretary

SAExploration Seismic Services
(US), LLC, as a Borrower

By:	/s/ Brent Whiteley
Name: Brent Whiteley
Title: Chief Operating Officer, Chief
Financial Officer and Secretary

NES, LLC, as a Borrower

By:	/s/ Brent Whiteley
Name: Brent Whiteley
Title: Chief Operating Officer, Chief
Financial Officer and Secretary

1

CP ADMIN CO LLC,
Individually and as Administrative Agent

By:	/s/ Jonathan Tunis
Name: Jonathan Tunis
Title: Authorized Signatory

CP ADMIN CO LLC,
as Lead Arranger

By:	/s/ Jonathan Tunis
Name: Jonathan Tunis
Title: Authorized Signatory

2

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG SAExploration, Inc., SAExploration Seismic Services (US), LLC, NES, LLC, the Lenders party hereto from time to time, CP Admin Co LLC, as Administrative Agent, and CP Admin Co LLC, as Lead Arranger

[***]

By:	/s/ [***]
Name:
Title:

3

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG SAExploration, Inc., SAExploration Seismic Services (US), LLC, NES, LLC, the Lenders party hereto from time to time, CP Admin Co LLC, as Administrative Agent, and CP Admin Co LLC, as Lead Arranger

[***]

By:	[***]

By:	/s/ [***]
Name: [***]
Title: [***]

4

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG SAExploration, Inc., SAExploration Seismic Services (US), LLC, NES, LLC, the Lenders party hereto from time to time, CP Admin Co LLC, as Administrative Agent, and CP Admin Co LLC, as Lead Arranger

[***]

By:	[***]

By:	/s/ [***]
Name: [***]
Title: [***]

5

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG SAExploration, Inc., SAExploration Seismic Services (US), LLC, NES, LLC, the Lenders party hereto from time to time, CP Admin Co LLC, as Administrative Agent, and CP Admin Co LLC, as Lead Arranger

[***]

By:	[***]

By:	/s/ [***]
Name: [***]
Title: [***]

6

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG SAExploration, Inc., SAExploration Seismic Services (US), LLC, NES, LLC, the Lenders party hereto from time to time, CP Admin Co LLC, as Administrative Agent, and CP Admin Co LLC, as Lead Arranger

[***]

By:	/s/ [***]
Name: [***]
Title: [***]

By:	/s/ [***]
Name: [***]
Title: [***]

7

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG SAExploration, Inc., SAExploration Seismic Services (US), LLC, NES, LLC, the Lenders party hereto from time to time, CP Admin Co LLC, as Administrative Agent, and CP Admin Co LLC, as Lead Arranger

[***]

By:	/s/ [***]
Name:
Title:

8

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG SAExploration, Inc., SAExploration Seismic Services (US), LLC, NES, LLC, the Lenders party hereto from time to time, CP Admin Co LLC, as Administrative Agent, and CP Admin Co LLC, as Lead Arranger

[***]

By:	/s/ [***]
Name: [***]
Title: [***]

9

Schedule I-A

COMMITMENTS

All Lenders	Initial Commitments	Allocation of Purchase Price

TOTAL:	$80,000,000	$78,950,000

Schedule I-B

Investment Warrants and Allocation of Purchase Price

All Lenders	Investment Warrants	Allocation of Purchase Price

TOTAL:	Warrants for 1% of common stock of Parent, on a fully diluted basis.	$1,050,000

1

Schedule XII

POST CLOSING ACTIONS

:

1.	UCC Filings; Filings with respect to Intellectual Property; etc. Not later than one day after the Funding Date, Parent and its Subsidiaries shall have filed (or cause to have filed) all of such Financing Statements (Form UCC-1) and any filings with the United States Patent and Trademark Office or the United States Copyright Office necessary to perfect the security interest purported to be created by the Security Agreement or the Pledge Agreement, as the case may be.

2.	Landlord Waivers; etc. Each Credit Party shall use its commercially reasonable efforts to promptly deliver, fully executed landlord waivers and/or bailee agreements in respect of those Leaseholds of Parent or any of its Subsidiaries designated as “Leaseholds Subject to Landlord Waivers” on Schedule III, each of which landlord waivers and/or bailee agreements shall be in form and substance reasonably satisfactory to the Collateral Agent;

3.	Lockbox Accounts. Each Credit Party shall take the actions set forth in Section 8.18 within 60 days after the Funding Date.

4.	Control Agreements. Each Credit Party shall take the actions set forth in Section 8.17 within 5 days after the Funding Date.

5.	Singapore Pledge Agreement. Not later than 45 days after the Funding Date, SAE shall have executed and delivered a pledge agreement in form and substance satisfactory to the Administrative Agent whereby SAE shall pledge 65% of the shares of Southeast Asian Exploration Pte., Ltd., a company organized under the laws of Singapore (“SAE Singapore”), and SAE shall have delivered such other documents related thereto as the Administrative Agent shall reasonably request.

6.	Ratification of Actions in Peru. Not later than 15 days after the Funding Date, SAE shall have (a) executed and delivered a document signed by the members of its Board of Directors ratifying the execution and delivery by its Peruvian branch of the Peruvian Pledge Agreement, (b) caused such ratification to be notarized and apostilled in a manner reasonably satisfactory to Peruvian counsel to the Administrative Agent, and (c) caused such ratification document registered with a Public Registry of Lima, Peru, all of such steps to be reasonably satisfactory to Peruvian counsel to the Administrative Agent.

7.	Shareholders’ Agreement. Within six months after the Funding Date, Parent shall have entered into a Shareholders’ Agreement with its shareholders, which must be satisfactory to the Administrative Agent in its sole discretion in accordance with Section 8.12(i).

ii

8.	Motor Vehicles. Parent and the Borrowers shall have taken the actions set forth in Section 3.14 of the Security Agreement within 45 days after the Funding Date.

9.	Insurance. Parent shall deliver the D&O Insurance policy of the Credit Parties within 10 days after the Funding Date and shall deliver all other insurance policies within 20 days after the Funding Date. Not later than 120 days after the Funding Date, the Credit Parties shall establish and maintain business interruption and contingent business interruption insurance in an amount and in a manner reasonably satisfactory to the Administrative Agent.

10.	Intercompany Global Note. Parent shall cause each of SAExploration (Australia) Pty. Ltd., Southeast Asian Exploration Pte., Ltd. and SAExploration (Brasil) Serviços Sísmicos Ltda. to execute and deliver a joinder to the Intercompany Global Note within 45 days of the Funding Date.

11.	Colombian Confirmatory Payoff Letters. Not later than 5 days after the Funding Date, Parent shall deliver to Administrative Agent confirmatory payoff letters from the applicable lending banks stating that each of the loans set forth in clauses (i) through (x) of the definition of “Indebtedness Agreements to be Repaid” has been paid in full and that all obligations thereunder have been released.

iii

TABLE OF CONTENTS

		Page

SECTION 1.	Definitions and Accounting Terms	1

1.01.	Defined Terms	1

SECTION 2.	Amount and Terms of Credit	26

2.01.	The Commitments; Funding	26
2.02.	Notes	27
2.03.	Interest	27
2.04.	Increased Costs, Illegality, etc.	28
2.05.	Compensation	29
2.06.	Change of Lending Office	29
2.07.	Replacement of Lenders	30
2.08.	Allocation of Purchase Price	31
2.09.	Incremental Loans	31

SECTION 3.	Fees; Prepayment Premiums	32

3.01.	Fees	32
3.02.	Prepayment Premiums	32

SECTION 4.	Prepayments; Payments; Taxes	33

4.01.	Voluntary Prepayments	33
4.02.	Mandatory Repayments	33
4.03.	Method and Place of Payment	37
4.04.	Net Payments	38

SECTION 5.	Conditions Precedent to the Loans	39

5.01.	Funding Date; Notes	39
5.02.	Officer’s Certificate	40
5.03.	Opinions of Counsel	40
5.04.	Company Documents; Proceedings; etc.	40
5.05.	Employee Benefit Plans; Shareholders’ Agreements; Management Agreements; Employment Agreements; Non-Compete Agreements; Collective Bargaining Agreements; Tax Sharing Agreements; Existing Indebtedness Agreements	40
5.06.	Intercompany Canadian Note	41
5.07.	Consummation of the Refinancing	42
5.08.	Adverse Change, Approvals	42
5.09.	Litigation	43
5.10.	Subsidiaries Guaranty; Intercompany Notes	43
5.11.	Pledge Agreement	43
5.12.	Security Agreement	43

i

5.13.	Foreign Security Agreements	44
5.14.	Capitalization Information	45
5.15.	Organization Chart	45
5.16.	Financial Statements; Pro Forma Balance Sheet; Projections	45
5.17.	Solvency Certificate; Insurance Certificates, etc.	45
5.18.	Fees, etc.	45
5.19.	Notice of Borrowing	46
5.20.	Due Diligence	46
5.21.	Investment Warrants	46
5.22.	Funding Date	46

SECTION 6.	Representations, Warranties and Agreements	47

6.01.	Company Status	47
6.02.	Power and Authority	47
6.03.	No Violation	47
6.04.	Approvals	48
6.05.	Financial Statements; Financial Condition; Undisclosed Liabilities; Projections	48
6.06.	Litigation	50
6.07.	True and Complete Disclosure	50
6.08.	Use of Proceeds; Margin Regulations	50
6.09.	Tax Returns and Payments	50
6.10.	Compliance with ERISA	51
6.11.	Security Documents	52
6.12.	Properties	52
6.13.	Capitalization	53
6.14.	Subsidiaries	53
6.15.	Compliance with Statutes, etc.	54
6.16.	Investment Company Act	54
6.17.	Insurance	54
6.18.	Environmental Matters	54
6.19.	Employment and Labor Relations	55
6.20.	Intellectual Property, etc.	55
6.21.	Indebtedness	55
6.22.	Representations and Warranties in Other Documents	55
6.23.	Subordination	56
6.24.	Holding Company Activities	56

SECTION 7.	Affirmative Covenants	56

7.01.	Information Covenants	56
7.02.	Books, Records and Inspections; Annual Meetings	60
7.03.	Maintenance of Property; Insurance	60
7.04.	Existence; Franchises	61
7.05.	Compliance with Statutes, etc.	61
7.06.	Compliance with Environmental Laws	62
7.07.	ERISA	63

ii

7.08.	End of Fiscal Years; Fiscal Quarters	64
7.09.	Performance of Obligations	64
7.10.	Payment of Taxes	64
7.11.	Use of Proceeds	64
7.12.	Additional Security; Further Assurances; etc.	64
7.13.	Ownership of Subsidiaries; etc.	65
7.14.	Contributions	66
7.15.	Permitted Acquisitions	66
7.16.	Foreign Subsidiaries Security	67
7.17.	Maintenance of Company Separateness	68
7.18.	Kuukpik Joint Venture	68
7.19.	Intercompany Canadian Note	68

SECTION 8.	Negative Covenants	68

8.01.	Liens	69
8.02.	Consolidation, Merger, Purchase or Sale of Assets, etc.	72
8.03.	Dividends	74
8.04.	Indebtedness	76
8.05.	Advances, Investments and Loans	78
8.06.	Transactions with Affiliates	82
8.07.	Capital Expenditures	82
8.08.	Debt Service Coverage Ratio	83
8.09.	Reserved	84
8.10.	Net Leverage Ratio	84
8.11.	Total Leverage Ratio	84
8.12.	Modifications of the Existing Shareholders Notes; Certificate of Incorporation, By-Laws and Certain Other Agreements; Limitations on Voluntary Payments, etc.	85
8.13.	Limitation on Certain Restrictions on Subsidiaries	86
8.14.	Limitation on Issuance of Equity Interests	86
8.15.	Business; etc.	87
8.16.	Limitation on Creation of Subsidiaries	87
8.17.	Certain Deposit Accounts	88
8.18.	Lockbox Accounts	88

SECTION 9.	Events of Default	88

9.01.	Payments	88
9.02.	Representations, etc.	88
9.03.	Covenants	88
9.04.	Default Under Other Agreements	89
9.05.	Bankruptcy, etc.	89
9.06.	ERISA	90
9.07.	Security Documents	90
9.08.	Guaranties	90
9.09.	Judgments	91
9.10.	Change of Control	91
9.11.	Material Adverse Effect	91

iii

SECTION 10.	The Administrative Agent	91

10.01.	Appointment	91
10.02.	Nature of Duties	92
10.03.	Lack of Reliance on the Administrative Agent. (a)	92
10.04.	Certain Rights of the Administrative Agent	93
10.05.	Reliance	94
10.06.	Indemnification	94
10.07.	The Administrative Agent in its Individual Capacity	94
10.08.	Holders	95
10.09.	Resignation by the Administrative Agent	95
10.10.	Collateral Matters	96
10.11.	Delivery of Information	97
10.12.	Delegation of Duties	97

SECTION 11.	Miscellaneous	98

11.01.	Payment of Expenses, etc.	98
11.02.	Right of Setoff	99
11.03.	Notices	99
11.04.	Benefit of Agreement; Assignments; Participations	100
11.05.	No Waiver; Remedies Cumulative	102
11.06.	Payments Pro Rata	102
11.07.	Calculations; Computations	103
11.08.	GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL	103
11.09.	Counterparts	104
11.10.	Effectiveness	104
11.11.	Headings Descriptive	105
11.12.	Amendment or Waiver; etc.	105
11.13.	Survival	106
11.14.	Domicile of Loans	107
11.15.	Register	107
11.16.	Confidentiality	107
11.17.	Special Provisions Regarding Pledges of Equity Interests in, and Promissory Notes Owed by, Persons Not Organized in the United States or Pledged over Assets not located in the United States	109
11.18.	Patriot Act	109
11.19.	Post-Closing Actions	110
11.20.	Interest Rate Limitation	110

SECTION 12.	Parent Guaranty	110

12.01.	Guaranty	110
12.02.	Bankruptcy	111
12.03.	Nature of Liability	111
12.04.	Independent Obligation	111

iv

12.05.	Authorization	111
12.06.	Reliance	112
12.07.	Subordination	112
12.08.	Waiver	113
12.09.	Payments	114
12.10.	Maximum Liability	114

SECTION 13.	Material Contract Collateral Loans Purchase Option	114

13.01.	Administrative Agent’s Notice	114
13.02.	Purchase Option Closing	114
13.03.	Purchase Price	115
13.04.	Transfer of the Material Contract Collateral to Apache	115
13.05.	Third Party Beneficiary	115

v

SCHEDULE I-A	Commitments
SCHEDULE I-B	Investment Warrants
SCHEDULE II	Reserved
SCHEDULE III	Real Property
SCHEDULE IV	Plans
SCHEDULE V	Subsidiaries
SCHEDULE VI	Existing Indebtedness
SCHEDULE VII	Insurance
SCHEDULE VIII	Existing Liens
SCHEDULE IX	Existing Investments
SCHEDULE X	Material Contract Collateral
SCHEDULE XI	Capitalization
SCHEDULE XII	Post-Closing Actions

EXHIBIT A	Form of Notice of Borrowing
EXHIBIT B	Form of Note
EXHIBIT C	Reserved
EXHIBIT D	Form of Section 4.04(b)(ii) Certificate
EXHIBIT E	Form of Opinion of Strasburger & Price S.C., counsel to the Credit Parties
EXHIBIT F	Form of Officers’ Certificate
EXHIBIT G	Form of Subsidiaries Guaranty
EXHIBIT H	Form of Pledge Agreement
EXHIBIT I-1	Form of Security Agreement
EXHIBIT I-2	Form of Colombian Security Agreement
EXHIBIT I-3	Form of Peruvian Security Agreement
EXHIBIT J	Form of Solvency Certificate
EXHIBIT K	Form of Compliance Certificate
EXHIBIT L	Form of Assignment and Assumption Agreement
EXHIBIT M	Form of Intercompany Note

vi